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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

VIVUS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

VIVUS, INC.
900 E. Hamilton Avenue, Suite 550
Campbell, CA 95008

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on September 7, 2018

TO OUR STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of VIVUS, Inc., a Delaware corporation, (sometimes referred to herein as the Company), will be held on Friday, September 7, 2018, at 8:00 a.m., local time, at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153 for the following purposes:

  1.
  To elect seven directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.

  2.
  To approve, on a non-binding advisory basis, the compensation of our named executive officers.

  3.
  To ratify the appointment of OUM & Co. LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

  4.
  To approve the 2018 Equity Incentive Plan.

  5.
  To approve an amendment and restatement of our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our Common Stock at a ratio in the range of 1:2 to 1:10, such ratio to be determined in the discretion of our board of directors.

  6.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on July 27, 2018 are entitled to notice of and to vote at the Annual Meeting.

By order of the Board of Directors

John Amos Chief Executive Officer

Campbell, California
August 1, 2018

 YOUR VOTE IS IMPORTANT

        ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO VOTE BY TELEPHONE, BY THE INTERNET OR BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF SUCH STOCKHOLDER HAS RETURNED A PROXY. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BANK, BROKER OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER.

        Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on September 7, 2018. The Notice of Annual Meeting of Stockholders, the Proxy Statement and our 2017 Annual Report are available electronically at www.edocumentview.com/VVUS. You are encouraged to access and review all of the important information contained in the Proxy Materials before voting.

i

ii

VIVUS, INC.
PROXY STATEMENT FOR THE 2018
ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION CONCERNING THE ANNUAL MEETING

        The enclosed Proxy is solicited on behalf of the Board of Directors (the "Board") of VIVUS, Inc., a Delaware corporation (the "Company"), for use at our Annual Meeting of Stockholders (the "Annual Meeting") to be held on September 7, 2018, at 8:00 a.m. (local time), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153.

        We are sending the Notice of Annual Meeting of Stockholders, this Proxy Statement, our 2017 Annual Report (collectively, the "Proxy Materials") and a form of Proxy Card or Voting Instruction Form, as applicable, to all stockholders entitled to vote at the Annual Meeting on or about August 9, 2018. Our principal executive office is located at 900 E. Hamilton Avenue, Suite 550, Campbell, CA 95008. Our telephone number is (650) 934-5200. Our website is www.vivus.com. We make our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, proxy statements and other information filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Securities and Exchange Commission (the "SEC"), available, free of charge, on our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND
OUR 2018 ANNUAL MEETING OF STOCKHOLDERS

Q:
Why am I receiving these materials?

A:
The Board is providing these Proxy Materials to you in connection with our Annual Meeting, which will take place on September 7, 2018. As a stockholder of record or beneficial holder as of the close of business on July 27, 2018 (the "Record Date"), you are invited to attend the Annual Meeting and are entitled to, and requested to, vote your shares on the proposals described in this Proxy Statement.

Q:
What information is contained in these materials?

A:
The information included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and our named executive officers, and certain other required information, including our 2017 Annual Report, which includes our audited consolidated financial statements.

Q:
What proposals will be voted on at the Annual Meeting?

A:
There will be five proposals presented to the stockholders for consideration at the Annual Meeting:

•
the election to the Board of seven director nominees (Proposal No. 1);

•
the approval of a non-binding advisory resolution on the compensation of our named executive officers (Proposal No. 2);

  •
  the ratification of the appointment of OUM & Co. LLP ("OUM") as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2018 (Proposal No. 3);

  •
  the approval of the 2018 Equity Incentive Plan (Proposal No. 4); and

  •
  the approval of an amendment and restatement of our Amended and Restated Certificate of Incorporation (the "Charter") to effect a reverse stock split of our common stock, par value $0.001 (the "Common Stock"), at a ratio in the range of 1:2 to 1:10, such ratio to be determined in the discretion of our Board (Proposal No. 5).

Q:
How does the Board recommend I vote on these proposals?

A:
Our Board recommends that you vote your shares:

•
"FOR" all seven of the Board's director nominees named in this Proxy Statement (Proposal No. 1);

•
"FOR" the proposal regarding the non-binding advisory approval of the compensation of our named executive officers (Proposal No. 2);

•
"FOR" the ratification of the appointment of OUM as our independent registered public accounting firm (Proposal No. 3);

•
"FOR" the approval of the 2018 Equity Incentive Plan (Proposal No. 4); and

•
"FOR" the approval of an amendment and restatement of our Charter to effect a reverse stock split of our Common Stock at a ratio in the range of 1:2 to 1:10, such ratio to be determined in the discretion of our Board (Proposal No. 5).

Q:
Who is entitled to vote?

A:
Stockholders of record at the close of business on July 27, 2018, the Record Date, are entitled to notice of and to vote at the Annual Meeting.

Q:
How many shares can vote?

A:
At the Record Date, approximately 106,225,236 shares of our Common Stock were issued and outstanding and held of record by approximately 2,768 stockholders. At the Record Date, we did not have any shares of Preferred Stock outstanding.

Q:
What shares can I vote?

A:
You may vote all of the VIVUS shares owned by you as of the close of business on the Record Date. Each stockholder is entitled to one vote for each share held as of the Record Date on all matters presented at the Annual Meeting. Stockholders will not be entitled to cumulate their votes in the election of directors.

  A list of stockholders entitled to vote at the Annual Meeting will be available during ordinary business hours at 900 E. Hamilton Avenue, Suite 550, Campbell, CA 95008 for a period of at least 10 days prior to the Annual Meeting.

Q:
What is the difference between a "beneficial holder" and a "stockholder of record"?

A:
Whether you are a "beneficial holder" or a "stockholder of record" with respect to your shares depends on how you hold your shares:

•
Beneficial Holders:    Most stockholders hold their shares through a broker, bank or other nominee (that is, in "street name") rather than directly in their own names. If you hold shares in street name, you are a "beneficial holder" of those shares, and the Proxy Materials will be forwarded to you by your broker, bank or other nominee. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account.

•
Stockholders of Record:    If you hold shares directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the "stockholder of record" with respect to those shares, and the Proxy Materials have been sent directly to you by us.

Q:
Can I attend the Annual Meeting? What do I need for admission?

A:
You are entitled to attend the Annual Meeting if you were a stockholder of record or a beneficial holder as of the close of business on the Record Date, or you hold a valid legal proxy for the Annual Meeting.

  If you are a stockholder of record, your name will be verified against the list of stockholders of record prior to your being admitted to the Annual Meeting. You should be prepared to present government-issued photo identification for admission. If you are a beneficial holder, you will need to provide proof of beneficial ownership on the Record Date, such as a brokerage account statement showing that you owned our stock as of the Record Date, a copy of the Voting Instruction Form provided by your broker, bank or other nominee, a legal proxy or other similar evidence of ownership as of the Record Date, as well as your government-issued photo identification, for admission. If you do not provide proper photo identification or comply with the other procedures outlined above upon request, you may not be admitted to the Annual Meeting.

  You may obtain directions to the Annual Meeting by contacting our Corporate Secretary via email at corporatesecretary@vivus.com, via telephone at 650-934-5200, via fax at 650-934-5389 or via mail to VIVUS, Inc., 900 E. Hamilton Avenue, Suite 550, Campbell, CA 95008, Attention: Corporate Secretary.

Q:
How can I vote my shares in person at the Annual Meeting?

A:
If you are a stockholder of record, you have the right to vote your shares in person at the Annual Meeting. If you choose to do so, you can vote using the ballot provided at the meeting or by submitting at the meeting the Proxy Card enclosed with the Proxy Materials you received. If you are a beneficial holder of our shares, and therefore not the stockholder of record, you may not vote those shares in person at the Annual Meeting unless you obtain a "legal proxy" from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the meeting using the ballot provided at the meeting.

  Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described in the answer to the question immediately below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:
If I am a stockholder of record on the Record Date, how can I vote my shares without attending the Annual Meeting?

A:
Even if you plan to attend the Annual Meeting, we recommend that you vote in advance of the Annual Meeting. You may vote in advance of the Annual Meeting by any of the following methods:

•
Vote by Mail.    If you are a stockholder of record (that is, if you hold our shares in your own name), you may vote by completing, signing and dating the Proxy Card where indicated and by mailing or otherwise returning the Proxy Card in the envelope provided to you. You should sign your name exactly as it appears on the Proxy Card. If you are signing in a representative capacity (for example, as a guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity. The Proxy Card should be returned in the envelope provided to you and should be received by the Company before Friday, September 7, 2018.

•
Vote by Internet or Telephone.    If you are a stockholder of record (that is, if you hold your shares in your own name), you may vote by the Internet by logging on to the website listed on the Proxy Card, entering your control number located on the Proxy Card and voting by following the on-screen prompts. You may also vote by telephone by calling the toll-free touchtone voting number listed on the Proxy Card, entering your control number located on the Proxy Card and following the touchtone prompts. If you vote by the Internet or by telephone, you do not need to return your Proxy Card to the Company. Internet and telephone voting facilities will close at 11:59 p.m. (Eastern Time) on Thursday, September 6, 2018 for the voting of shares held by stockholders of record.

  Your vote is important and we strongly encourage you to vote your shares by following the instructions provided on the Proxy Card or Voting Instruction Form. Please vote promptly.

Q:
If my shares are registered in the name of a broker or other agent on the Record Date, how can I vote my shares without attending the Annual Meeting?

A:
As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You should have received a Voting Instruction Form with these Proxy Materials from that organization rather than from us. Simply complete and mail the Voting Instruction Form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank, if applicable. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these Proxy Materials, or contact your broker or bank to request a proxy form.

Q:
What does it mean if I receive more than one Proxy Card or Voting Instruction Form?

A:
If your shares are registered differently or are in more than one account, you will receive a Proxy Card or Voting Instruction Form for each account. To ensure that all of your shares are voted, please follow the instructions you receive for each account to complete, sign, date and return each Proxy Card or Voting Instruction Form you receive or to submit your Proxy or voting instructions by telephone or over the Internet.

Q:
How will my shares be voted if I do not provide specific voting instructions in the Proxy Card or Voting Instruction Form that I submit?

A:
If you, as the stockholder of record, submit a Proxy Card without giving specific voting instructions on one or more matters listed in the Notice of Annual Meeting of Stockholders, then John Amos and John L. Slebir, the proxy holders designated by our Board (the "Proxy Holders"), who are executive officers of our Company, will vote your shares "FOR" the election of each of the director nominees in Proposal 1, "FOR" the advisory approval of our named executive officers' compensation, "FOR" the ratification of the selection of OUM as our independent registered public accounting firm for fiscal year 2018, "FOR" the approval of the 2018 Equity Incentive Plan and "FOR" the approval of an amendment and restatement of our Charter to effect a reverse stock split of our Common Stock, all as recommended by our Board on such matters.

  If you, as the beneficial owner, mail in your Voting Instruction Form, but do not provide voting instructions, the broker or nominee may vote the shares with respect to matters that are considered to be "routine," but may not vote the shares with respect to "non-routine" matters. See "What effect do withhold votes, abstentions and broker non-votes have on the proposals?" below for more information concerning the effect of withhold votes, abstentions and broker non-votes.

Q:
Can I change my vote or revoke my Proxy?

A:
You may change your vote or revoke your Proxy at any time before your Proxy is voted at the Annual Meeting.

•
If you are a stockholder of record, you may change your vote or revoke your Proxy by: (1) delivering to VIVUS, Inc., 900 E. Hamilton Avenue, Suite 550, Campbell, CA 95008, Attention: Corporate Secretary, a written notice of revocation of your Proxy; (2) submitting an authorized Proxy bearing a later date using one of the alternatives described above under "If I am a stockholder of record on the Record Date, how can I vote my shares without attending the Annual Meeting?"; or (3) attending the Annual Meeting and voting in person. Attendance at the meeting in and of itself, without voting in person at the meeting, will not cause your previously granted Proxy to be revoked.

•
If you are a beneficial holder, you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the Annual Meeting, by attending the meeting and voting in person.

  Please note that the submission of a later dated Proxy Card or Voting Instruction Form will revoke any Proxy or voting instructions you may have previously submitted by telephone, over the Internet or by mail.

Q:
How many shares must be present or represented to conduct business at the Annual Meeting?

A:
Holders of a majority of the outstanding shares entitled to vote must be present, in person or by Proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. Votes cast by Proxy or in person at the Annual Meeting will be tabulated by the Inspector of Election, who will be a representative of Computershare Trust Company, N.A., to determine whether or not a quorum is present. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum. See "What effect do withhold votes, abstentions and broker non-votes have on the proposals?" below for more information concerning the effect of withhold votes, abstentions and broker non-votes.

Q:
What if a quorum is not present at the Annual Meeting?

A:
If the shares present, in person and by Proxy, at the Annual Meeting do not constitute the required quorum, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum. If a quorum is initially present, the stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Q:
What vote is required to approve each of the proposals?

A:
Election of Directors.    Directors are elected by a plurality of the votes cast at the Annual Meeting (Proposal No. 1), meaning that the seven nominees receiving the most votes will be elected. Only votes cast "FOR" a nominee will be counted.

  Other Proposals.    The proposals regarding the non-binding advisory approval of the compensation of our named executive officers (Proposal No. 2), the ratification of the appointment of OUM as our independent registered public accounting firm (Proposal No. 3), and the approval of the 2018 Equity Incentive Plan (Proposal No. 4) each requires the affirmative vote of a majority of the shares present in person or represented by Proxy and entitled to vote on that proposal, and the proposal regarding the amendment and restatement of our Charter to effect a reverse stock split of our Common Stock (Proposal No. 5) requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote on that proposal. Please note, however, that the proposals regarding the non-binding advisory approval of the compensation of our named executive officers and the ratification of the appointment of OUM are advisory only and will not be binding on the Company, the Board or any committee of the Board. The results of the votes on these two advisory proposals will be taken into consideration by the Company, the Board or the appropriate committee of the Board, as applicable, when making future decisions regarding these matters.

Q:
What effect do withhold votes, abstentions and broker non-votes have on the proposals?

A:
Withhold Votes.    The seven nominees receiving the most "FOR" votes will be elected as directors. Withhold votes will be counted as present and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting, but will not be counted in determining the outcome of the election of directors.

  Abstentions.    Pursuant to Delaware law, abstentions are counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of votes cast with respect to a proposal, other than the election of directors. We intend to treat abstentions in this manner. For all proposals other than the election of directors (Proposal No. 1), abstentions will have the same effect as a vote against the proposal. Abstentions will be counted as present and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting.

  Broker Non-Votes.    A broker is entitled to vote shares held for a beneficial holder on routine matters, such as the ratification of the appointment of OUM as the Company's independent registered public accounting firm for fiscal year 2018 (Proposal No. 3) and the approval of the amendment and restatement of our Charter to effect a reverse stock split of our Common Stock at a ratio in the range of 1:2 to 1:10, such ratio to be determined in the discretion of our Board (Proposal No. 5) without instructions from the beneficial holder of those shares. On the other hand, a broker is not entitled to vote shares held for a beneficial holder on certain non-routine items, such as the election of directors (Proposal No. 1), the non-binding advisory approval of the compensation of our named executive officers (Proposal No. 2), or the approval of the 2018 Equity Incentive Plan (Proposal No. 4). If you are a beneficial holder and want your vote to count on these non-routine proposals, it is critical that you instruct your broker how to vote your shares on these non-routine proposals. Consequently, if you do not submit any voting instructions to your broker, your broker may exercise its discretion to vote your shares only on the proposals to ratify the appointment of OUM as our independent registered public accounting firm for fiscal 2018

  (Proposal No. 3) and to approve the amendment and restatement of our Charter to effect a reverse stock split (Proposal No. 5); your shares will constitute "broker non-votes" on each of the non-routine items; and your shares will not be counted in determining the number of shares necessary for approval of the non-routine items, although they will be counted for purposes of determining whether a quorum exists.

Q:
What happens if additional matters are presented at the Annual Meeting?

A:
John Amos and John L. Slebir, the persons designated by our Board and named as Proxy Holders (who are executive officers of the Company), will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

  Other than matters and proposals described in this Proxy Statement, we have not received valid notice of any other business to be acted upon at the Annual Meeting.

Q:
Who will count the votes?

A:
The Inspector of Election appointed for the Annual Meeting, who will be a representative of Computershare Trust Company, N.A., will separately tabulate the votes, as well as any abstentions and broker non-votes.

Q:
Where can I find the voting results of the Annual Meeting?

A:
We will report voting results by filing a Current Report on Form 8-K within three business days following the date of the Annual Meeting. If final voting results are not known when such report is filed, they will be announced in an amendment to such report within four business days after the final results become known.

Q:
Who will bear the cost of soliciting votes for the Annual Meeting?

A:
Our Board is soliciting Proxies for the Annual Meeting from our stockholders. We will bear the entire cost of soliciting Proxies, including the preparation, assembly, printing, and mailing of the Proxy Materials, and any additional solicitation material furnished to our stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners, and we expect to reimburse the corresponding forwarding expenses. We have retained the services of Georgeson LLC to solicit Proxies, for which we estimate that we will pay a fee not to exceed $15,000, plus reimbursement for out-of-pocket expenses. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, by mail, facsimile, telephone, telegraph, Internet, in person and by advertisement.

Q:
Are Proxy Materials for the 2018 Annual Meeting available electronically?

A:
Yes. This Proxy Statement and our Annual Report on Form 10-K for fiscal year 2017, as amended by a Form 10-K/A, are available electronically at www.edocumentview.com/VVUS.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

Overview of Election of Directors

        Our Charter and Amended and Restated Bylaws, as further amended, currently state that the number of directors that shall constitute the Board will be determined from time to time by resolution of the Board, but in no event shall the number be less than three. The Board has currently set the number of directors on the Board at seven. On the recommendation of our Nominating and Governance Committee, the Board has nominated the following seven directors: John Amos, Thomas B. King, David Y. Norton, Jorge Plutzky, M.D., Eric W. Roberts, Herman Rosenman, and Allan L. Shaw for election as directors. All seven of the nominees are currently members of the Board.

        Unless otherwise instructed, the Proxy Holders will vote the Proxies received by them for the seven nominees named above. In the event that any of our nominees is unable or declines to serve as a director at the time of the Annual Meeting, the persons named in this Proxy reserve the right, in their discretion, to vote for a substitute nominee designated by the Board. It is not expected that any of the nominees will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the Proxy Holders intend to vote all Proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible.

        All directors will hold office until the next annual meeting of stockholders or until their successors have been elected and qualified. There are no family relationships between any of our directors or executive officers.

Background to the Board's Recommendation in Favor of Our Nominees

        We believe that each of our seven nominees has professional experience in areas relevant to our strategy and operations and offers experience, leadership and continuity at a critical time for our future. We also believe that our nominees have other attributes necessary to create an effective board of directors: high personal and professional ethics, integrity and values; vision and strategic perspective; experience with regulatory and government processes; practical judgment and excellent decision-making skills; the ability to devote the necessary time to serve on our Board and its committees and to work in a collaborative manner with other Board members; and a commitment to representing the interests of all our stockholders.

        In addition, our five independent directors, who comprise the majority of our Board, bring valuable experience and leadership in critical areas. Our independent directors serve significant roles on our Board committees. In light of their complementary experience, relevant expertise and diverse industry and educational backgrounds, these nominees provide the Board with the executive leadership necessary to lead us into the future.

        More information regarding our Board nominees is set forth below.

Required Vote

        Directors are elected by a plurality of votes cast at the election. This means that the seven nominees who receive the highest number of votes will be selected as directors. Brokers do not have discretionary authority to vote shares on this proposal without direction from the beneficial owner. Therefore, broker non-votes will have no effect on the vote. You may not vote your shares cumulatively in the election of directors.

Board Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" ALL OF THE BOARD'S SEVEN NOMINEES FOR DIRECTOR ON THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM.

Biographical Information for Nominees

        The nominees, and certain information about them as of July 1, 2018, are set forth below.

Name	Age	Position Held with the Company	First Became a Director
John Amos	51	Chief Executive Officer and Director	2018
Thomas B. King	63	Director	2017
David Y. Norton(1)(2)(3)(4)	66	Chairman of the Board of Directors and Director	2013
Jorge Plutzky, M.D.(1)(4)	59	Director	2013
Eric W. Roberts(2)(3)(4)	54	Director	2015
Herman Rosenman(1)(2)(4)	70	Director	2013
Allan L. Shaw	54	Director	2015

(1)
Member of the Audit Committee of the Board

(2)
Member of the Compensation Committee of the Board

(3)
Member of the Nominating and Governance Committee of the Board

(4)
Member of the Corporate Development Committee of the Board

        John Amos has served as the Chief Executive Officer and as a director of the Company since April 30, 2018. Mr. Amos served as the Executive Chairman of Willow Biopharma Inc., a biopharmaceutical company, from May 2017 to April 2018. He served as the Chief Executive Officer of ORIX Healthcare Capital LLC, a private equity and venture capital investment company, from October 2012 to April 2017. Mr. Amos served as the Operating Partner and Portfolio Company Board Member of BioVeda China Fund, a financial investment company, from February 2008 to October 2012. He served as the Chief Executive Officer and President of the Oncology Therapeutics Network (acquired by McKesson Corporation in November 2007), a physician services company, from June 2005 to November 2007 and was a special advisor to McKesson Corporation, a public healthcare services company, from November 2007 to May 2008. Mr. Amos served as the President of the Oncology Therapeutics Network of Bristol Myers Squibb, a publicly traded biopharmaceutical company, from June 2003 to May 2005. He held executive roles in finance and technology in McKesson Corporation from March 1995 to April 2003. From 1991 to 2003, he served in the United States Air Force and the California Air National Guard in Tactical Fighter Operations. Mr. Amos has previously served on the board of directors of TD2, Navigating Cancer, CITIC Pharmaceuticals, Aesyntix Health, Prodigy Health, Apollo Health Street, Quinian Health, Oncology Therapeutics Network and Matawan Pharmaceuticals. Mr. Amos served as a member of the Scientific Advisory Board at MD Anderson Cancer Center Institute for Applied Cancer Science (IACS) and was a health policy advisor to Governor Jeb Bush's 2016 Presidential Campaign. He has been appointed as a Trustee of the Global Leadership Council of the University of California, Davis Foundation. Mr. Amos has been named to the Information Week Top 500 CIO's twice and won the Frost and Sullivan Award for Corporate Innovation. He studied Economics at the University of California, Davis and has a B.S. in General Business from the University of the State of New York.

        Mr. Amos' prior extensive executive level experience and his experience serving on several boards of directors brings essential experience to the Board needed for strategic planning, product development and commercialization and operations.

        Thomas B. King has served as a director of the Company since May 24, 2017. Mr. King served as the interim Chief Executive Officer of the Company from December 31, 2017 to April 30, 2018 and as interim President of the Company from April 30, 2018 to May 30, 2018. He has served as an independent biotechnology consultant and advisor since August 2016. Previously, Mr. King served as President, Chief Executive Officer and a member of the board of directors of Alexza Pharmaceuticals, Inc., a publicly traded pharmaceutical company, from June 2003 to August 2016. From October 2015 to August 2016, Mr. King also served as Chief Financial Officer and Chief Accounting Officer of Alexza Pharmaceuticals, Inc. From September 2002 to April 2003, Mr. King served as President, Chief Executive Officer and a member of the board of directors of Cognetix, Inc., a privately held biopharmaceutical development stage company. From January 1994 to February 2001, Mr. King held various senior executive positions at Anesta Corporation, a publicly traded pharmaceutical company, including President and Chief Executive Officer from January 1997 to October 2000, and was a member of the board of directors until it was acquired by Cephalon, Inc., a publicly traded biopharmaceutical company. Mr. King currently serves on the board of directors of Concentric Analgesics, Inc., Faraday Pharmaceuticals, Inc. and Satsuma Pharmaceuticals, Inc., all privately held biotechnology companies. Mr. King also serves as a mentor at SPIRE Bioventures, a multi-disciplinary international consortium aiding biotechnology entrepreneurs, and as an Advisory Board Member of the University of Colorado BioFrontiers Institute. Mr. King received a B.A. in chemistry from McPherson College and an M.B.A. from the University of Kansas Graduate School of Business.

        Mr. King's qualifications as a director include his extensive leadership experience in the pharmaceutical and biopharmaceutical industry, including experience with small and large development stage pharmaceutical companies, and his experience serving on several boards of directors of both public and private companies.

        David Y. Norton has served as a director of the Company since July 19, 2013. From February 2012 until July 2012, Mr. Norton served as Interim CEO of Savient Pharmaceuticals Inc., a pharmaceutical company that filed for Chapter 11 bankruptcy in October 2013. Until his retirement in September 2011, Mr. Norton was Company Group Chairman, Global Pharmaceuticals for Johnson & Johnson, a public healthcare company. In this position he was responsible for leading and developing the strategic growth agenda, including the strategy for licensing, acquisitions and divestments, and ensuring alignment with its global strategic functions, research and development and commercial organizations. Mr. Norton began his Johnson & Johnson career in 1979, and held a number of positions at the company, including Company Group Chairman, Worldwide Commercial and Operations for the CNS, Internal Medicine franchise from 2006 to 2009, Company Group Chairman for the pharmaceutical businesses in Europe, the Middle East and Africa from 2004 to 2006, and Company Group Chairman for the pharmaceutical businesses in North America from 2003 to 2004. He also serves as a director of the Global Alliance for TB Drug Development, a non-profit organization dedicated to the discovery and development of new, faster-acting and affordable tuberculosis medicines, and as a director of Mallinckrodt plc, a specialty pharmaceutical company. Mr. Norton previously served as a director of INC Research Holdings, Inc., a public global contract research organization, from February 2015 to August 2017 and as Chairman of the Board from May 2016 to August 2017. He also previously served as a director of Savient Pharmaceuticals Inc. from October 2011 until December 2013, a Senior Advisor to Tapestry Networks, a member of the board of directors of the Alliance for Aging Research, a member of the board of directors of the Pharmaceutical Research and Manufacturers of America, a committee member of the Australian Pharmaceutical Manufacturers Association, and a member and previous Chairman of the board of directors of the American Foundation for Suicide Prevention. Mr. Norton is a graduate of Control Data Institute, Australia and the College of Distributive Trades, United Kingdom.

        Mr. Norton's qualifications as a director include his extensive global commercial experience at the executive level in the pharmaceutical and biotechnology industry and his experience serving on several boards of directors, including as Chairman of the board of a public pharmaceutical company.

        Jorge Plutzky, M.D. has served as a director of the Company since May 9, 2013. Since 1996, Dr. Plutzky has served as the Director of The Vascular Disease Prevention Program, which includes the Lipid/Prevention Clinic, in the Cardiovascular Medicine Division at Brigham and Women's Hospital, where he is also Director of Preventive Cardiology. Since 1995, he has been on the faculty at Harvard Medical School and has directed a basic science laboratory focused on transcriptional mechanisms involved in adipogenesis, lipid metabolism, and diabetes, and their relationship to inflammation and atherosclerosis. Throughout his career, Dr. Plutzky has also been involved in translational clinical studies investigating links between metabolic disorders and cardiovascular disease. Dr. Plutzky has been a member of the scientific advisory boards of the Sarnoff Cardiovascular Research Foundation since 2009 and Ember Therapeutics since 2012. Dr. Plutzky has been elected to the American Society for Clinical Investigation and is a Fellow of the American College of Cardiology. Dr. Plutzky's papers have appeared in journals that include Science, PNAS, Diabetes, Lancet, Annals of Internal Medicine, and Nature Medicine. Dr. Plutzky has been involved with the U.S. Food and Drug Administration, serving both as a member of the Endocrinologic and Metabolic Drugs Advisory Committee and in advising and presenting for new drug application sponsors. He has been involved with both the American Heart Association and the American Diabetes Association. Dr. Plutzky has been recognized with the Eugene Braunwald Teaching Award, the University of Cologne's Klenk Lecture, Vanderbilt University's Rabin Lecture, Northwestern University's DeStevens Lecture and Harvard Medical School's Tucker Collins Lecture. Dr. Plutzky served on the board of directors of Novelion Therapeutics Inc. (which acquired Aegerion Pharmaceuticals, Inc.), a publicly traded biopharmaceutical company, from April 2015 to August 2017. Dr. Plutzky holds a B.A. from the University of Virginia, where he was an Echols Scholar and a member of Phi Beta Kappa, and an M.D. from the University of North Carolina, Chapel Hill. He completed research fellowships at the National Institutes of Health and the Massachusetts Institute of Technology.

        Dr. Plutzky's clinical background, medical knowledge, and science expertise in the prevention and treatment of cardiometabolic disease brings valuable and unique insight to the Board as evaluation, development and commercialization of our current and potential future products proceed.

        Eric W. Roberts has served as a director of the Company since September 15, 2015. Since January 2012, Mr. Roberts has been a founding Managing Director of Valence Life Sciences, LLC, a life sciences venture capital firm. From 2004 to 2012, Mr. Roberts was a founding Managing Director of Caxton Advantage Venture Partners, an investment firm. From 1986 to 2004, Mr. Roberts served in a variety of roles as an investment banker, including as Managing Director, Partner and Founder of the Life Sciences Department at Dillon, Read & Co. Inc., an investment bank which merged to become UBS AG, and Managing Director and Co-Head of the Global Healthcare Investment Banking Group at Lehman Brothers, a former global services financial firm. Mr. Roberts currently serves on the board of directors of Invuity, Inc., a publicly traded medical technology company. He also served on the board of directors of Gemin X Pharmaceuticals, Inc., a biotechnology company, from 2007 through its sale to Cephalon, Inc. (now Teva Pharmaceutical Industries Ltd.) in 2011. Mr. Roberts holds a B.S. in economics from the Wharton School of the University of Pennsylvania.

        Mr. Roberts' qualifications as a director include his extensive experience as an investment banker and venture capitalist in the healthcare industry and his broad healthcare industry knowledge.

        Herman Rosenman has served as a director of the Company since July 19, 2013. Mr. Rosenman was Chief Financial Officer of Natera, Inc., a publicly traded diagnostics company, from February 2014 to January 2017. Prior to this, Mr. Rosenman was Senior Vice President, Finance and Chief Financial Officer of Gen-Probe, Inc. (currently, Hologic, Inc.), a molecular diagnostic company, from June 2001 to October 2012. Prior to joining Gen-Probe in 2001, Mr. Rosenman was President and Chief Executive Officer of Ultra Acquisition Corp., a retail chain and consumer products manufacturer, from 1997 to 2000. In addition, he served as President and Chief Executive Officer of RadNet Management, Inc., a large healthcare provider, from 1994 to 1997, and as Executive Vice President and Chief Financial Officer for Rexene Corp., a Fortune 1000 company in the petrochemicals industry. Mr. Rosenman was previously a partner at Coopers & Lybrand (currently, PricewaterhouseCoopers LLP), where he served numerous Fortune 1,000 clients, principally in the pharmaceuticals and telecommunications industries. Mr. Rosenman currently serves on the board of directors of Natera, Inc. and Oxford Immunotec Global PLC, a publicly traded diagnostics company. Mr. Rosenman also served on the board of directors of Discovery Partners International, Inc., from 2003 until its reverse-merger into Infinity Pharmaceuticals, Inc. in 2006, and thereafter Infinity Pharmaceuticals, Inc., where he served until 2007, as well as on the boards of directors of ARYx Therapeutics, Inc., from which he resigned in 2011, Emphasys Medical, Inc. and Medistem, Inc. (acquired by Intrexon Corp.). Mr. Rosenman received a B.B.A. in finance and accounting from Pace University and an M.B.A. in finance from the Wharton School of the University of Pennsylvania.

        Mr. Rosenman's qualifications as a director include his experience in the biotechnology and pharmaceuticals industries, his extensive leadership experience as both a Chief Executive Officer and a Chief Financial Officer, his diverse industry background in companies ranging from large multinational corporations to start-ups, and his broad base of expertise with initial public offerings, mergers & acquisitions, turn-arounds and high growth companies.

        Allan L. Shaw has served as a director of the Company since September 15, 2015. Mr. Shaw served as a consultant to the Company from February 1, 2018 to June 30, 2018. Since February 2018, he has served as Chief Financial Officer on a consultant, part-time basis to Immunomet Therapeutics, a private clinical stage biotechnology company. From January 2016 to February 2017, Mr. Shaw was the Chief Financial Officer and Treasurer of Syndax Pharmaceuticals, Inc., a publicly traded clinical stage biopharmaceutical company. Mr. Shaw was Managing Director of Alvarez & Marsal LLC, a global professional services firm, and led their biopharmaceutical consulting practice, from December 2011 to March 2015, and supported the firm on an ad hoc basis from March 2015 to October 2015. From 2009 to 2011, he served as the Chief Financial Officer of NewLead Holdings LTD., a publicly traded global shipping company. From 2005 to 2009, he was the founder and Senior Managing Director of Shaw Strategic Capital LLC, an international financial advisory firm, focused on providing strategic financial counsel on a wide variety of issues such as general corporate finance, mergers and acquisitions, capital structuring, licensing and capital markets. From 2002 to 2004, Mr. Shaw was the Chief Financial Officer of Serono S.A., a publicly traded global biotechnology company, and from 1994 to 2001, he was the Chief Financial Officer of Viatel, Inc., a publicly traded international communications company. Mr. Shaw serves on the board of directors of Edith & Carl Marks JCH of Bensonhurst, a non-profit organization. He also served on the board of directors of Akari Therapeutics, Plc. from 2013 to 2016, the Central New York Biotech Accelerator (formerly Central New York—Biotech Research Center) from 2009 to 2013, NewLead Holdings LTD. from 2009 to 2011, Navios Maritime Holdings, Inc. from 2005 to 2010, Serono S.A. as an Executive Management Board Member from 2002 to 2004 and Viatel Inc. from 1996 to 2002. He has contributed to several corporate governance books and is a member of the American Institute of Certified Public Accountants, New York Society of Certified Public Accountants and Corporate Directors Group. Mr. Shaw received a B.S. from the State University of New York (Oswego College) and is a certified public accountant in the State of New York.

        Mr. Shaw's qualifications as a director include his extensive leadership experience as a Chief Financial Officer, his diverse industry background in companies of ranging sizes, and his broad base of expertise with capital markets and operational expertise with a view toward corporate governance, risk management and leadership.

PROPOSAL NO. 2:
NON-BINDING ADVISORY RESOLUTION ON THE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS

General

        Our stockholders are afforded this advisory vote pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and related federal securities laws set forth at Section 14A of the Exchange Act. Although we describe this to be a solicitation of an advisory vote on the compensation for our named executive officers, it is more commonly known as "say-on-pay." In accordance with the results of the say-on-pay frequency vote held at our 2017 Annual Meeting of Stockholders, we currently hold say-on-pay votes on an annual basis, and, unless the Board modifies its determination on the frequency of future advisory say-on-pay votes, the next advisory say-on-pay vote will be held at our 2019 Annual Meeting of Stockholders. By way of this solicitation, stockholders may submit a non-binding advisory vote to approve the compensation of our named executive officers as discussed in the Compensation Discussion and Analysis section in this Proxy Statement and as summarized in the 2017 Summary Compensation Table in this Proxy Statement, which information provides an annual snapshot of the compensation paid or granted to our named executive officers.

        Although it is non-binding, the Board and the Compensation Committee will review and carefully consider the voting results when evaluating our executive compensation program. Based in part on the outcome of the say-on-pay vote, our Board or Compensation Committee will determine whether any changes to the compensation program should be considered for our named executive officers. At the 2017 Annual Meeting of Stockholders, the stockholders did not approve, on an advisory basis, our 2016 executive compensation. Following our 2017 say-on-pay vote and after careful consideration, we reduced the number and Black-Scholes model value of equity awards granted to our named executive officers.

        As discussed in the Compensation Discussion and Analysis section, the Compensation Tables and the related disclosures contained in this Proxy Statement, our compensation program is designed and implemented to attract, retain, reward and motivate our named executive officers while aligning their and our performance with the long-term interests of our stockholders. The Compensation Committee believes that our compensation program as designed and implemented through the use of a combination of base salary, cash bonus and equity compensation is effective to achieve these program goals for the following reasons:

  •
  we attract and retain our named executive officers by providing an overall compensation package that is competitive in the market in which we compete through base salaries, cash bonuses and long-term equity awards based on corporate and individual performance;

  •
  we share the risks and rewards of our business with our named executive officers;

  •
  we align the interests of our named executive officers with the interests of our stockholders in particular through equity awards; and

  •
  we compensate our named executive officers in a manner that is efficient and affordable for the Company.

        We believe our executive compensation programs are designed in the best manner possible to support the Company and our short- and long-term business and financial objectives. Please review our Compensation Discussion and Analysis section, the accompanying Compensation Tables and the related disclosures on our 2017 compensation, which describe in more detail how our executive compensation policies and procedures operate and are designed to drive stockholder value. We also urge you to read our Annual Report on Form 10-K for the year ended December 31, 2017, as amended by a Form 10-K/A, which describes our business and our 2017 financial results in more detail.

Required Vote

        The affirmative vote of the holders of a majority of shares present and entitled to vote will be required to approve, on an advisory basis, the compensation of our named executive officers.

Board Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" ADOPTION OF THE RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND THE RELATED TABULAR AND NARRATIVE DISCLOSURE SET FORTH IN THIS PROXY STATEMENT.

Non-Binding Advisory Resolution

        Our Board believes that the information provided above and within the "Executive Compensation" section of this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure that management's interests are aligned with our stockholders' interests to support long-term value creation.

        In accordance with Section 14A of the Exchange Act, as a matter of good corporate governance, we are asking our stockholders to approve, on an advisory basis, the following resolution relating to the overall compensation of our named executive officers as set forth in this Proxy Statement:

  "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, Compensation Tables and narrative discussion, is hereby APPROVED."

 PROPOSAL NO. 3:
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

General

        The Board has selected OUM to audit our financial statements for the fiscal year ending December 31, 2018. The decision of the Board to appoint OUM was based on the recommendation of the Audit Committee of the Board (the "Audit Committee"). Before making its recommendation to the Board, the Audit Committee carefully considered OUM's qualifications as an independent registered public accounting firm and auditors. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, any issues raised by the most recent quality control review of the firm and its reputation for integrity and competence in auditing. The Audit Committee's review also included matters required to be considered under the SEC's Rules on Auditor Independence, including the nature and extent of non-audit services, to ensure that they will not impair the independence of the accountants. The Audit Committee was satisfied with OUM in all of these respects.

        OUM audited our financial statements for the fiscal year ended December 31, 2017. OUM was first appointed by the Board in the fiscal year ended December 31, 2005. Representatives of OUM are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and be available to respond to appropriate questions.

Required Vote

        The affirmative vote of the holders of a majority of shares of Common Stock present and entitled to vote will be required to ratify the selection of OUM as our independent registered public accounting firm for fiscal year 2018. Stockholder ratification is not required by our Amended and Restated Bylaws, as further amended, or other applicable legal requirement. However, as a matter of good corporate practice, the Board is seeking stockholder ratification of its appointment of OUM as our independent registered public accounting firm for fiscal year 2018. In the event that the stockholders do not approve the selection of OUM, the appointment of the independent registered public accounting firm may be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Board Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF OUM & CO. LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

Principal Accountant Fees and Services

        The following table presents fees for professional services rendered by OUM for the audit of our annual financial statements for fiscal years 2017 and 2016 and fees billed for audit-related services, tax services and all other services rendered by OUM for these periods:

	2017	2016
Audit Fees(1)	$436,726	$458,166
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—

Total Fees	$436,726	$458,166

(1)
Audit Fees: This category consists of fees for the audit of our annual financial statements, review of the financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the independent auditors in connection with regulatory filings or engagements, and for attestation services related to Sarbanes-Oxley compliance for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.

(2)
Audit-Related Fees: There were no audit-related fees billed by OUM during these periods.

(3)
Tax Fees: There were no tax fees billed by OUM during these periods.

(4)
All Other Fees: There were no other fees billed by OUM during these periods.

Pre-Approval Policy and Procedures

        The Audit Committee reviews and pre-approves all audit and non-audit services that may be provided by the independent registered public accounting firm, or Independent Auditor, during a specified period without the need to obtain specific pre-approval from the Audit Committee. The Independent Auditor provides an annual engagement letter to the Audit Committee with a reasonably detailed description of class of services proposed to be provided by the Independent Auditor during the period covered by the engagement letter and related estimated fees, and the Audit Committee pre-approves such engagement letter as appropriate. By approval of the engagement letter, the services in that engagement letter will have specific pre-approval. The services may include audit, audit-related, tax and all other services, and such service or class of services is subject to the pre-approved limit. Pre-approval is generally provided for up to one year, and the Audit Committee may periodically revise the amount and/or list of services that have received class pre-approval as necessary. Once such services have been rendered by the Independent Auditor and approved by the Audit Committee, the pre-approved limits of the annual engagement letter are re-established. If it is anticipated that the service will exceed the annual pre-approved limits, prior to commencing the audit or other permitted non-audit service, the Audit Committee will pre-approve the particular service on a case-by-case basis. No service that is absent from the record of class-approved services in the annual engagement letter may be commenced without specific pre-approval. The Audit Committee has delegated the authority to grant pre-approvals to the Audit Committee Chairman when the full Audit Committee is unable to do so. Such pre-approvals are then reviewed by the full Audit Committee at its next regular meeting. The Independent Auditor and our senior management periodically report to the Audit Committee regarding the extent of services provided by the Independent Auditor and the related fees for the services performed, as needed. In 2017, all audit services were pre-approved and reviewed in accordance with our policy; in 2017, there were no non-audit services.

PROPOSAL NO. 4:
APPROVAL OF THE 2018 EQUITY INCENTIVE PLAN

        The Board is seeking stockholder approval of the 2018 Equity Incentive Plan (the "2018 Plan") so that we may continue to achieve our goals of attracting, motivating and retaining our service providers through grants of equity awards, which the Board believes to be in the best interests of the Company and its stockholders. The Board approved the 2018 Plan and the termination of our 2010 Equity Incentive Plan (the "2010 Plan"), subject to stockholder approval of the 2018 Plan. If the stockholders do not approve the 2018 Plan, the 2010 Plan will continue under its current terms until it expires or is terminated in accordance with the terms of the 2010 Plan. If the Company's stockholders approve the 2018 Plan, the 2010 Plan will terminate. The 2010 Plan, however, will continue to govern awards previously granted under it.

        The 2018 Plan's share reserve which the stockholders will be asked to approve is the sum of (i) 1,500,000 shares of our Common Stock, (ii) any shares of our Common Stock which have been reserved but not issued pursuant to any awards granted under the 2010 Plan as of the date of stockholder approval of the 2018 Plan, and (iii) any shares of our Common Stock subject to stock options or similar awards granted under the 2010 Plan or our 2001 Stock Option Plan (the "2001 Plan" and, together with the 2010 Plan, the "Prior Plans") that expire or otherwise terminate without having been exercised in full and shares issued pursuant to awards granted under the Prior Plans that are forfeited to or repurchased by the Company (up to a maximum of 25,011,271 shares pursuant to clauses (ii) and (iii)). If the reverse stock split in Proposal No. 5 is approved by the stockholders of the Company at the Annual Meeting and such reverse stock split is effected by the Board, the number of shares reserved under this 2018 Plan will be adjusted to reflect such reverse stock split pursuant to the terms of the 2018 Plan.

        The Board and the Compensation Committee believe that equity awards are an important factor in attracting, motivating, and retaining qualified personnel who are essential to the success of the Company. The 2018 Plan provides a significant incentive by allowing employees and other service providers to receive or purchase shares of our Common Stock pursuant to equity awards granted under it.

Background of the Share Reserve Under the 2018 Plan

        In determining the number of shares to be reserved under the 2018 Plan, the Board considered a number of factors, including the following:

  •
  Shares Available for Grant.  As of July 1, 2018, 5,970,597 shares remained available for grant under the 2010 Plan. As of the same date, no awards have been granted under the 2018 Plan and no benefits or amounts relating to the additional 1,500,000 shares to be reserved under the 2018 Plan have been received by, or allocated to, any individuals.

  •
  Awards Outstanding.  As of July 1, 2018, under the 2010 Plan there were: (i) 18,753,378 shares subject to outstanding options, with a weighted average exercise price of $2.61 and a weighted average remaining term of 5.16 years and (ii) 139,780 shares subject to outstanding restricted stock units. As of the same date, under the Company's 2018 Inducement Equity Incentive Plan (the "Inducement Plan"), there were: (i) 5,020,000 shares subject to outstanding options, with a weighted average exercise price of $0.37 and a weighted average remaining term of 6.83 years and (ii) no shares subject to outstanding restricted stock units. As of the same date, under the Prior Plans and Inducement Plan, collectively, there were a total of (i) 23,920,894 shares subject to outstanding options, with a weighted average exercise price of $2.17 and a weighted average remaining term of 5.49 years and (ii) 139,780 shares subject to outstanding restricted stock units.

  •
  Overhang.  As of July 1, 2018, our overhang is 17.66%. For this purpose we calculated overhang as (x) the sum of (i) 23,920,894 shares subject to outstanding options under the Prior Plans and Inducement Plan, plus (ii) 139,780 shares subject to outstanding restricted stock units under the Prior Plans and Inducement Plan, divided by (y) the sum of (a) 106,186,719, which is the total outstanding shares of our Common Stock as of July 1, 2018, plus (b) 24,060,674 shares underlying outstanding options and restricted stock units under the Prior Plans and Inducement Plan, plus (c) 5,970,597 shares available for grant under the 2010 Plan. Our 2001 Plan was terminated in June 2010 and therefore, no additional equity awards have been granted since the 2001 Plan's termination or will be granted under the 2001 Plan in the future. Our 2010 Plan will be terminated upon the approval by our stockholders of the 2018 Plan. Upon termination of the 2010 Plan, no additional equity awards will be granted under the 2010 Plan in the future.

  •
  Burn Rate.  Burn rate measures our usage of shares for the 2010 Plan as a percentage of the total outstanding shares of our Common Stock. For 2017, 2016 and 2015, our burn rates were 5.54%, 5.58% and 6.19%, respectively. The rates were calculated by dividing the number of options and restricted stock units as adjusted for stock volatility that were granted during the year by the weighted average number of shares outstanding during the year. Our average annual burn rate of 5.77% over this three year period was within Institutional Shareholder Services Inc., or ISS, guidelines for the Pharmaceuticals, Biotechnology and Life Sciences Industry for Russell 3000 and Non-Russell 3000 companies.

  •
  Forecasted Grants.  The Board anticipates that the shares reserved under the 2018 Plan, based on currently projected share use, will be sufficient for the granting of equity awards under the 2018 Plan through approximately June 2021. The forecast is based on the expectations that through June 2021, (i) the Company would grant options and restricted stock units covering approximately 7,600,000 shares; and (ii) approximately 300,000 shares would be cancelled or forfeited under outstanding options and restricted stock units. The net grants (that is, grants less cancellations and forfeitures) during this period would be approximately 7,300,000 shares. As a result, we anticipate that we will be requesting additional shares under the 2018 Plan at the 2020 Annual Meeting of Stockholders. Despite the projected share use described above, future circumstances and business needs, such as higher than expected headcount increases, including officers to support growth in development or commercial activities or merger and acquisition activity, may result in a significant increase in projected options or restricted stock unit grants.

Certain Material Differences Between the 2018 Plan and 2010 Plan

        The following is a summary of certain material differences between the 2018 Plan and the 2010 Plan. This summary is qualified in its entirety by reference to the 2018 Plan itself set forth in Appendix A.

  •
  Stockholders are being asked to authorize for issuance under the 2018 Plan a number of shares equal to the sum of (i) 1,500,000 shares, (ii) any shares which have been reserved but not issued pursuant to any awards granted under the 2010 Plan as of the date of stockholder approval of the 2018 Plan, and (iii) any shares subject to stock options or similar awards granted under the Prior Plans that expired or otherwise terminated without having been exercised in full and shares issued pursuant to awards granted under the Prior Plans that are forfeited to or repurchased by the Company (up to a maximum of 25,011,271 shares pursuant to clauses (ii) and (iii)). As of July 1, 2018, 5,970,597 shares remained available for grant under the 2010 Plan, 18,900,894 shares subject to outstanding options granted under the Prior Plans, and 139,780 shares subject to restricted stock units granted under the Prior Plans.

  •
  The 2018 Plan does not contain certain per-award-type, per-person award limits that were included in the 2010 Plan as a result of the elimination of the "performance-based compensation" exception under Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), effective for tax years beginning after 2017. Code Section 162(m) limits the deductibility of compensation paid to our Chief Executive Officer and other "covered employees" to $1,000,000. Including those limits in the 2010 Plan was intended to satisfy one of the requirements to qualify compensation as "performance-based compensation," but with the removal of that exception under Code Section 162(m), the per-award-type, per-person limits that had been included in the 2010 Plan are not contained in the 2018 Plan.

  •
  The 2018 Plan provides that with respect to awards granted to a non-employee director, in the event of our change in control, the participant will fully vest in and have the right to exercise options or SARs as to all of the shares underlying the award and all restrictions on restricted stock, restricted stock units, performance shares and performance units will lapse, and with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, unless specifically provided otherwise.

        The Board has approved the 2018 Plan, subject to the approval of our stockholders at the Annual Meeting. The affirmative vote of the holders of a majority of the shares of stock present in person or represented by Proxy and entitled to vote at the Annual Meeting will be required to approve this proposal. If stockholders do not approve the 2018 Plan, the 2010 Plan will continue under its current terms and the Company will continue to grant future equity awards from the 2010 Plan, until the 2010 Plan expires or is terminated in accordance with its terms.

Summary of the 2018 Equity Incentive Plan

        The following is a summary of the principal features of the 2018 Plan and its operation, as approved by the Board in July 2018, subject to stockholder approval. This summary does not contain all of the terms and conditions of the 2018 Plan and is qualified in its entirety by reference to the 2018 Plan as set forth in Appendix A.

  General

        The purposes of the 2018 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide incentives to individuals who perform services to the Company, and to promote the success of the Company's business. These incentives are provided through the grant of stock options, stock appreciation rights ("SARs"), restricted stock awards, restricted stock units, performance shares and performance units.

  Authorized Shares

        Upon stockholder approval of the 2018 Plan, and subject to adjustment upon certain changes in our capitalization as described in the 2018 Plan, the maximum aggregate number of shares of our Common Stock that will be available for issuance under the 2010 Plan will equal the sum of (i) 1,500,000 shares, (ii) any shares which have been reserved but not issued pursuant to any awards granted under the 2010 Plan as of the date of stockholder approval of this Plan, and (iii) any shares subject to stock options or similar awards granted under the Prior Plans that expire or otherwise terminate without having been exercised in full and shares issued pursuant to awards granted under the Prior Plans that are forfeited to or repurchased by the Company (up to a maximum of 25,011,271 shares pursuant to clauses (ii) and (iii)). Subject to adjustment upon certain changes in our capitalization as described in the 2018 Plan, the maximum number of shares that may be issued upon the exercise of incentive stock options granted under the 2018 Plan will be the foregoing sum, plus any additional shares that are returned to the 2018 Plan as described below to the extent permitted by Code Section 422. Shares under the 2018 Plan may be authorized, but unissued, or reacquired

Common Stock of the Company, except that shares that are reacquired by the Company on an established stock exchange or national market system on which our Common Stock is listed through the use of cash proceeds received by the Company from the exercise of options granted under the Prior Plans, the Inducement Plan or the 2018 Plan will not be added to the shares authorized for grant under the 2018 Plan.

        Shares subject to awards of restricted stock, restricted stock units, performance shares and performance units (which are collectively referred to as "Full Value Awards") will count against the 2018 Plan's share reserve as 1.22 shares for each share subject to such award. If shares acquired pursuant to Full Value Awards are forfeited or repurchased by the Company and otherwise would return to the share reserve as described above, then 1.22 times the number of shares forfeited or repurchased will return to the share reserve under the 2018 Plan.

        If an award granted under the 2018 Plan expires or becomes unexercisable without having been exercised in full or with respect to restricted stock units, performance shares and performance units granted under the 2018 Plan, is terminated due to failure to vest, the unpurchased or (for awards other than options and SARs) unissued shares subject to such award will become available for future grant or sale under the 2018 Plan (unless the 2018 Plan has terminated). Upon the exercise of SARs granted under the 2018 Plan that are settled in shares, the gross number of shares covered by the portion of the award exercised will cease to be available under the 2018 Plan. If shares issued pursuant to restricted stock, restricted stock units, performance shares or performance units granted under the 2018 Plan are repurchased by or forfeited to the Company due to failure to vest, such shares will become available for future grant under the 2018 Plan. Shares used to pay the exercise price or purchase price of an award granted under the 2018 Plan and/or to satisfy the tax withholding obligations of an award granted under the 2018 Plan will not remain available for issuance under the 2018 Plan. Payment of cash rather than shares pursuant to an award granted under the 2018 Plan will not result in reducing the number of shares available for issuance under the 2018 Plan.

  Adjustments to Shares Subject to the 2018 Plan

        In the event of any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split (for example, in the event that the reverse stock split as described in Proposal No. 5 included elsewhere in this Proxy Statement is effected by the Board), reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, exchange of shares or other securities of the Company, or other change in our corporate structure affecting our Common Stock, the Administrator (as defined below), in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2018 Plan, will adjust the number and class of shares that are reserved under the 2018 Plan, may be delivered under the 2018 Plan, and the number, class and price of shares covered by outstanding awards under the 2018 Plan.

  Administration

        The 2018 Plan will be administered by the Board or a committee of individuals satisfying applicable laws appointed by the Board, including the Compensation Committee (the "Committee") of the Board (the "Administrator"). To make grants to certain officers and key employees of the Company, the members of the committee administering the 2018 Plan must qualify as "non-employee directors" under Rule 16b-3 of the Exchange Act.

        Subject to the terms of the 2018 Plan, the Administrator has the sole discretion to select the employees, consultants, and directors who will receive awards, to determine the terms and conditions of awards, to modify or amend each award (subject to the restrictions of the 2018 Plan), including to accelerate vesting or waive forfeiture restrictions, and to interpret the provisions of the 2018 Plan and outstanding awards. Under the 2018 Plan, the Administrator cannot institute a program under which (i) outstanding options or SARs are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) participants would have the opportunity to transfer any outstanding awards granted under the 2018 Plan to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding options or SARs is reduced.

        The Administrator may allow a participant to defer the receipt of payment of cash or delivery of shares that otherwise would be due to such participant. The Administrator may make rules and regulations relating to the 2018 Plan as well as establish sub-plans under the 2018 Plan for the purpose of satisfying applicable non-U.S. laws or qualifying for favorable tax treatment under applicable non-U.S. laws and may make all other determinations deemed necessary or advisable for administering the 2018 Plan. The Administrator's decisions, determinations and interpretations will be final and binding on all participants and other award holders and will be given the maximum deference permitted by applicable laws.

  Eligibility

        Awards may be granted to employees and consultants of the Company and any affiliate of the Company and members of the Board. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of July 1, 2018, the individuals eligible to participate in the 2018 Plan consisted of approximately 55 employees, including five executive officers, eight consultants and six non-employee directors.

  Stock Options

        Each option granted under the 2018 Plan will be evidenced by a written or electronic agreement between the Company and a participant, specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 2018 Plan. The exercise price per share of each option may not be less than the fair market value of a share of our Common Stock on the date of grant, except in limited circumstances specified in Code Section 424(a). Any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a "Ten Percent Stockholder") must have an exercise price per share equal to at least 110% of the fair market value of a share of our Common Stock on the date of grant. The aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options that first become exercisable by any participant during any calendar year also may not exceed $100,000. Generally, the fair market value of a share of our Common Stock is its closing sales price (or closing bid, if no sales were reported) as quoted on The Nasdaq Stock Market on the day of determination. On July 1, 2018, the closing price of a share of our Common Stock on The Nasdaq Stock Market was $0.71 per share.

        The 2018 Plan provides that the option exercise price may be paid, as determined by the Administrator, in cash, check, other shares of our Common Stock having a fair market value equal to the aggregate exercise price of the exercised shares, net exercise, consideration received under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) that the Company implements in connection with the 2018 Plan, reduction in any Company liability to the participant, such other consideration and method of payment for the issuance of shares to the extent permitted by applicable laws, or by any combination of the foregoing methods. With respect to any specific option, the methods of payment of the option exercise price will be authorized by the Administrator and set forth in the applicable option agreement. An option will be deemed exercised when the Company receives the notice of exercise and full payment for the shares to be exercised, together with applicable tax withholdings. Options will be exercisable at such times or under such conditions as determined by the Administrator and set forth in the award agreement. The maximum term of an option will be specified in the award agreement, provided that the term will be no more than 10 years, and provided further that an incentive stock option granted to a Ten Percent Stockholder must have a term not exceeding 5 years.

        The Administrator will determine and specify in each award agreement, and solely in its discretion, the period of exercisability following termination of service applicable to each option. In the absence of such a determination by the Administrator, the participant generally will be able to exercise his or her option (to the extent vested) for (i) three months following his or her termination for reasons other than death or disability, and (ii) 12 months following his or her termination due to disability or following his or her death while holding the option. An award agreement also may provide that if exercising an option following termination of a participant's service (other than upon death or disability) would result in liability under Section 16(b) of Exchange Act ("Section 16(b)") then the option will terminate 10 days after the last date on which exercise would result in liability under Section 16(b), but no later than the option's maximum term. An award agreement also may provide that if exercising an option following termination of a participant's service (other than upon death or disability) would be prohibited solely due to a violation of registration requirements under the Securities Act of 1933, as amended, then the option will terminate three months after termination of the participant's service during which exercising the option would not violate such registration requirements, but no later than the option's maximum term.

  Stock Appreciation Rights

        A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of our Common Stock between the date of grant of the award and the date of its exercise. Each stock appreciation right granted under the 2018 Plan will be evidenced by a written or electronic agreement between the Company and the participant specifying the exercise price and the other terms and conditions of the award, consistent with the requirements of the 2018 Plan. At the Administrator's discretion, the payment upon exercise of SARs may be in cash, shares of our Common Stock of equivalent value, or a combination of both. The exercise price per share of each stock appreciation right may not be less than the fair market value of a share of our Common Stock on the date of grant, except in limited circumstances specified in Code Section 424(a). Upon exercise of a stock appreciation right, the holder of the award will be entitled to receive an amount determined by multiplying (i) the difference between the fair market value of a share on the date of exercise over the exercise price by (ii) the number of exercised shares. The term of a stock appreciation right will be no more than 10 years from the date of grant. The terms and conditions relating to the period of exercisability following termination of service with respect to options described above also apply to SARs.

  Restricted Stock Awards

        Awards of restricted stock are rights to acquire or purchase shares, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. Each restricted stock award granted will be evidenced by a written or electronic agreement between the Company and the participant specifying the number of shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the 2018 Plan. Restricted stock awards may be subject to vesting conditions as the Administrator specifies, and the shares acquired may not be transferred by the participant until vested.

        Unless otherwise provided by the Administrator, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed as specified in the restricted stock award agreement. Unless the Administrator provides otherwise, participants holding restricted stock will have the right to vote the shares. The Administrator, in its sole discretion, generally may reduce or waive any restrictions and may accelerate the time at which any restrictions will lapse or be removed.

  Restricted Stock Units

        The Administrator may grant restricted stock units, which represent a right to receive shares of our Common Stock at a future date as set forth in the participant's award agreement. Each restricted stock unit granted under the 2018 Plan will be evidenced by a written or electronic agreement between the Company and the participant specifying the number of shares subject to the award and other terms and conditions of the award, consistent with the requirements of the 2018 Plan. Restricted stock units will result in a payment to a participant if the performance goals or other vesting criteria the Administrator may establish are achieved or the awards otherwise vest. Earned restricted stock units will be paid, in the sole discretion of the Administrator, in the form of cash, shares, or in a combination of both. The Administrator may establish vesting criteria in its discretion, which may be based on Company-wide, divisional, business unit or individual goals (including without limitation continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator. After the grant of a restricted stock unit award, the Administrator, in its sole discretion, generally may reduce or waive any vesting criteria that must be met to receive a payout and may accelerate the time at which any restrictions will lapse or be removed. A participant will forfeit any unearned restricted stock units as of the date set forth in the restricted stock unit award agreement.

  Performance Units and Performance Shares

        Performance units and performance shares also may be granted under the 2018 Plan. Each award of performance shares or units granted under the 2018 Plan will be evidenced by a written or electronic agreement between the Company and the participant specifying any performance period and other terms and conditions of the award, consistent with the requirements of the 2018 Plan. Performance units and performance shares will result in a payment to a participant if any performance goals or other vesting criteria the Administrator may establish are achieved or the awards otherwise vest. Earned performance units and performance shares will be paid, in the sole discretion of the Administrator, in the form of cash, shares (which will have an aggregate fair market value equal to the earned performance units or shares at the close of the applicable performance period), or in a combination of both.

        The Administrator may establish performance objectives in its discretion, which may be based on Company-wide, divisional, business unit or individual goals (including without limitation continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator. After the grant of a performance unit or performance share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units or shares and accelerate the time at which any restrictions will lapse or be removed. Performance units will have an initial value established by the Administrator on or before the date of grant. Each performance share will have an initial value equal to the fair market value of a share of our Common Stock on the award's grant date. A participant will forfeit any performance shares or units that are unearned as of the date set forth in the award agreement.

  Performance Awards

        Awards under the 2018 Plan may be made subject to the attainment of performance goals relating to one or more business criteria and may provide for a targeted level or levels of achievement including: attainment of research and development milestones, bookings, business divestitures and acquisitions, cash flow, cash position, contract awards or backlog, customer renewals, customer retention rates from an acquired company, business unit or division, earnings (which may include earnings before interest and taxes, earnings before taxes and net earnings), earnings per share, expenses, gross margin, growth in stockholder value relative to the moving average of the S&P 500 Index or another index, internal rate of return, market share, net income, net profit, net sales, new product development, new product invention or innovation, number of customers, operating cash flow, operating expenses, operating income, operating margin, overhead or other expense reduction, product defect measures, product release timelines, productivity, profit, return on assets, return on capital, return on equity, return on investment, return on sales, revenue, revenue growth, sales results, sales growth, stock price, time to market, total stockholder return, and working capital. The performance goals may differ from participant to participant and from award to award, may be used to measure the performance of the Company as a whole or a business unit or other segment of the Company, or one or more product lines or specific markets and may be measured relative to a peer group or index. Any criteria used may be measured in absolute terms or in terms of growth, compared to other companies, measured against the market as a whole and/or according to applicable market indices, measured against the Company as a whole or a segment of the Company, and/or measured on a pre-tax or post-tax basis, if applicable. The Administrator will determine whether any significant element(s) will be included or excluded from any performance goals applicable to the award. In all other respects, performance goals will be calculated in accordance with the Company's financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to issuance of an award and applied consistently with respect to the performance goal for the relevant performance period.

  Dividends and Other Equivalent Rights

        If stockholders approve the 2018 Plan, other than with respect to the adjustments referenced under "Adjustments to Shares Subject to the 2018 Plan" above, no dividends or other right for which the record date is (i) before the date the shares subject to an award of options or SARs are issued will be paid or payable, accrue or cause any adjustment to the award, or (ii) before the shares subject to an award of restricted stock, restricted stock units, performance shares and performance units vest will be paid or payable, accrue or cause any adjustment to the award. In addition, unless the Administrator determines otherwise, dividends and other rights for which the record date is before any shares of our Common Stock are issued under any vested restricted stock units, performance shares or performance units will not be paid or payable, accrue or cause any adjustment to such award.

  Transferability of Awards

        Awards granted under the 2018 Plan generally are not transferable other than by will or by the laws of descent or distribution, and may be exercised during a participant's lifetime only by the participant, unless the Administrator determines otherwise.

  Dissolution or Liquidation

        In the event of the Company's proposed dissolution or liquidation, the Administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. An award will terminate immediately prior to consummation of such proposed action to the extent the award has not been previously exercised.

  Change in Control

        The 2018 Plan provides that, in the event of a merger or our "change in control" (as defined in the 2018 Plan), the Administrator will have authority to determine the treatment of outstanding awards (without participants' consent), including, without limitation, that:

  •
  awards will be assumed or substantially equivalent awards will be substituted by the acquiring or succeeding corporation or its affiliate;

  •
  awards will terminate upon or immediately prior to consummation of such transaction, upon providing written notice to the participant;

  •
  outstanding awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon such transaction and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of the transaction;

  •
  an award will terminate in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon exercise of the award or realization of the participant's rights as of the date of the transaction, or an award will be replaced with other rights or property selected by the Administrator in its sole discretion; or

  •
  any combination of the foregoing.

        If the successor corporation does not assume or substitute outstanding awards (or portions thereof), then with respect to those awards (or portions thereof) not assumed or substituted, options and SARs will become fully vested and exercisable, all restrictions on restricted stock, restricted stock units, performance shares and performance units will lapse, and, with respect to awards with performance-based vesting (or portions thereof) not assumed or substituted, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, in all cases unless specifically provided otherwise under the applicable award agreement or other written agreement between the participant and the Company or any of its affiliates, as applicable. The Administrator will not be required to treat all awards, all awards held by a participant, or all awards of the same type similarly in the transaction. In addition, if an option or stock appreciation right (or portion thereof) is not assumed or substituted for in the event of a merger or change in control, the Administrator will notify the participant in writing or electronically that the option or SARs (or its applicable portion) will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or SARs (or its applicable portion) will terminate upon the expiration of such period.

        Additionally, the 2018 Plan provides that with respect to awards granted to a non-employee director, in the event of our change in control, the participant will fully vest in and have the right to exercise options or SARs as to all of the shares underlying the award and all restrictions on restricted stock, restricted stock units, performance shares and performance units will lapse, and with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, unless specifically provided otherwise.

  Termination or Amendment

        The 2018 Plan automatically will terminate 10 years from the date of its adoption by the Board, unless terminated at an earlier time by the Administrator. The Administrator may terminate, alter, suspend or amend the 2018 Plan at any time, provided that the Company will obtain stockholder approval of any amendment to the 2018 Plan to the extent necessary or desirable to comply with any applicable laws. No termination, alteration, suspension or amendment of the 2018 Plan may impair the rights of any participant unless mutually agreed otherwise between the participant and the Administrator.

Summary of U.S. Federal Income Tax Consequences

        The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the 2018 Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant's death, or the provisions of the income tax laws of any municipality, state or non-U.S. jurisdiction to which the participant may be subject. As a result, tax consequences for any particular participant may vary based on individual circumstances.

  Incentive Stock Options

        No taxable income is reportable when an incentive stock option is granted or exercised, although the exercise may subject the participant to the alternative minimum tax or may affect the determination of the participant's alternative minimum tax (unless the shares are sold or otherwise disposed of in the same year). If the participant exercises the option and then later sells or otherwise disposes of the shares acquired more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two or one year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option. For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment item in computing the participant's alternative minimum taxable income in the year of exercise. In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the shares or provide certain basis adjustments or tax credits for alternative minimum tax purposes.

  Nonstatutory Stock Options

        No taxable income is reportable when a nonstatutory stock option with a per share exercise price at least equal to the fair market value of a share of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the exercised shares subject to the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss to the participant.

  Stock Appreciation Rights

        No taxable income is reportable when a stock appreciation right with a per share exercise price equal to at least the fair market value of a share of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any taxable income recognized in connection with the exercise of a stock appreciation right by an employee of the Company is subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss to the participant.

  Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares

        A participant generally will not have taxable income at the time an award of restricted stock, restricted stock units, performance units or performance shares, are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. If the participant is an employee, such ordinary income generally is subject to tax withholding by us. However, the recipient of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any cash paid for the shares) on the date the award is granted.

  Medicare Surtax

        A participant's annual "net investment income," as defined in Section 1411 of the Code may be subject to a 3.8% federal surtax (generally referred to as the "Medicare Surtax"). Net investment income may include capital gain and/or loss arising from the disposition of shares subject to a participant's awards under the 2018 Plan. Whether a participant's net investment income will be subject to the Medicare Surtax will depend on the participant's level of annual income and other factors.

  Section 409A

        Section 409A of the Code provides certain requirements for nonqualified deferred compensation arrangements with respect to an individual's deferral and distribution elections and permissible distribution events. Awards granted under the 2018 Plan with a deferral feature will be subject to the requirements of Section 409A of the Code. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual's separation from service, a predetermined date, or the individual's death). For certain individuals who are officers, subject to certain exceptions, Section 409A requires that distributions in connection with the officer's separation from service commence no earlier than six months after such officer's separation from service.

        If an award granted under the 2018 Plan is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A's provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Certain states, such as California, have enacted laws similar to Section 409A which impose additional taxes, interest and penalties on nonqualified deferred compensation arrangements. The Company will also have withholding and reporting requirements with respect to such amounts. In no event will the Company or any of its affiliates have any obligation under the terms of this Plan to reimburse, indemnify, or hold harmless a participant for any taxes, interest or penalties imposed, or other costs incurred, as a result of Section 409A.

  Tax Effect for the Company

        We generally will be entitled to a tax deduction in connection with an award under the 2018 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and other "covered employees" within the meaning of Code Section 162(m). Under Code Section 162(m), the annual compensation paid to any of these specified employees will be deductible only to the extent that it does not exceed $1,000,000.

Number of Awards Granted to Employees and Directors

        The number of awards that an employee, director or consultant may receive under the 2018 Plan is in the discretion of the Administrator and therefore cannot be determined in advance. Our executive officers and non-employee directors have an interest in this proposal because they are eligible to receive awards under the 2018 Plan. The following table sets forth, as of December 31, 2017, (i) the aggregate number of shares of Common Stock subject to options and restricted stock unit awards granted under the 2010 Plan during the last fiscal year, and (ii) the average per share exercise price of such options and the dollar value of such restricted stock units granted.

Name of Individual or Group	Number of Shares Subject to Options Granted	Average Per Share Exercise Price ($)	Number of Shares of Restricted Stock Units Granted	Dollar Value of Restricted Stock Units Granted ($)
Thomas B. King Interim Chief Executive Officer and Director	125,000	1.15	—	—
Mark K. Oki Chief Financial Officer and Chief Accounting Officer	385,000	1.12	—	—
John L. Slebir Senior Vice President, Business Development and General Counsel and Secretary	437,500	1.12	—	—
Santosh T. Varghese, M.D. Chief Medical Officer	385,000	1.12	—	—
Seth H. Z. Fischer Former Chief Executive Officer and Director	1,000,000	1.12	150,000	168,000
All current executive officers, as a group	1,207,500	1.12	—	—
All current directors who are not executive officers, as a group	875,000	0.76	250,000	300,000
All current employees who are not executive officers, as a group	3,977,300	1.04	—	—

Required Vote

        Approval of the 2018 Plan and its material terms requires the affirmative "FOR" vote of a majority of the shares present in person or represented by Proxy entitled to vote at the Annual Meeting. If stockholders do not approve the 2018 Plan, the 2010 Plan will continue under its current terms until it expires or is terminated in accordance with the terms of the 2010 Plan, and the Company will continue to grant future equity awards from the 2010 Plan.

Board Recommendation

        We believe strongly that the approval of the 2018 Plan is essential to our continued success. Our employees are one of our most valuable assets. Stock options, restricted stock units and other awards provided under the 2018 Plan are vital to our ability to attract and retain outstanding and highly skilled individuals. Such awards also are crucial to our ability to motivate employees to achieve the Company's goals. For the reasons stated above, the stockholders are being asked to approve the 2018 Plan and its material terms.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 2018 EQUITY INCENTIVE PLAN.

PROPOSAL NO. 5:
AUTHORIZATION FOR REVERSE STOCK SPLIT

        Our Board has unanimously authorized and approved, and is proposing that our stockholders approve, a proposal to amend and restate our Charter to effect a reverse stock split of our issued and outstanding shares of Common Stock at a ratio to be established by our Board in its discretion, from 1:2 to 1:10, and to grant our Board discretionary authority, within twelve months from the date of the Annual Meeting, to determine whether or not to effect the split and the exact whole number ratio within the range at which to effect the split. The intention of the Board in effecting the reverse stock split would be to increase the trading price of our Common Stock sufficiently above the $1.00 minimum bid price that is required for continued listing on Nasdaq to sustain long term compliance with the Nasdaq Listing Rules. The full text of the proposed form of Charter, as amended and restated as described by this Proposal No. 5 is attached hereto as Appendix B (the "Proposed Charter"), the text of which may be altered for any changes required by the Delaware Secretary of State and changes deemed necessary or advisable by the Board.

        The actual number of outstanding shares of our Common Stock after giving effect to the proposed reverse stock split will depend on the ratio that is ultimately fixed by our Board. Our Board believes that stockholder approval of a range of ratios (as opposed to approval of a specified ratio) would provide it with maximum flexibility to achieve the purposes of the proposed reverse stock split and react to changing market conditions and, therefore, is in our best interest and the best interest of our stockholders. In determining the reverse stock split ratio following stockholder approval, our Board (or any authorized committee thereof) may consider, among other things, factors such as:

  •
  the historical trading price and trading volume of our Common Stock;

  •
  the number of shares of our Common Stock outstanding;

  •
  the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the reverse stock split on the trading market for our Common Stock;

  •
  the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs;

  •
  the continued listing requirements of Nasdaq; and

  •
  prevailing general market and economic conditions.

        If our stockholders grant the Board the authority to effect a reverse stock split, we would have the ability, but not the obligation, to file the amendment and restatement of the Charter with the Delaware Secretary of State to effect the proposed reverse stock split of the Common Stock and, if so, to determine the reverse stock split ratio from within the approved range of ratios above. If we implement the proposed reverse stock split, then the number of issued and outstanding shares of our Common Stock would be reduced in accordance with the ratio selected by our Board. Except for minimal adjustments that may result from the treatment of fractional shares as described below, the proposed reverse stock split will not have any dilutive effect on our stockholders, as each stockholder would hold the same percentage of Common Stock outstanding immediately following the reverse stock split as such stockholder held immediately prior thereto. Similarly, the relative voting and other rights that accompany the shares of Common Stock would not be affected by the proposed reverse stock split. Additionally, the proposed reverse stock split would have no effect on the par value of our Common Stock.

        The following table provides estimates of the number of shares of our Common Stock authorized, issued and outstanding, reserved for issuance and authorized but neither issued nor reserved for issuance at the following times, based on the 200 million shares of Common Stock currently authorized for issuance by our Charter: (i) prior to the proposed reverse stock split, (ii) assuming a 1-for-2 reverse stock split, (iii) assuming a 1-for-4 reverse stock split, (iv) assuming a 1-for-6 reverse stock split, (v) assuming a 1-for-8 reverse stock split; and (vi) assuming a 1-for-10 reverse stock split.

	Number of Shares of Common Stock Authorized	Number of Shares Issued and Outstanding(1)	Percentage of Authorized Common Stock	Number of Shares Reserved For Issuance
Current Shares	200,000,000	106,186,719	53%	30,031,271
1-for-2 Reverse Stock Split	200,000,000	53,093,359	27%	15,015,635
1-for-4 Reverse Stock Split	200,000,000	26,546,679	13%	7,507,817
1-for-6 Reverse Stock Split	200,000,000	17,697,786	9%	5,005,211
1-for-8 Reverse Stock Split	200,000,000	13,273,339	7%	3,753,908
1-for-10 Reverse Stock Split	200,000,000	10,618,671	5%	3,003,127

(1)
Based on the number of shares of Common Stock outstanding as of July 1, 2018.

        Our Charter also authorizes 5 million shares of Preferred Stock. As of July 1, 2018, we did not have any shares of Preferred Stock outstanding. The proposed reverse stock split of the Common Stock would have no effect on the number of issued and oustanding shares of our Preferred Stock or the par value of our Preferred Stock.

Purpose and Background of the Reverse Stock Split

        Our Board's primary objective in proposing the reverse stock split is to increase the per share trading price of our Common Stock on Nasdaq. Our Board believes that the proposed reverse stock split will allow us to maintain our listing on Nasdaq, and could provide other benefits resulting from the potential increase in the per share market price of our Common Stock.

        On October 3, 2017, Nasdaq notified us that we did not comply with the minimum $1.00 bid price requirement in Listing Rule 5550(a)(2), and in accordance with Listing Rule 5810(c)(3)(A), we were granted 180 calendar days, or until April 2, 2018, to regain compliance. On April 3, 2018, we were notified that because we had not regained compliance, our securities would be delisted unless we requested a hearing. On April 10, 2018, we requested a hearing. The hearing was held on May 10, 2018. On May 17, 2018, the hearings panel granted our request for continued listing, subject to our having effected a reverse stock split and demonstrated a closing bid price of $1.00 or more for a minimum of ten consecutive days on or prior to October 1, 2018.

        If we fail to satisfy Nasdaq hearings panel's decision, including the minimum bid price requirement, our Common Stock may be delisted from Nasdaq. The delisting of our Common Stock would result in the trading of our Common Stock on the over-the-counter markets, such as the OTC Bulletin Board or OTC Markets Group Inc. A delisting of our Common Stock from Nasdaq could materially reduce the liquidity of our Common Stock, not only in the number of shares that could be bought and sold, but also through delays in the timing of the transactions and reductions in securities analysts and media coverage. This may reduce the demand for our Common Stock and significantly destabilize the price of our Common Stock. In addition, a delisting could materially adversely affect our ability to raise additional capital.

        In view of the potential adverse effect of delisting from Nasdaq discussed above, our Board believes it is in our best interest and the best interest of our stockholders to effect the proposed reverse stock split to increase the market price of our Common Stock so that we may be able to maintain compliance with the minimum bid price requirement set forth in The Nasdaq Listing Rules.

        Our Board also believes that the proposed reverse stock split may provide us and our stockholders with other potential benefits resulting from the expected increase in the per share market price of our Common Stock, such as improved marketability and liquidity of our Common Stock, increased interest and trading in our Common Stock and a broader range of institutions that invest in our stock. Our Board believes that the low market price of our Common Stock impairs its acceptability to important segments of the institutional investor community and the investing public. Many investors look upon low-priced stock as speculative in nature and, as a matter of policy, avoid investment in such stocks. Moreover, the low market price of our Common Stock may have reduced the effective marketability of our shares because of the reluctance of many brokerage firms to recommend low-priced stock to their clients. Additionally, because brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.

        However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, even if we effect the proposed reverse stock split, we may not experience the intended benefits described above, including compliance with the minimum bid price requirement set forth in The Nasdaq Listing Rules and the Nasdaq hearings panel decision. Further, while we expect that the reduction in the number of outstanding shares of our Common Stock will increase the trading price of our Common Stock, we cannot assure you that the proposed reverse stock split will increase the trading price of our Common Stock by a multiple equal to the reverse stock split ratio to be determined by our Board, or result in any permanent increase in the trading price of our Common Stock, which is dependent upon many factors, including our business and financial performance, general market conditions and prospects for future success. In the event the trading price of our Common Stock declines after the proposed reverse stock split, the percentage decline may be greater, due to the smaller number of shares outstanding, than it would have been prior to the reverse stock split. In some cases, the per share stock price of companies that have effected reverse stock splits has subsequently declined back to pre-reverse split levels. In addition, a reverse stock split is often viewed negatively by the market and, consequently, may lead to a decrease in our overall market capitalization. If the per share trading price of our Common Stock does not increase proportionately as a result of the proposed reverse stock split, then our value, as measured by our market capitalization, will be reduced, perhaps significantly.

Board Discretion to Implement Reverse Stock Split

        If our stockholders approve the proposed reverse stock split at the Annual Meeting, the proposed reverse stock split will be effected, if at all, only upon a determination by our Board that the reverse stock split at the applicable ratio (with such ratio determined by our Board as described above) is in our best interest and the best interest of our stockholders. Such determination will be based upon various factors, including meeting the continued listing requirements for Nasdaq, existing and expected marketability and liquidity of our Common Stock, prevailing market conditions and the likely effect on the market price of our Common Stock. Notwithstanding approval of the proposed reverse stock split by the our stockholders, our Board may, in its sole discretion, abandon the proposed amendment and restatement of the Charter and determine, prior to the effectiveness of any filing with the Delaware Secretary of State, not to effect the reverse stock split.

Effects of Reverse Stock Split on Common Stock

        One principal effect of the proposed reverse stock split would be to decrease the number of outstanding shares of our Common Stock. Except for adjustments that may result from the treatment of fractional shares as described below (see "Treatment of Fractional Shares"), the reverse stock split will not have any dilutive effect on our stockholders since each stockholder would hold the same percentage of our Common Stock outstanding immediately following the reverse stock split as such stockholder held immediately prior to the reverse stock split. The relative voting and other rights that accompany the shares of Common Stock would not be affected by the proposed reverse stock split. Although the proposed reverse stock split will not have any dilutive effect on our stockholders, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will decrease because the amendment and restatement of the Charter would maintain the same authorized number of shares of Common Stock. As a result, the additional authorized shares of Common Stock will be available for issuance at such times and for such purposes as our Board may deem advisable without further action by our stockholders, except as required by applicable laws and regulations.

        The principal effects of the proposed reverse stock split would be that:

  •
  a certain number of shares of our existing Common Stock, which number will be between 2 and 10, as selected by our Board (or any authorized committee thereof), will automatically be reclassified and combined into one validly issued, fully paid and non-assessable share of Common Stock without any further action by us or the holder thereof;

  •
  the proposed reverse stock split will reduce the total number of shares of our Common Stock outstanding, but will not change the number of authorized shares of our Common Stock under our Charter and, as such, the number of shares of our Common Stock remaining available for future issuance will increase;

  •
  the number of shares held by each individual stockholder will be reduced, resulting in the increase in the number of stockholders who hold less than a "round lot," or 100 shares. Typically, the transaction costs to stockholders selling "odd lots" are higher on a per share basis, which could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their shares;

  •
  the aggregate number of equity-based awards that remain available to be granted under our equity incentive plans and other benefit plans will be reduced proportionately to reflect such reverse stock split ratio; and

  •
  all outstanding options and warrants will be adjusted as a result of the proposed reverse stock split, as required by the terms of such securities (in particular, the conversion ratio for each instrument will be reduced, and the exercise price, if applicable, will be increased, in accordance with the terms of each instrument and based on the reverse stock split ratio).

        The proposed amendment and restatement of the Charter will not otherwise alter or modify the rights, preferences, privileges or restrictions of our Common Stock.

Effect on Registration and Stock Trading

        Our Common Stock is currently registered under Section 12(b) of the Exchange Act and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split will not affect the registration of our Common Stock under the Exchange Act.

        If we implement the proposed reverse stock split, our Common Stock will continue to be reported on Nasdaq under the symbol "VVUS." However, our Common Stock would have a new CUSIP number, which is a number used to identify our Common Stock.

Effect on Outstanding Options and Warrants

        As of July 1, 2018, we had outstanding: options to purchase 18,753,378 shares of Common Stock under the 2010 Plan, 139,780 shares of Common Stock subject to restricted stock units under the 2010 Plan, options to purchase 5,020,000 shares of Common Stock under the Inducement Plan, and options to purchase 147,516 shares of Common Stock under the 2001 Plan. Under the terms of the options and restricted stock units, when the proposed reverse stock split becomes effective, the number of shares covered by each option or restricted stock unit under its applicable plan will be decreased and the conversion or exercise price per share, as applicable, will be increased in accordance with the applicable exchange ratio. We have also reserved for issuance the sum of (i) 1,500,000 shares of Common Stock, subject to adjustments as may be required in accordance with the terms of the 2018 Plan, plus (ii) any shares which have been reserved but not issued pursuant to any awards granted under the 2010 Plan as of the date of stockholder approval of the 2018 Plan, and (iii) any shares subject to stock options or similar awards granted under the 2010 Plan or the 2001 Plan, in the event such 2018 Plan (Proposal No. 4) is approved at the Annual Meeting. Under the terms of the 2018 Plan, when the proposed reverse stock split becomes effective, the number of shares reserved for issuance under the 2018 Plan will be proportionately decreased in accordance with the applicable exchange ratio.

        As of July 1, 2018, we also had outstanding warrants to purchase 8,370,000 shares of Common Stock. Under the terms of such warrants, when the proposed reverse stock split becomes effective, the number of shares underlying each warrant will be decreased and the exercise price per share will be increased in accordance with the applicable exchange ratio.

Treatment of Fractional Shares

        We will not issue any fractional shares of Common Stock as a result of the proposed reverse stock split. Instead, in the event the reverse stock split results in any stockholder being entitled to receive fractional shares that, when aggregated, equal less than a whole share of Common Stock, such fractional shares will be "rounded up," reclassified and converted from and after the effective time of the reverse stock split into one whole share of Common Stock in lieu of such fractional shares. For example, if our Board determines to effect the reverse stock split at a ratio of 1-for-6, then a stockholder who holds 50 shares on a pre-split basis would hold nine whole shares on a post-split basis. No cash will be paid to any holders of fractional interests in the Company.

        Our list of stockholders shows that some of the outstanding shares of our Common Stock are registered in the names of nominees. As we do not know the number of shares held by each beneficial owner for whom the nominees are record holders, we cannot predict with certainty the number of fractional shares that will result from the proposed reverse stock split or the total number of additional shares of Common Stock that will be issued as a result of fractional shares. However, we do not expect that the amount will be material. We do not expect the reverse stock split to result in a significant reduction in the number of record holders.

Mechanics of Reverse Stock Split

        If our stockholders approve this Proposal No. 5 at the Annual Meeting and our Board decides to effectuate the reverse stock split (i.e., we have not otherwise regained compliance with Nasdaq's minimum bid requirement), our stockholders will be notified that the reverse stock split has been effected. The mechanics of the proposed reverse stock split will differ depending upon whether a stockholder holds its shares in brokerage accounts or "street name" or whether the shares are registered directly in a stockholder's name and held in book-entry form.

        Our stockholders who hold shares in "street name" through a nominee (such as a bank or broker) will be treated in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the reverse stock split for their beneficial holders. However, nominees may have different procedures for processing the reverese stock split and stockholders holding shares in "street name" are encouraged to contact their nominees.

        We will retain an exchange agent (the "Exchange Agent") for purposes of implementing the exchange of stock certificates. Holders of pre-reverse split shares will be asked to surrender to the Exchange Agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures to be set forth in a letter of transmittal that will be delivered to the Company's stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered to the Exchange Agent his, her or its outstanding certificate(s) together with the properly completed and executed letter of transmittal. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO. Stockholders holding registered shares of our Common Stock in book-entry form need not take any action to receive post-reverse stock split shares, as a transaction statement will automatically be sent to the stockholders' address of record indicating the number of shares held.

Accounting Consequences

        The par value of our Common Stock in effect at the time of the proposed reverse stock split would remain unchanged after such reverse stock split. Additionally, our capital account would remain unchanged, and we do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

        The following discussion summarizes certain material U.S. federal income tax consequences relating to the participation in the proposed reverse stock split by a U.S. stockholder that holds the shares of our Common Stock as a capital asset. This discussion is based on the provisions of the Code, final, temporary and proposed U.S. Treasury regulations promulgated thereunder and current administrative rulings and judicial decisions, all as in effect as of the date hereof. All of these authorities may be subject to differing interpretations or repealed, revoked or modified, possibly with retroactive effect, which could materially alter the tax consequences set forth herein.

        For purposes of this summary, a "U.S. stockholder" refers to a beneficial owner of Common Stock who is any of the following for U.S. federal income tax purposes: (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A non-U.S. holder of our Common Stock is a stockholder who is not a U.S. stockholder.

        This summary does not represent a detailed description of the U.S. federal income tax consequences to a stockholder in light of his, her or its particular circumstances. In addition, it does not purport to be complete and does not address all aspects of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances or to any stockholder that may be subject to special tax rules, including, without limitation: (1) stockholders subject to the alternative minimum tax; (2) banks, insurance companies, or other financial institutions; (3) tax-exempt organizations; (4) dealers in securities or commodities; (5) regulated investment companies or real estate investment trusts; (6) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (7) U.S. stockholders whose "functional currency" is not the U.S. dollar; (8) persons holding Common Stock as a position in a hedging transaction, "straddle," "conversion transaction" or other risk reduction transaction; (9) persons who acquire shares of Common Stock in connection with employment or other performance of services; (10) dealers and other stockholders that do not own their shares of Common Stock as capital assets; (11) U.S.

expatriates, (12) foreign persons; (13) resident alien individuals; or (14) stockholders who directly or indirectly hold their stock in an entity that is treated as a partnership for U.S. federal tax purposes. Moreover, this description does not address the U.S. federal estate and gift tax, alternative minimum tax, or other tax consequences of the reverse stock split.

        There can be no assurance that the U.S. Internal Revenue Service ("IRS") will not take a contrary position to the tax consequences described herein or that such position will be sustained by a court. In addition, U.S. tax laws are subject to change, possibly with retroactive effect, which may result in U.S. federal income tax considerations different from those summarized below. No ruling from the IRS has been obtained with respect to the U.S. federal income tax consequences of the reverse stock split.

        This discussion is for general information only and is not tax advice. All stockholders should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the reverse stock split.

        Based on the assumption that the reverse stock split will constitute a tax-free reorganization within the meaning of Section 368(a)(1)(E) of the Code, and subject to the limitations and qualifications set forth in this discussion, the following is a general discussion of the U.S. federal income tax consequences relating to the reverse stock split.

        We believe that the reverse stock split should qualify as a "recapitalization" for U.S. federal income tax purposes. Accordingly, a U.S. stockholder should not recognize any gain or loss as a result of the reverse stock split (except possibly for stockholders receiving a whole share of Common Stock in lieu of a fractional share, as noted below). Subject to the discussion below regarding fractional shares, a U.S. stockholder's aggregate tax basis in his, her, or its post-reverse-split shares of Common Stock should generally equal the aggregate tax basis in the pre-reverse-split shares of Common Stock exchanged therefor, and such U.S. stockholder's holding period for the post-reverse-split shares of Common Stock should include the period during which such U.S. stockholder held the pre-reverse-split shares of Common Stock surrendered therefor. U.S. stockholders should consult their tax advisors as to application of the foregoing rules where shares of our Common Stock were acquired at different times or at different prices.

        The treatment of the fractional shares being rounded up to the next whole share is uncertain and a stockholder who receives a whole share of Common Stock in lieu of a fractional share may possibly recognize gain in an amount not to exceed the excess of the fair market value of such whole share over the fair market value of the fractional shares to which the stockholder was otherwise entitled. Stockholders should consult their tax advisors regarding the U.S. federal income tax and other tax consequences of fractional shares being rounded to the next whole share.

        THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Potential Anti-Takeover Effects

        By increasing the number of authorized but unissued shares of Common Stock, the proposed reverse stock split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of our Board. For example, it may be possible for our Board to delay or impede a takeover or transfer of control of the Company by causing such additional authorized but unissued shares to be issued to holders who might side with us in opposing a takeover bid that our Board determines is not in the best interests of us or our stockholders. The proposed reverse stock split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the reverse stock split may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed reverse stock split may have the effect of permitting our current management, including our Board, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business. However, our Board is not aware of any attempt to take control of us and our Board has not approved the reverse stock split with the intent that it be utilized as a type of anti-takeover device.

Consequences If Our Stockholders Do Not Approve the Reverse Stock Split

        If our stockholders do not approve this Proposal No. 5, we may be unable to maintain our listing on Nasdaq. See "Purpose and Background of the Reverse Stock Split" above.

Dissenter's Rights

        Under the Delaware General Corporation Law, our stockholders will not be entitled to dissenter's rights with respect to the proposed amendment and restatement of the Charter to effect the reverse stock split, and we do not intend to independently provide stockholders with any such right.

Required Vote

        The affirmative vote of a majority of the shares of Common Stock outstanding entitled to vote thereon is required for the approval thereof. Abstentions will have the effect of a vote "AGAINST" this Proposal No. 5.

        Proxies received in response to this solicitation will be voted "FOR" the amendment and restatement of our Charter to implement a reverse stock split unless otherwise specified in the Proxy.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT AND RESTATEMENT OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO IMPLEMENT A REVERSE STOCK SPLIT.

CORPORATE GOVERNANCE

Board Meetings

        The Board met seven times during fiscal year 2017. All directors attended at least 75% of the aggregate of all meetings of the Board and of the committees on which they served during the year ended December 31, 2017, with the exception of Thomas B. King.

        Although we do not have a formal policy regarding attendance by members of the Board at our annual meetings of stockholders, directors are encouraged to attend annual meetings of stockholders.

Board Independence

        As required under Rule 5605 of the Nasdaq Listing Rules, a listed company's board of directors must affirmatively determine that a majority of its directors are "independent," as defined by such listing standards. That definition includes a series of objective factors, including that the director is not an employee of the company and has not engaged in various types of business dealings with the company. Additionally, the board of directors must make a subjective determination as to each director that no relationship exists that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company's audit, compensation, and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. Compensation committee members must also satisfy independence criteria set forth in Rule 10C-1 under the Exchange Act. The Corporate Development Committee charter also requires that the Corporate Development Committee shall be composed of independent directors.

        Consistent with these requirements, our Board has determined that each of Thomas B. King, David Y. Norton, Jorge Plutzky, M.D., Eric W. Roberts and Herman Rosenman, which represent five of our seven directors, currently satisfies the director independence standards of the Nasdaq Listing Rules. Mr. King served as our interim Chief Executive Officer from December 31, 2017 to April 30, 2018 and as our interim President from April 30, 2018 to May 30, 2018. Mr. King's position as an interim executive officer during such periods does not disqualify him from being considered independent under the Nasdaq Listing Rules as of the date of this Proxy Statement. Our Board has determined that John Amos, our Chief Executive Officer, is not independent by virtue of his employment with the Company, and Allan L. Shaw in not independent by virtue of his prior role as a consultant with the Company. The Board also determined that each member of the Audit, Compensation, Nominating and Governance Committees and the Corporate Development Committee satisfies the independence standards for such committees established by the SEC and the Nasdaq Listing Rules, as applicable.

Board Leadership Structure

        The Company maintains separate positions of the Chairman of the Board and the Chief Executive Officer. Having these positions separate allows our Chief Executive Officer to focus on the daily operations, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. Though our charter documents do not require that our Chairman of the Board and Chief Executive Officer positions be separate, the Board believes that having separate positions is the appropriate leadership structure to assure good and efficient corporate governance. The Board has charged the Chairman of the Board with responsibility for presiding over meetings of the Board, developing meeting agendas in consultation with management, facilitating communication between management and the Board, representing director views to management and improving meeting effectiveness, among other things. Our Chairman of the

Board is elected annually at the first Board meeting following the annual meeting of stockholders and is currently David Y. Norton.

Risk Oversight

        Our Board as a whole is responsible for overseeing our risk management function. Members of our senior management team are responsible for implementation of our day-to-day risk management processes, while the Board, as a whole and through its Audit Committee, Compensation Committee, Nominating and Governance Committee and Corporate Development Committee, has responsibility for the oversight of overall risk management. As risk is inherent in every business and is rarely static, the Board and senior management routinely discuss and analyze any significant strategic, operational, financial, legal and compliance risks facing the Company, as well as our general risk management strategy and actions taken by senior management in compliance with this strategy. At meetings of the Board, senior management provides updates to the Board on any specific risk-related issues as they evolve, which allows the Board to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

        In addition, each of the committees of our Board considers any risks that may be within its area of responsibilities and directors periodically engage in discussions with members of the senior management team as appropriate. Specifically, the Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Nominating and Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors and executive officers and corporate governance. The Corporate Development Committee assists the Board in assessing specific risks and issues relating to potential transactions not in the ordinary course of business.

Board Committees

        The Board has Audit, Compensation, Nominating and Governance, and Corporate Development Committees. The written charter for each of these committees can be found on our website at www.vivus.com. All members of the committees are appointed by the Board and are independent non-employee directors. The following describes each committee, its current membership, the number of meetings held during fiscal year 2017, and its function:

  Audit Committee

        The Audit Committee currently consists of directors Norton, Plutzky and Rosenman, none of whom is an employee of the Company and each of whom is independent within the meaning of the Nasdaq Listing Rules and the Exchange Act, in each case as currently in effect. The Board has determined that Mr. Rosenman is an "audit committee financial expert" as defined in the applicable SEC rules. Mr. Rosenman currently serves as Chairman of the Audit Committee. During fiscal year 2017 and until February 2018, Allan L. Shaw also served as a member of the Audit Committee. The Audit Committee held four meetings during fiscal year 2017.

        The Audit Committee's main function is to oversee our accounting and financial reporting processes, internal system of control, independent registered public accounting firm relationships and the audits of our financial statements. The Audit Committee's responsibilities include, among other things:

  •
  assisting the Board in its oversight of the integrity of the Company's accounting and financial reporting process and the audits of the Company's financial statements by the Company's independent registered public accounting firm;

  •
  monitoring the periodic reviews of the adequacy of the accounting and financial reporting processes and systems of internal control that are conducted by the independent registered public accounting firm and the Company's financial and senior management;

  •
  evaluating the Company's compliance with legal and regulatory requirements under applicable securities law;

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  interacting directly with and evaluating the performance of the independent registered public accounting firm, including engaging or dismissing the independent registered public accounting firm and monitoring the independent registered public accounting firm's qualifications and independence; and

  •
  facilitating communication among the independent registered public accounting firm and the Company's financial and senior management and the Board.

        Both our independent registered public accounting firm and internal financial personnel meet privately with the Audit Committee and have unrestricted access to the Audit Committee.

        The Audit Committee Report is included herein below.

  Compensation Committee

        The Compensation Committee currently consists of directors Norton, Roberts, and Rosenman, none of whom is currently or has served as an employee of the Company during fiscal year 2017 and each of whom is independent within the meaning of the Nasdaq Listing Rules and the Exchange Act, in each case as currently in effect. The Compensation Committee held six meetings during fiscal year 2017. During fiscal year 2017 and until February 2017, Allan L. Shaw also served as a member and Chairman of the Compensation Committee. No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more officers serving as a member of our Board or Compensation Committee. Mr. Norton currently serves as Chairman of the Compensation Committee. The Compensation Committee's responsibilities include, among other things:

  •
  establishing and maintaining compensation and benefit plans, policies and programs designed to attract, motivate and retain personnel with the requisite skills and abilities to enable the Company to achieve superior operating results;

  •
  reviewing the compensation of the Company's Chief Executive Officer, the Company's other executive officers as defined by Rule 3b-7 of the Exchange Act and the Company's non-employee directors; and

  •
  ensuring compliance with the compensation rules, regulations and guidelines promulgated by Nasdaq, the SEC and other law, as applicable.

        The Compensation Committee reviews and approves the salaries and incentive compensation of our officers and directors. In addition, the Compensation Committee approves all new hire equity grants, as well as equity grants for all employees as part of our annual performance review process.

        The agenda for meetings of the Compensation Committee is prepared by the Compensation Committee Chair in consultation with management. The Compensation Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Compensation Committee, attend any meeting to provide such information as the Compensation Committee requests. In rendering its decisions, the Compensation Committee also considers the information regarding comparably sized companies in the biotechnology and pharmaceutical industries in the United States and its collective experience with other companies. The Chief Executive Officer and any other officers cannot be present during the portion of any meeting relating to their own compensation or performance.

        The Compensation Committee is entitled to delegate any or all of its responsibilities to a subcommittee of the Compensation Committee, but only to the extent consistent with the Company's Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, as further amended, Section 162(m), Nasdaq rules and other applicable law. The Board retains the authority to review and approve cash and equity compensation for our officers and directors, which it exercises from time to time.

        The Compensation Committee is committed to ensuring that compensation programs are designed to encourage high performance, promote accountability and assure that employee interests are aligned with the interests of the Company's stockholders. To this end, the Compensation Committee has directly selected and retained the services of Radford, an Aon Hewitt Company, or Radford, to assist it in evaluating executive and non-employee director compensation matters. During 2017, Radford only provided services to the Compensation Committee and such services were related exclusively to executive, equity and non-employee director compensation. In 2017, the Compensation Committee engaged Radford to conduct a peer group analysis, an analysis of the Chief Executive Officer's compensation, a review of ongoing equity strategies, an analysis of non-employee directors' compensation, and an analysis of the executive compensation programs. The Compensation Committee has the sole discretion to retain or obtain the advice of compensation consultants, legal counsel and other compensation advisers, direct responsibility for the appointment, compensation and oversight of the work of any compensation adviser, the right to receive from the Company appropriate funding, as determined by the Compensation Committee, for the payment of reasonable compensation to compensation advisers retained by the Compensation Committee and responsibility to consider certain independence factors before selecting such compensation advisers, other than in-house legal counsel. The compensation consultant reports directly and exclusively to the Compensation Committee with respect to executive and non-employee director compensation matters.

        After review and consultation with Radford, the Compensation Committee has determined that Radford is independent and there is no conflict of interest resulting from retaining Radford currently or during the year ended December 31, 2017. In reaching these conclusions, the Compensation Committee considered the factors set forth in Rule 10C-1 of the Exchange Act and applicable Nasdaq Listing Rules.

        The Compensation Committee Report is included herein below.

  Nominating and Governance Committee

        The Nominating and Governance Committee currently consists of directors Norton and Roberts, neither of whom is an employee of the Company and each of whom is independent within the meaning of the Nasdaq Listing Rules as currently in effect. During fiscal year 2017 and until January 2017, Mayuran Sriskandarajah also served as a member and Chairman of the Nominating and Governance Committee. The Nominating and Governance Committee held two meeting during fiscal year 2017. Mr. Norton currently serves as Chairman of the Nominating and Governance Committee.

        The Nominating and Governance Committee is responsible for:

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  identifying, considering and recommending candidates for nomination to the Board;

  •
  developing, reviewing and recommending to the Board, corporate governance guidelines and principles applicable to the Company;

  •
  overseeing the evaluation of the Board, including from time to time conducting surveys of director observations, suggestions and preferences; and

  •
  advising the Board on corporate governance matters and performance matters of the Board, including recommendations regarding the structure and composition of the Board and Board committees.

        The Nominating and Governance Committee will consider properly submitted stockholder recommendations for candidates for membership on the Board as described below. Any stockholder recommendations proposed for consideration by the Nominating and Governance Committee should include the candidate's name and qualifications for membership on the Board and should be addressed to our Corporate Secretary at VIVUS, Inc., 900 E. Hamilton Avenue, Suite 550, Campbell, CA 95008. In addition, procedures for stockholder direct nomination of directors are discussed in detail in our Amended and Restated Bylaws, as further amended, which can be provided to you upon written request. The Nominating and Governance Committee will consider a director candidate recommended by our stockholders in the same manner as a nominee recommended by a member of the Board, management or other sources.

        The Nominating and Governance Committee will utilize a variety of methods for identifying and evaluating nominees for director. The Nominating and Governance Committee intends to regularly assess the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Governance Committee plans to consider various potential candidates for director. Candidates may come to the attention of the Nominating and Governance Committee through current members of the Board, professional search firms, stockholders or other persons. These candidates will be evaluated at regular or special meetings of the Nominating and Governance Committee, and may be considered at any point during the year. In evaluating such recommendations, the Nominating and Governance Committee uses the qualifications standards discussed below and seeks to achieve a balance of knowledge, experience and skill on the Board.

        The Nominating and Governance Committee will use a variety of criteria to evaluate the qualifications and skills necessary for members of our Board. The Nominating and Governance Committee has also specified the following minimum qualifications that it believes must be met by a nominee for a position on the Board as follows:

  •
  possession of the highest professional and personal ethics and values;

  •
  the ability to think and act independently;

  •
  broad experience at the policy-making level in business, healthcare, education, or government;

  •
  a commitment to enhancing stockholder value and providing insight and practical wisdom based on experience;

  •
  service on other boards of public companies limited to a number that permits a director, given each director's individual circumstances, to perform all director duties responsibly; and

  •
  the ability to represent the interests of our stockholders.

        While the Company does not have a formal policy on director diversity, the Board and the Nominating and Governance Committee also consider diversity when reviewing the composition of the Board and considering the slate of nominees for annual election to the Board and the appointment of individual directors to the Board. In this context, diversity factors include without limitation experience, specialized expertise, geographic location, cultural background and gender. Diversity factors are then considered with other factors by our Nominating and Governance Committee in the context of an assessment of the perceived needs of our Board on an annual basis or at a particular point in time.

        After completing its evaluation, the Nominating and Governance Committee makes a recommendation to the full Board as to the persons who should be nominated to the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating and Governance Committee.

  Corporate Development Committee

        The Corporate Development Committee currently consists of directors Norton, Plutzky, Roberts and Rosenman, neither of whom is an employee of the Company and each of whom is independent within the meaning of the Nasdaq Listing Rules as currently in effect. The Corporate Development Committee held 14 meeting during fiscal year 2017. Mr. Roberts currently serves as Chairman of the Corporate Development Committee.

        The Corporate Development Committee is responsible for:

  •
  reviewing and making recommendations with respect to the Company's long-term business goals and strategic plans developed by management;

  •
  assisting management in the review of transactions not in the ordinary course of business; and

  •
  reviewing the integration plans for proposed transactions as applicable.

Compensation Committee Interlocks and Insider Participation

        None of our directors who served on our Compensation Committee during 2017 is currently or has been, at any time since our formation, one of our officers or employees. However, Mr. Shaw previously served on the Compensation Committee in 2017 until February 1, 2018, and on February 26, 2018, he entered into a Consulting Agreement with the Company, effective February 1, 2018. During 2017, no executive officer served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or our Compensation Committee. The Compensation Committee currently consists of directors Roberts, Rosenman and Norton. None of the members of our Compensation Committee during 2017 currently has or has had any relationship or transaction with a related person requiring disclosure pursuant to Item 404 of Regulation S-K.

Stockholder Communications to Directors

        Stockholders may communicate directly with our Board by sending a letter addressed to:

General Counsel
VIVUS, Inc.
900 E. Hamilton Avenue, Suite 550
Campbell, CA 95008

        Our General Counsel will ensure that a summary of all communications received is provided to the Board at its regularly scheduled meetings. Stockholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate. Where the nature of a communication warrants, the General Counsel may decide to obtain the more immediate attention of the appropriate committee of the Board or a non-management director, management or independent advisors, as the General Counsel considers appropriate. The General Counsel may decide, in the exercise of his judgment, whether a response to any stockholder communication is necessary.

Code of Business Conduct and Ethics

        The Board has adopted a Code of Business Conduct and Ethics, which is applicable to all of our employees, officers and directors. The Code of Business Conduct and Ethics may be found on our website at www.vivus.com. We will disclose any amendment to the Code of Business Conduct and Ethics or waiver of a provision of the Code of Business Conduct and Ethics, including the name of the person to whom the waiver was granted, on our website on the Investor Relations page within four business days following the date of such amendment or waiver.

Corporate Governance Guidelines

        The Board has adopted Corporate Governance Guidelines, which set forth amongst other things the principles that guide the Board's exercise of its responsibility to oversee corporate governance, maintain its independence and evaluate its own performance. Our Corporate Governance Guidelines provide that the Board shall elect its Chairman and appoint the Company's Chief Executive Officer in accordance with the best interests of the Company. Our Corporate Governance Guidelines also provide that directors should not serve on boards of public companies in addition to the Company's Board where such service is likely to interfere with the performance of the director's duties to the Company, taking into account the individual, the nature of his or her activities and such other factors or considerations as the Board deems relevant. The Corporate Governance Guidelines may be found on our website at www.vivus.com.

EXECUTIVE OFFICERS

        Officers serve at the discretion of the Board. The following table and the biographical information that follows it set forth information as of July 1, 2018 regarding our executive officers:

Name	Age	Position
John Amos	51	Chief Executive Officer and Director
Mark K. Oki	49	Chief Financial Officer and Chief Accounting Officer
John L. Slebir	53	Senior Vice President, Business Development and General Counsel and Secretary
M. Scott Oehrlein	52	Chief Operations Officer
Santosh T. Varghese, M.D.	48	Chief Medical Officer

        The biographical information of Mr. Amos is set forth above under Proposal No. 1, "Election of Directors."

        Mark K. Oki has served as our Chief Financial Officer and Chief Accounting Officer since October 2015. Prior to this, Mr. Oki held the following positions at Alexza Pharmaceuticals, Inc., a publicly traded pharmaceutical company: Senior Vice President, Finance and Chief Financial Officer from July 2012 until October 2015, Principal Accounting Officer from May 2010 until October 2015, Principal Financial Officer and Secretary from December 2011 until October 2015, Vice President, Finance and Controller from February 2010 until July 2012 and Controller from April 2006 until February 2010. From June 2001 until April 2006, he served as the Controller of Pharmacyclics, Inc., a publicly traded development stage pharmaceutical company. From 1998 until 2001, Mr. Oki held several positions at Incyte Genomics, Inc., now Incyte Corporation, a publicly traded company, including most recently as Assistant Controller. From 1992 until 1997, he held several positions at Deloitte & Touche LLP, a public accounting firm. Mr. Oki holds a B.S. in Business Administration with a concentration in Accounting from San Jose State University.

        John L. Slebir has served as our Senior Vice President, Business Development and General Counsel since January 2014, and, since June 2012, he also has served as our Secretary. From June 2011 until January 2014, Mr. Slebir served as our Vice President, Business Development and General

Counsel, from January 2011 until June 2011, he served as our Vice President, General Counsel, and, from September 2009 until January 2011, he served as our General Counsel on a part-time basis. From March 1999 until January 2011, Mr. Slebir served as an attorney at Wilson Sonsini Goodrich & Rosati, P.C., specializing in corporate securities and corporate governance. Prior to joining Wilson Sonsini Goodrich & Rosati, P.C., Mr. Slebir was an attorney at two prominent Bay Area law firms specialized in insurance and sporting equipment defense litigation. Mr. Slebir holds a B.A. in Communications from San Diego State University and a J.D. from Santa Clara University School of Law.

        M. Scott Oehrlein has served as our Chief Operations Officer since April 30, 2018. Mr. Oehrlein served as the Global Chief Operations Officer of Willow Biopharma Inc., a biopharmaceutical company, from November 2017 to April 2018. He served as Vice President and Head of General Medicines Sales/Diabetes and CV Sales, U.S. Sanofi, a global biopharmaceutical company, from April 2014 to June 2017. Mr. Oehrlein held various roles for Novartis Pharmaceuticals Corporation, a global healthcare company, from August 2004 to April 2014 including the following: Vice President, Head of Primary Care Sales US from April 2012 to April 2014, General Manager South Operating Unit from August 2011 to March 2012, and Vice President Primary Care Franchise, Novartis Canada Montreal from January 2009 to July 2011. He began his career as a sales representative with The Upjohn Company, a global pharmaceutical company, in 1989 before moving into multiple leadership roles in sales and marketing. He received a B.A. in Biology and Pre-Medicine from Franklin and Marshall College.

        Santosh T. Varghese, M.D. has served as our Chief Medical Officer since January 2016. Dr. Varghese served as our Vice President, Medical & Regulatory Affairs, Pharmacovigilance, and QA from October 2013 until December 2015, as our Vice President, Head of Medical Affairs, Pharmacovigilance, and Regulatory Compliance from July 2013 until October 2013, as our Vice President, Head of Medical Affairs and Pharmacovigilance from April 2012 until July 2013, and as our Vice President, Head of Medical Affairs from March 2012 until April 2012. Prior to this, Dr. Varghese was Senior Vice President, Medical Affairs at Elan Pharmaceuticals, a biopharmaceutical company, from January 2011 until March 2012. From April 2010 until January 2011, Dr. Varghese served as an executive consultant in the pharmaceutical industry for medical education and pharmaceutical companies. From June 2008 until April 2010, he was Vice President Primary Care & Cardiovascular in Global Medical Affairs at Schering-Plough Corporation (now Merck & Co.), a pharmaceutical company, in addition to other senior roles at Schering-Plough Corporation from May 2006 until June 2008. From November 2000 until May 2006, he held senior roles at Aventis and Sanofi-Aventis (now Sanofi SA), a pharmaceutical company. Dr. Varghese previously served on the board of directors of the American Lung Association—New York, and was an Adjunct Associate Professor at Touro University College of Medicine (now New York Medical College). Dr. Varghese is the co-author of abstracts and journal publications in multiple therapeutic areas. Dr. Varghese holds a B.S. in Biology from Pennsylvania State University and an M.D. from St. George's University School of Medicine. He completed his medical training in the Caribbean, United States, and United Kingdom.

 AUDIT COMMITTEE REPORT

        Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, this report of the Audit Committee of our Board of Directors shall not be deemed "filed" with the SEC or "soliciting material" under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

        The following is the report of the Audit Committee of the Board of Directors. The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2017 with our management. In addition, the Audit Committee has discussed with OUM & Co. LLP, our independent registered public accounting firm, or the Auditors, the matters required to be discussed by the Statement on Auditing Standards No. 1301, "Communications with Audit Committees," as adopted by the Public Company Accounting Oversight Board ("PCAOB").

        The Audit Committee also has received the written disclosures and the letter from the Auditors required by applicable requirements of the PCAOB regarding the Auditors' communications with the Audit Committee concerning independence, and has discussed with the Auditors the Auditors' independence.

        Based on the Audit Committee's review of the matters noted above and its discussions with our Auditors and our management, the Audit Committee recommended to the Board of Directors that the financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS Herman Rosenman, Chairman David Y. Norton Jorge Plutzky, M.D.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis discusses:

  •
  the elements of our compensation programs applicable to the named executive officers for 2017;

  •
  the actions taken in 2017 with respect to compensation for the named executive officers; and

  •
  the compensation of our named executive officers during 2017.

        We refer to the following individuals as our "named executive officers" for 2017:

Name	Title
Thomas B. King	Interim Chief Executive Officer
Mark K. Oki	Chief Financial Officer and Chief Accounting Officer
John L. Slebir	Senior Vice President, Business Development and General Counsel and Secretary
Santosh T. Varghese, M.D.	Chief Medical Officer
Seth H. Z. Fischer(1)	Former Chief Executive Officer

(1)
On December 24, 2017, the Company and Mr. Fischer agreed that Mr. Fischer would depart from the role of Chief Executive Officer, effective December 31, 2017.

General Philosophy

        We compensate our named executive officers through a combination of base salary, cash bonus and equity compensation designed to be competitive with comparable companies. Our core objective is to attract, retain, reward and motivate our named executive officers and to align our performance with the long-term interests of our stockholders. We evaluate our compensation based on a number of factors, including corporate and individual performance. We compensate our named executive officers through a combination of base salary, cash bonus and equity compensation designed to be competitive with comparable companies. Our core objective is to attract, retain, reward and motivate our named executive officers and to align our performance with the long-term interests of our stockholders. We evaluate our compensation based on a number of factors, including corporate and individual performance. In 2017, our focus was continuing to maximize the value of Qsymia® and STENDRA®/SPEDRA™, building our product development pipeline and managing our cost structure. In 2017, we licensed the Qsymia commercial rights in South Korea to Alvogen. If approved, South Korea will be the first territory outside of the U.S. in which Qsymia will be commercially available. We also regained the commercial rights for STENDRA/SPEDRA in Africa, the Middle East, Turkey, and the CIS countries, including Russia, and are in active negotiations to license these territories to third parties. In 2017, we continued to address our cost structure to reflect the realities of the branded anti-obesity market reducing our selling, general and administrative costs by 23%. Also, in 2017, we expanded our product development pipeline with the acquisition and development of tacrolimus for the treatment of pulmonary arterial hypertension, or PAH. During 2017, we obtained orphan drug designation in the EU for tacrolimus and held a pre-investigational new drug application (IND) meeting with the U.S. Food and Drug Administration (the "FDA") to address our questions related to preclinical, nonclinical and clinical data and planned design of clinical trials of tacrolimus in class III and IV PAH patients, and clarified the requirements needed to file an IND to initiate a clinical trial in this indication.

        Our compensation programs are designed to:

  •
  attract and retain our named executive officers by providing an overall compensation package that is competitive in the market in which we compete through cash bonuses and long-term equity awards based on corporate and individual performance;

  •
  share the risks and rewards of our business with our named executive officers;

  •
  align the interests of our named executive officers with the interests of our stockholders in particular through equity awards; and

  •
  compensate our named executive officers in a manner that is efficient and affordable for the Company.

        In determining the compensation for our named executive officers, we, in connection with consulting with our compensation consultant, Radford, consider a number of factors, including information regarding comparably sized companies in the biotechnology and pharmaceutical industries in the United States. We also consider the seniority level of the employee, and the employee's overall performance and contribution to the Company.

Executive Compensation Program Objectives

  Executive Compensation Programs

        Our Compensation Committee relies on experience with other companies in our industry and third-party industry compensation surveys, including those compiled and periodically provided to the Compensation Committee by Radford, executive compensation data as reported in peer companies' proxy statements, and internally generated comparisons of the various elements of total compensation to peer group companies (the "Peer Group") to determine base salary, performance-based cash bonuses and performance-based equity awards and the portion of total compensation each element should comprise. Given our named executive officers' level of responsibility in the Company and impact on the performance of the Company, we believe that a larger portion of our named executive officers' compensation should be based on performance than that of our lower-level employees. Consistent with our compensation philosophy, we have structured each element of our compensation program as described below.

        We design our base pay to provide the essential reward for an employee's work. Once base pay levels are determined, annual increases in base pay are provided to recognize an employee's expanded role and capabilities, specific performance achievements and contributions. Adjustments may also be made for changes in comparable peer company compensation levels in order to remain competitive to attract and retain employees.

        We also utilize annual cash bonuses to compensate employees for the achievement of corporate objectives as well as an employee's outstanding results while allowing us to remain competitive with other companies.

        We utilize equity-based compensation to ensure that we have the ability to retain employees over a longer period of time and to provide employees with a form of reward that aligns their interests with those of our stockholders. Employees whose skills and results we deem to be critical to our long-term success are eligible to receive higher levels of equity-based compensation. In 2017, our annual equity-based compensation to our named executive officers, other than Mr. Fischer, consisted of stock options, and our annual equity-based compensation to Mr. Fischer included a mix of stock options and restricted stock units. Effective December 31, 2017, Mr. Fisher departed from the role as the Company's Chief Executive Officer, and Mr. King was appointed to serve as the Company's interim Chief Executive Officer. Accordingly, Mr. King's equity-based compensation during 2017 was for his role as a non-employee director on the Company's Board. The annual equity awards to our named executive officers (other than the 2017 option award to Mr. King for his role as a non-employee director) and our other employees vest over a period of four years, providing a long-term incentive to our employees as they work on multi-year commercialization and drug development programs. The 2017 option award to Mr. King vests over a three year period to provide a similar long-term incentive for our non-employee directors.

        Core benefits, such as our basic health benefits, 401(k) program, disability and life insurance plans, are designed to provide support to employees and their families and to be competitive with other companies in our industry.

  Our Peer Group

        For determining 2017 compensation levels, our Compensation Committee, after consulting with Radford, chose a group of 22 companies to include in the Peer Group based on their similarity to us in terms of industry focus, stage of development, market capitalization size, revenues, financial position, entity size, pharmaceutical assets, business strategy, and the geographical location of the talent pool with which we compete. The market data for the Peer Group was drawn from publicly available documents. Additional compensation data for our former Chief Executive Officer was obtained from the Radford Global Life Sciences Survey, which was provided to the Compensation Committee by Radford. For 2017, the Peer Group, which was determined by the Compensation Committee after consulting with Radford, consisted of the following companies:

AcelRx Pharmaceuticals, Inc.	Infinity Pharmaceuticals, Inc.
Adamas Pharmaceuticals, Inc.	Omeros Corporation
Alimera Sciences, Inc.	Orexigen Therapeutics, Inc.
Aralez Pharmaceuticals Inc.	Pernix Therapeutics Holdings, Inc.
Arena Pharmaceuticals, Inc.	Retrophin, Inc.
BioDelivery Sciences International, Inc.	SciClone Pharmaceuticals, Inc.
Corcept Therapeutics Incorporated	Spectrum Pharmaceuticals, Inc.
Corium International, Inc. CTI BioPharma Corp.	Sucampo Pharmaceuticals, Inc. (acquired by Mallinckrodt public limited company)
Cumberland Pharmaceuticals Inc.	Teligent, Inc.
Enanta Pharmaceuticals, Inc.	Zogenix, Inc.
ImmunoGen, Inc.

        The data on the compensation practices of the Peer Group is gathered by our searches of publicly available information. Due to the variations between companies reporting the individual and roles for which compensation is disclosed, directly comparable information is not available from each peer company with respect to each of our named executive officers. In considering the Peer Group compensation data, the Compensation Committee recognizes that executives at different companies can play significantly different roles, with different responsibilities and scope of work, even though they may hold similar titles or positions. Moreover, it is not always possible to determine the respective qualitative factors that may influence compensation from the publicly reported compensation data, such as scope of each named executive officer's responsibilities, their performance during the period under consideration or their perceived importance to their companies' business, strategy and objectives. Accordingly, the Compensation Committee looked to information about the Peer Group as one of a number of considerations in establishing executive compensation levels (as described in more detail below). In determining compensation for our named executive officers, the Compensation Committee reviewed both Peer Group information and the collective experience of the members of our Compensation Committee and executive management to establish our compensation practices.

  Stockholder Say-on-Pay Votes

        In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we held a non-binding stockholder vote at our 2017 Annual Meeting of Stockholders (the "2017 Annual Meeting") on our 2016 executive compensation practices. The Compensation Committee, while not bound to act on a negative vote, carefully considers the opinion of its stockholders in making compensation decisions. We also have an ongoing dialogue with our largest stockholders about various aspects of our business and corporate governance, and we take into consideration the concerns raised by such stockholders. The stockholders did not approve, on an advisory basis, our 2016 executive compensation at the 2017 Annual Meeting. After careful consideration, the Compensation Committee made changes to the Company's executive compensation practices by reducing the number and Black-Scholes model value of equity awards granted to our named executive officers. In alignment with our philosophy on stockholder say-on-pay and with the results of the say-on-pay frequency vote held at our 2017 Annual Meeting, we intend to continue to hold non-binding stockholder say-on-pay votes annually.

Executive Compensation Components

        We have structured each element of our compensation package as follows:

  Base Salary

        We determine our named executive officers' salaries based on job responsibilities and individual experience, and we benchmark the amounts we pay against comparable competitive market compensation for similar positions within our Peer Group and industry. Specifically, we utilize information obtained from our comparison of Peer Group compensation data and the annual Radford Global Life Sciences Survey (the "Comparison Data"). Our Compensation Committee reviews the salaries of our named executive officers annually, and our Compensation Committee grants increases in salaries based on a review of the Comparison Data and of individual performance during the prior calendar year provided that any increases are within the guidelines determined by the Compensation Committee for each position. Guidelines are adjusted and modified on an annual basis based on information obtained from our review of the Comparison Data, as well as from our Compensation Committee's and management's experience and general employment market conditions for our industry and geographic area. Increases in base salary are based on individual performance as merit increases and on the Comparison Data as market increases; such increases are not automatic or guaranteed.

        In January 2017, our Compensation Committee reviewed base salaries for our then serving named executive officers. The Compensation Committee considered a number of factors in setting the 2017 base salaries for our then serving named executive officers, including maximizing the value of Qsymia and STENDRA/SPEDRA, building our product development pipeline and managing our cost structure. In addition, the Compensation Committee reviewed the Comparison Data and the individual performance of our named executive officers during the prior calendar year. Following the Compensation Committee's review, Messrs. Fischer, Oki and Slebir and Dr. Varghese received merit increases to their base salaries based on individual performance.

        The table below provides the base salary for each named executive officer:

Name	2017 Increase to Base Salary	2017 Base Salary ($)
Thomas B. King(1)	—	—
Mark K. Oki	3.5%	362,250
John L. Slebir	3.5%	468,650
Santosh T. Varghese, M.D.	3.5%	421,900
Seth H. Z. Fischer	3.5%	721,000

(1)
Effective December 31, 2017, Mr. King was appointed to serve as the Company's interim Chief Executive Officer.

  Cash Bonus Plan

        Annual Bonus Plan.    We awarded cash bonuses under the Annual Bonus Plan to our eligible named executive officers based on our overall corporate performance, achievement of general corporate performance objectives established by our Board of Directors in February 2017 and individual performance. The cash bonuses are based on an end-of-year assessment by our Compensation Committee. The corporate performance and the achievement of corporate objectives determine the percent of the eligible cash bonus to be paid to each eligible named executive officer. Each eligible named executive officer's individual performance is reviewed to determine how such named executive officer's performance contributed to our overall corporate performance and achievement of corporate performance objectives. The Compensation Committee uses this information to determine the named executive officer's cash bonus award, such that the percent of the eligible bonus to be paid to a named executive officer may be increased, decreased or eliminated based on the individual performance review. Cash bonuses under the Annual Bonus Plan are awarded on a discretionary basis, and the Compensation Committee may modify, eliminate or adjust corporate objectives at any time, thereby ensuring that employees are compensated for performance.

        For 2017, our corporate performance objectives as approved by our Board in February 2017, were as follows:

  •
  achieving certain strategic engagement and business strategy goals;

  •
  achieving certain regulatory and intellectual property goals; and

  •
  achieving certain compliance excellence goals and certain human resources goals.

In the Compensation Committee's opinion, the Company succeeded in meeting the following corporate objectives: achieving certain regulatory and intellectual property goals and achieving certain compliance excellence goals and certain human resources goals. Further, in the Compensation Committee's opinion, the Company succeeded, in part, in meeting the following corporate objective: achieving certain strategic engagement and business strategy goals. Based on the achievements in 2017, the Compensation Committee determined that bonuses under the Annual Bonus Plan equaling 69.4% of the eligible cash bonus potential would be paid for 2017 to our eligible employees under the plan, including our eligible named executive officers.

        The table below provides the target bonus for each named executive officer who participated in the Annual Bonus Plan for 2017 and the executive's actual bonus amount:

Name	2017 Target Bonus as a Percentage of Base Salary	2017 Target Bonus ($)	2017 Maximum Bonus as a Percentage of Base Salary	2017 Maximum Bonus ($)(1)	2017 Actual Bonus as a Percentage of Base Salary	2017 Actual Bonus ($)
Thomas B. King(2)	—	—	—	—	—	—
Mark K. Oki	40%	144,900	40%	144,900	28%	100,561
John L. Slebir	50%	234,325	50%	234,325	35%	162,622
Santosh T. Varghese, M.D.	40%	168,760	40%	168,760	18%	75,942
Seth H. Z. Fischer(3)	80%	576,800	80%	576,800	—	—

(1)
The Compensation Committee may award up to 10% of base salary of additional bonus to each named executive officer based on individual performance.

(2)
Mr. King served as the interim Chief Executive Officer from December 31, 2017 to April 30, 2018 and as the interim President from April 30, 2018 to May 30, 2018. Mr. King did not participate in the Annual Bonus Plan for 2017.

(3)
On December 24, 2017, the Company and Mr. Fischer agreed that Mr. Fischer would depart from the role of Chief Executive Officer, effective December 31, 2017. The Company and Mr. Fischer entered into a Confidential Separation, General Release and Post-Separation Consulting Agreement, effective December 31, 2017 (the "Separation Agreement"). Pursuant to the Separation Agreement, Mr. Fischer is entitled to receive: (a) twelve equal monthly payments of $48,066.67 beginning no later than January 31, 2018, which is the equivalent of 1/12th of Mr. Fischer's 2017 target bonus of $576,800.04 and (b) a single lump sum cash payment of $576,800.04 no later than January 31, 2018, which is one hundred percent of Mr. Fischer's 2017 target bonus. Please see below for a further description of the Separation Agreement.

        For 2018, under the Annual Bonus Plan, the Compensation Committee determined that our Chief Financial Officer, Senior Vice Presidents (or equivalent pay grade) and Vice Presidents (or equivalent pay grade) would be eligible to receive target and maximum cash bonuses of up to 40%, 50% and 40% of their base salaries, respectively. The table below provides the 2018 base salary and the target and maximum bonuses for each named executive officer who is participating in the Annual Bonus Plan for 2018, as well as John Amos, the Company's Chief Executive Officer, and M. Scott Oehrlein, the Company's Chief Operations Officer:

Name	2018 Base Salary ($)	2018 Target Bonus as a Percentage of Base Salary	2018 Target Bonus ($)	2018 Maximum Bonus as a Percentage of Base Salary	2018 Maximum Bonus ($)(1)
John Amos(2)	545,000	60%	327,000	60%	327,000
Mark K. Oki	383,985	40%	153,594	40%	153,594
John L. Slebir	482,710	50%	241,355	50%	241,355
M. Scott Oehrlein(3)	375,000	45%	168,750	45%	168,750
Santosh T. Varghese, M.D.	426,120	40%	170,448	40%	170,448
Thomas B. King(4)	507,000	—	—	—	—

(1)
The Compensation Committee may award up to 10% of base salary of additional bonus to each named executive officer based on individual performance.

(2)
Mr. Amos was appointed as the Company's Chief Executive Officer effective as of April 30, 2018. Mr. Amos will receive a pro rata portion of the base salary for 2018 and the bonus under the Annual Bonus Plan for 2018 based on the time that he serves as Chief Executive Officer of the Company in 2018.

(3)
Mr. Oehrlein was appointed as the Company's Chief Operations Officer effective as of April 30, 2018. Mr. Oehrlein will receive a pro rata portion of the base salary for 2018 and the bonus under the Annual Bonus Plan for 2018 based on the time that he serves as Chief Operations Officer of the Company in 2018.

(4)
Mr. King, as the interim Chief Executive Officer from December 31, 2017 to April 30, 2018, and as the interim President from April 30, 2018 to May 30, 2018, is not a participant in the Annual Bonus Plan for 2018.

  Equity Compensation

        We award equity compensation to our named executive officers based on the performance of the named executive officer and guidelines related to each named executive officer's position in the Company. For our employees, other than our named executive officers, we determine our equity award guidelines based on information derived from our Compensation Committee's and management's experience. With respect to our named executive officers, we rely on Radford to review a comparison of companies and other relevant information regarding companies in our industry and provide recommendations to us. Also, we utilize the Comparison Data to modify and adjust our equity award guidelines. We typically base awards to newly hired employees on these guidelines, and we base awards to continuing employees on these guidelines along with an employee's performance for the prior fiscal year. In determining the amount of awards, we generally do not consider an employee's current equity ownership in the Company or the prior awards that are fully vested. Rather, we evaluate each employee's awards based on the factors described above and competitive market factors in our industry.

        Our stock option awards typically vest over a four-year period subject to the continued service of the employee to the Company. Twenty-five percent of the shares typically vest on the first anniversary of the option award, with the remaining shares vesting monthly in equal amounts over the remainder of the vesting period. Our restricted stock unit awards typically vest over a four-year period subject to the continued service of the employee to the Company. Twenty-five percent of the shares typically vest on each annual anniversary of the restricted stock unit award. Unless our employees (including our named executive officers) elect otherwise, upon the vesting of the restricted stock units shares of Common Stock are sold to satisfy the tax liability due upon such vesting. We believe these vesting arrangements encourage our employees to continue service to the Company for a longer period of time and remain focused on our multi-year long-term drug development and commercialization programs.

        Timing of Equity Awards.    Our Compensation Committee typically makes award decisions for employees at its first meeting in each fiscal year. We believe determining annual awards at this time allow the Compensation Committee to consider a number of factors related to the stock option award and restricted stock unit award decisions, including corporate performance for the prior fiscal year, employee performance for the prior fiscal year and expectations for the upcoming fiscal year. With respect to newly hired employees, our practice is typically to make stock option awards at the first meeting of the Compensation Committee following the employee's hire date. We do not plan or time our stock option awards in coordination with the release of material non-public information for the purpose of affecting the value of executive compensation.

        Allocation of Equity Compensation.    In 2017, we granted stock options to purchase 5,184,800 shares of our Common Stock, of which stock options to purchase (i) a total of 2,332,500 shares were awarded to named executive officers (includes shares granted to Mr. King during 2017 for his role as a non-employee director on the Company's Board), representing approximately 44.99% of all stock option awards in 2017, and (ii) a total of 750,000 shares were awarded to directors (excludes shares granted to Mr. King during 2017 for his role as a non-employee director on the Company's Board), representing approximately 14.47% of all stock option awards in 2017. Also, in 2017, we granted 450,000 restricted stock units, of which (i) 150,000 restricted stock units were awarded to named executive officers, representing approximately 33% of all restricted stock unit awards in 2017, and (ii) 300,000 restricted stock units were awarded to directors, representing approximately 66.67% of all restricted stock unit awards in 2017. Our Compensation Committee does not apply a formula for allocating stock options and restricted stock units to named executive officers. Instead, our Compensation Committee considers the role and responsibilities of the named executive officers, competitive factors, the non-equity compensation received by the named executive officers and the total number of stock options and restricted stock units to be granted in the fiscal year. Mr. King received a stock option award to purchase 125,000 shares of our Common Stock for his role as a non-employee director on the Company's Board in 2017 and did not receive any equity awards for his role as interim Chief Executive Officer in 2017.

        Type of Equity Awards.    Under our 2010 Plan, we may award incentive stock options, within the meaning of Section 422 of the Code to our employees, and we may award nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance units and performance shares to our employees, directors and consultants. In 2017, we awarded stock options to our named executive officers, and in 2017, we also awarded restricted stock units to Mr. Fischer. In 2017, Mr. King received stock options for his role as a non-employee director on the Company's Board.

        Equity Awards in 2017.    In January 2017, our Compensation Committee reviewed equity compensation for our named executive officers. The Compensation Committee reviewed the Comparison Data and the individual performance of such named executive officers during the prior calendar year. Following the Compensation Committee's review, all of our named executive officers, with the exception of Mr. King, received stock options as reflected in the 2017 Grants of Plan-Based Awards Table below, and Mr. Fischer also received restricted stock units as reflected in the 2017 Grants of Plan-Based Awards Table below. In 2017, Mr. King received stock options for his role as a non-employee director on the Company's Board as reflected in the 2017 Grants of Plan-Based Awards Table below.

Retirement Savings Plan

        We maintain a 401(k) retirement savings plan for the benefit of our eligible employees. Employees may elect to contribute their compensation up to the statutorily prescribed limit. We currently match employee contributions up to a maximum of 4% of an employee's salary per pay period. In 2017, the employer-match contribution limit was $10,800 per employee.

Employment Agreement and Separation Agreement

        Seth H. Z. Fischer, our former Chief Executive Officer, entered into the Separation Agreement, effective December 31, 2017, which included the separation and release of claims agreement under his employment agreement with the Company dated September 3, 2013, which we refer to herein as the Employment Agreement. The Employment Agreement had an initial term of four years, renewing annually thereafter unless either party provided notice of non-renewal. The Employment Agreement provided for:

  •
  A base salary subject to annual review and adjustment by the Board or the Compensation Committee, which was $721,000 in 2017;

  •
  Eligibility to receive an annual cash incentive payment for the achievement of performance goals established by the Board or the Compensation Committee, with an opportunity to earn an incentive target of not less than 80% of Mr. Fischer's base salary;

  •
  A one-time stock option grant to purchase 1,000,000 shares of our Common Stock, with an exercise price equal to the fair market value of our Common Stock on the grant date, of which 1/36th of the total number of shares subject to the option shall vest each month, subject to Mr. Fischer's continued service to the Company on such dates;

  •
  Housing assistance and benefits for costs incurred with temporary housing near our corporate headquarters of up to $50,000 and a car allowance in Mr. Fischer's home state;

  •
  In the event Mr. Fischer decided not to enroll in our medical plan, we would provide Mr. Fischer $15,000 annually, payable in equal monthly installments during the term of his employment for such medical benefits;

  •
  If Mr. Fischer's employment was terminated at any time on or after June 3, 2014 either (i) by the Company other than for Cause, non-renewal or due to Mr. Fischer's death or Disability or (ii) voluntarily by Mr. Fischer for Good Reason, then Mr. Fischer would be entitled to receive severance benefits as follows: (i) monthly severance payments during the 12-month severance period equal to Mr. Fischer's monthly base salary immediately prior to employment termination; (ii) monthly severance payments during the 12-month severance period equal to 1/12th of Mr. Fischer's target bonus for the fiscal year in which the termination occurs; (iii) a lump sum cash payment equal to the prorated amount of Mr. Fischer's target bonus for the fiscal year in which the termination occurs; and (iv) the unpaid portion of the annual bonus, if any, relating to any year prior to the calendar year of Mr. Fischer's termination of employment;

  •
  If the Company provided Mr. Fischer with written notice of non-renewal of his Employment Agreement, then Mr. Fischer would be entitled to receive severance benefits as follows: (i) monthly severance payments for a six-month severance period following termination equal to Mr. Fischer's monthly base salary immediately prior to employment termination; (ii) monthly severance payments during the six-month severance period equal to 1/12th of Mr. Fischer's target bonus for the fiscal year in which the termination occurs; (iii) a lump sum cash payment equal to the prorated amount of Mr. Fischer's target bonus for the fiscal year in which the termination occurs; and (iv) the unpaid portion of the annual bonus, if any, relating to any year prior to the calendar year of Mr. Fischer's termination of employment;

  •
  If Mr. Fischer's employment was terminated as a result of his death or Disability, then Mr. Fischer would be entitled to receive: (i) a lump sum cash payment equal to the prorated amount of Mr. Fischer's target bonus for the fiscal year in which the termination occurs; and (ii) the unpaid portion of the annual bonus, if any, relating to any year prior to the calendar year of Mr. Fischer's termination of employment; and

  •
  Upon the closing of a Change of Control (as defined in the Employment Agreement), the vesting and exercisability of the option award granted to Mr. Fischer would automatically vest in full and become exercisable.

    Under Mr. Fischer's Employment Agreement, a "Change of Control" occurred when:

  •
  any person becomes a beneficial owner, directly or indirectly, of securities of the Company representing 40% or more of the total voting power represented by the Company's then outstanding voting securities;

  •
  a merger or consolidation occurs, whether or not approved by the Board, other than a merger or consolidation that results in the outstanding voting securities of the Company immediately prior to the merger or consolidation to represent more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

  •
  the stockholders of the Company approve a plan of complete liquidation of the Company;

  •
  the Company sells or disposes of all or substantially all of the Company's assets, provided that the licensing or sale of Qsymia/Qsiva and/or Avanafil or other products developed by the Company in any non-U.S. territory would not constitute a Change of Control; or

  •
  there is a change in the composition of the Board, as a result of which fewer than a majority of the directors are "Incumbent Directors." Incumbent Directors are directors who are either (i) directors of the Company as of September 3, 2013, or (ii) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination. An individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of the Company's directors is not considered an Incumbent Director.

        On December 24, 2017, the Company and Mr. Fischer agreed that Mr. Fischer would depart from the role of Chief Executive Officer and resign from the Board of the Company, effective December 31, 2017. According to the Separation Agreement, effective December 31, 2017, Mr. Fischer will continue to serve as a strategic advisor to the Company for a one year period until December 31, 2018, during which time Mr. Fischer's outstanding equity awards under the Company's 2010 Plan will continue to vest in accordance with their terms, subject to Mr. Fischer's continued service to the Company on each applicable vesting date. Additionally, the Separation Agreement provides for the amendment of all outstanding stock options to purchase shares of the Company's Common Stock under the Company's 2010 Plan that are held by Mr. Fischer, such that the vested portion of each such stock option will be exercisable until the earlier of the expiration date specified in each stock option agreement or the date each such stock option is terminated in accordance with the Company's 2010 Plan. Pursuant to the Separation Agreement, Mr. Fischer is entitled to receive: (a) twelve equal monthly payments of $60,083.34 beginning no later than January 31, 2018, which is the equivalent of Mr. Fischer's 2017 base salary of $721,000.08, (b) twelve equal monthly payments of $48,066.67 beginning no later than January 31, 2018, which is the equivalent of 1/12th of Mr. Fischer's 2017 target bonus of $576,800.04, and (c) a single lump sum cash payment of $576,800.04 no later than January 31, 2018, which is one hundred percent of Mr. Fischer's 2017 target bonus.

Change of Control Benefits

        A description of the change of control benefits given to our named executed officers and a table showing potential payments upon termination or change of control of our named executive officers are set forth below under the section entitled "Potential Payments Upon Termination or Change of Control for each Named Executive Officer."

Perquisites and Other Benefits

        We annually review the perquisites that our named executive officers receive. We offer short-term and long-term disability insurance plans to all of our employees, including all of our named executive officers.

Compensation Process

        The Compensation Committee reviews and approves the salaries and incentive compensation of our named executive officers and non-employee directors and reviews and approves all new hire stock option awards to employees. In addition, the Compensation Committee approves equity awards for all employees as part of our annual performance review process. The Compensation Committee approves a pool of equity awards for employees who are not executive officers, and the Chief Executive Officer distributes this pool in his discretion and based on the performance of each individual. The agendas for meetings of the Compensation Committee are prepared by the Compensation Committee Chairman in consultation with management. Our Chief Executive Officer, Chief Financial Officer, and General

Counsel typically attend the meetings of the Compensation Committee, but the Chief Executive Officer, the Chief Financial Officer and the General Counsel do not participate in deliberations relating to their own compensation. In rendering its decisions, the Compensation Committee considers the recommendations of the Chief Executive Officer, with input by the Chief Financial Officer and the General Counsel, the information regarding comparably sized companies in the biotechnology and pharmaceutical industries in the United States and its collective experience with other companies. Additionally, the Compensation Committee considers data and information provided by Radford. The Compensation Committee reviews the performance and compensation of the Chief Executive Officer and Chief Financial Officer annually.

        Our Compensation Committee also works with our Chief Executive Officer and Chief Financial Officer in evaluating the financial, accounting, tax and retention implications of our various compensation programs.

Effect of Accounting and Tax Treatment on Compensation Decisions

        Section 162(m) of the Code imposes a limit on the amount of compensation that we may deduct in any one year with respect to our Chief Executive Officer and each of our next three most highly compensated executive officers (other than the Chief Financial Officer), unless certain specific criteria are satisfied. While we consider the deductibility of compensation when making our compensation decisions, we believe that it is important to maintain the flexibility to compensate our executives in a manner we believe will promote our corporate goals and be in the best interests of our stockholders. Our Compensation Committee therefore has not adopted a policy requiring all compensation to be deductible.

Executive Time Off

        All of our full-time employees, including our named executive officers, receive three to seven weeks of vacation each year, based upon the length of service. Mr. King, our interim Chief Executive Officer from December 31, 2017 to April 30, 2018, then interim President from April 30, 2018 to May 30, 2018, was entitled to receive four weeks of vacation each year. Unused vacation carries over to the following year and may accumulate up to three weeks at any time. Upon termination, all employees are paid their accrued benefit that existed as of the date of such termination. Additionally, all employees receive two personal days and eight sick days each year. Unused personal days carry over to the following year and may accumulate up to two days. All employees are paid their accrued benefit of any unused personal days as of the date of termination. Sick days expire if unused as of the date of termination or the end of the calendar year.

Compensation Committee Report

        The information contained in this report shall not be deemed to be "soliciting material" or "filed" with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

                      COMPENSATION COMMITTEE
                      OF THE BOARD OF DIRECTORS

                      David Y. Norton
                      Eric W. Roberts
                      Herman Rosenman

EXECUTIVE AND DIRECTOR COMPENSATION TABLES

2017 Summary Compensation Table

        The following table presents information for our fiscal year ended December 31, 2017 concerning the total compensation paid to or accrued for our interim Chief Executive Officer, former Chief Executive Officer, Chief Financial Officer, and each of our two other most highly compensated executive officers. We refer to these executive officers as our "named executive officers" below.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Thomas B. King(6)	2017	—	—	59,688	—	—	30,176	89,864
Interim Chief Executive
Officer and Director
Mark K. Oki(7)	2017	362,250	—	—	210,595	100,561	10,800	684,206
Chief Financial Officer and	2016	350,000	—	—	52,510	126,000	4,000	532,510
Chief Accounting Officer	2015	71,794	30,000	—	146,520	20,825	—	269,139
John L. Slebir	2017	468,650	—	—	239,313	162,622	10,800	881,385
Senior Vice President,	2016	452,800	—	—	351,000	203,760	10,600	1,018,160
Business Development and	2015	438,800	—	185,726	433,245	191,975	10,600	1,260,346
General Counsel and
Secretary
Santosh T. Varghese, M.D.	2017	421,900	—	—	210,595	75,942	10,800	719,237
Chief Medical Officer	2016	407,600	—	—	308,880	146,736	10,600	873,816
	2015	395,000	—	143,562	227,571	138,250	10,600	914,983
Seth H. Z. Fischer(8)	2017	721,000	—	168,000	547,000	—	1,915,400	3,351,400
Former Chief Executive	2016	696,600	—	372,000	561,600	501,552	40,600	2,172,352
Officer and Director	2015	675,000	—	357,510	1,105,267	472,500	41,359	2,651,636

(1)
The amounts in this column include payments in respect of vacation, personal days, holidays and sick days taken during the fiscal years presented.

(2)
The amount in this column for Mr. Oki represents a sign on bonus in connection with his employment with the Company. Please see footnote 7 below.

(3)
The amounts included in this column do not reflect compensation actually received by the named executive officer but represent the grant date fair value computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 15 to our consolidated financial statements included in the Original Filing. See also the 2017 Grants of Plan-Based Awards table below for information on option awards and restricted stock unit award made in 2017.

(4)
The amounts for fiscal year 2017 in this column consist of cash bonus payments under the Annual Bonus Plan approved by the Compensation Committee in January 2018. Please see "Compensation Discussion and Analysis" above for a description of the Annual Bonus Plan.

(5)
The amounts in this column include (i) contributions made by the Company under its 401(k) Plan; (ii) severance payments under Mr. Fischer's Separation Agreement; (iii) reimbursement for auto expenses and lodging expenses in Mountain View, Sunnyvale, or Campbell, CA; (iv) excess medical waiver reimbursement; and (v) Board fees earned or paid in cash to Mr. King for his role as a non-employee director on the Company's Board, as provided in the following table:

Name	Year	401(k) Contributions ($)	Severance Payments ($)	Reimbursement for Auto Expenses and Lodging Expenses in Mountain View, Sunnyvale or Campbell, CA ($)	Excess Medical Waiver Reimbursement ($)	Board Fees ($)
Thomas B. King	2017	—	—	—	—	30,176
Mark K. Oki	2017	10,800	—	—	—	—
	2016	4,000	—	—	—	—
	2015	—	—	—	—	—
John L. Slebir	2017	10,800	—	—	—	—
	2016	10,600	—	—	—	—
	2015	10,600	—	—	—	—
Santosh T. Varghese, M.D.	2017	10,800	—	—	—	—
	2016	10,600	—	—	—	—
	2015	10,600	—	—	—	—
Seth H. Z. Fischer	2017	10,800	1,874,600	15,000	15,000	—
	2016	10,600	—	15,000	15,000	—
	2015	10,600	—	15,759	15,000	—
(6)
The amount in the Stock Awards column represents the value of a stock option award received by Mr. King for his role as a non-employee director on the Company's Board, and the amount in the All Other Compensation column represents fees earned or paid in cash to Mr. King for his role as a non-employee director on the Company's Board. Mr. King served as the Company's interim Chief Executive Officer from December 31, 2017 to April 30, 2018 and as the Company's interim President from April 30, 2018 to May 30, 2018. Mr. King has been on the Company's Board since May 24, 2017.

(7)
Mr. Oki was appointed as our Chief Financial Officer and Chief Accounting Officer effective as of October 19, 2015. For 2015, compensation shown was earned in 2015 and not annualized.

(8)
On December 24, 2017, the Company and Mr. Fischer agreed that Mr. Fischer would depart from the role of Chief Executive Officer, effective December 31, 2017. The Company and Mr. Fischer entered into the Separation Agreement, effective December 31, 2017. Please see "Compensation Discussion and Analysis" above for a description of the Separation Agreement.

2017 Grants of Plan-Based Awards

        The following table provides information with regard to each grant of an award made to a named executive officer under any plan during the fiscal year ended December 31, 2017.

					All Other Stock Awards: Number of Shares of Stock or Units(#)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/Sh)(2)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)						Grant Date Fair Value of Stock and Option Awards($)(3)
	Grant Date
Name		Threshold($)	Target($)	Maximum($)
Thomas B. King(4)
Stock Options	7/27/2017	—	—	—	—	125,000	1.15	59,688
Restricted Stock Unit Award	—	—	—	—	—	—	—	—
Annual Bonus Plan	—	—	—	—	—	—	—	—
Mark K. Oki
Stock Options	1/27/2017	—	—	—	—	385,000	1.12	210,595
Restricted Stock Unit Award	—	—	—	—	—	—	—	—
Annual Bonus Plan	—	—	144,900	144,900	—	—	—	—
John L. Slebir
Stock Options	1/27/2017	—	—	—	—	437,500	1.12	239,313
Restricted Stock Unit Award	—	—	—	—	—	—	—	—
Annual Bonus Plan	—	—	234,325	234,325	—	—	—	—
Santosh T. Varghese, M.D.
Stock Options	1/27/2017	—	—	—	—	385,000	1.12	210,595
Restricted Stock Unit Award	—	—	—	—	—	—	—	—
Annual Bonus Plan	—	—	168,760	168,760	—	—	—	—
Seth H. Z. Fischer
Stock Options	1/27/2017	—	—	—	—	1,000,000	1.12	547,000
Restricted Stock Unit Award	1/27/2017	—	—	—	150,000	—	—	168,000
Annual Bonus Plan	—	—	576,800	576,800	—	—	—	—

(1)
The row entitled "Annual Bonus Plan" for each respective named executive officer in the table above reflects the threshold, target and maximum value of a cash bonus award to each respective named executive officer for 2017 under the Annual Bonus Plan approved by the Compensation Committee in January 2018. Please see "Compensation Discussion and Analysis" above for further detail on the maximum value of a cash bonus award to each respective named executive officer. The cash bonus award amounts actually paid under the Annual Bonus Plan to the named executive officers in 2017 are shown in the Summary Compensation Table for 2017 under the heading "Non-Equity Incentive Plan Compensation." Please see "Compensation Discussion and Analysis" above for a description of the Annual Bonus Plan.

(2)
Stock options are granted at an exercise price equal to the fair market value of the Company's Common Stock, as determined by reference to the closing price reported by The Nasdaq Global Select Market on the date of grant.

(3)
The grant date fair value of stock awards is calculated based on the market value of the Company's Common Stock on the date of grant. The grant date fair value of option awards is calculated using the Black-Scholes option pricing model on the date of the grant.

(4)
Mr. King served as the Company's interim Chief Executive Officer from December 31, 2017 to April 30, 2018 and as the Company's interim President from April 30, 2018 to May 30, 2018. Mr. King has been on the Company's Board since May 24, 2017. The information in the table above relates to a stock option award received by Mr. King for his role as a non-employee director on the Company's Board.

Outstanding Equity Awards at Fiscal Year-End

        The following table presents certain information concerning the outstanding equity awards held as of December 31, 2017 by each named executive officer.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)(2)	Option Expiration Date(3)	Number of Shares or Units of Stock That Have Not Vested(#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)
Thomas B. King(6)	24,305	100,695	1.15	7/27/2024
Mark K. Oki	121,875	103,125	1.26	10/30/2022
	44,802	48,698	1.06	1/22/2023
	—	385,000	1.12	1/27/2024
John L. Slebir	3,750	—	6.39	9/4/2019	1,400	700
	166,250	—	8.74	1/21/2021	8,094	4,047
	50,000	—	12.04	1/27/2022
	70,000	—	12.39	1/25/2023
	49,937	1,063	7.75	1/28/2021
	179,666	66,734	2.74	1/23/2022
	299,479	325,521	1.06	1/22/2023
	—	437,500	1.12	1/27/2024
Santosh T. Varghese, M.D.	200,000	—	24.23	4/25/2022	925	463
	52,500	—	12.39	1/25/2023	4,594	2,297
	33,291	709	7.75	1/28/2021
	101,864	37,836	2.74	1/23/2022
	263,541	286,459	1.06	1/22/2023
	—	385,000	1.12	1/27/2024
Seth H. Z. Fischer(7)	1,000,000	—	12.90	9/3/2020	20,625	10,313
	458,354	170,246	2.74	1/23/2022	37,500	18,750
	479,166	520,834	1.06	1/22/2023	150,000	75,000
	—	1,000,000	1.12	1/27/2024

(1)
The stock options outstanding generally vest, subject to the employee's continued service to the Company, with respect to 25% of the options upon the one year anniversary of the grant date and 1/36th of the remaining options vesting each month thereafter, with full vesting occurring on the fourth anniversary of the date of grant. Mr. Fischer's option grant on September 3, 2013 provided for monthly vesting of 1/36th of the total number of options granted, commencing after September 3, 2013, subject to his continued service to the Company. Mr. King's option grant on July 27, 2017 provides for monthly vesting of 1/36th of the total number of options granted commencing after May 24, 2017, subject to his continued service to the Company.

(2)
Stock options are granted at an exercise price equal to the fair market value of our Common Stock, as determined by reference to the closing price reported by The Nasdaq Global Select Market on the date of grant.

(3)
Options granted in January 2013 or prior thereto generally expire 10 years from the date of grant, and options granted after January 2013 generally expire seven years from the date of grant.

(4)
Subject to the employee's continued service to the Company, the restricted stock unit awards outstanding vest (i) over a four year period with 25% vesting annually on each anniversary of the vesting commencement date, (ii) over a four year period with 25% vesting on January 1, 2016 and an additional 1/16th vesting at the end of each calendar quarter thereafter (i.e. March 31st, June 30th, September 30th and December 31st), (iii) with 50% vesting on January 22, 2017 and an additional 12.5% vesting on each of April 22, 2017, July 22, 2017, October 22, 2017 and January 22, 2018, or (iv) over a four year period with 25% vesting on January 27, 2018 and an additional 1/16th vesting quarterly thereafter.

(5)
The market value of unvested restricted stock units is based on the closing price of our Common Stock on The Nasdaq Global Select Market of $0.50 per share on December 29, 2017 (the last trading day of the year).

(6)
Mr. King served as the Company's interim Chief Executive Officer from December 31, 2017 to April 30, 2018 and as the Company's interim President from April 30, 2018 to May 30, 2018. Mr. King has been on the Company's Board since May 24, 2017. The information in the table above relates to a stock option award received by Mr. King for his role as a non-employee director on the Company's Board.

(7)
According to Mr. Fischer's Separation Agreement with the Company, Mr. Fischer will continue to serve as a strategic advisor to the Company for a one year period until December 31, 2018, during which time Mr. Fischer's outstanding equity awards under the Company's 2010 Plan will continue to vest in accordance with their terms, subject to Mr. Fischer's continued service to the Company on each applicable vesting date. Additionally, the Separation Agreement provides for the amendment of all outstanding stock options to purchase shares of the Company's Common Stock under the Company's 2010 Plan that are held by Mr. Fischer, such that the vested portion of each such stock option will be exercisable until the earlier of the expiration date specified in each stock option agreement or the date each such stock option is terminated in accordance with the Company's 2010 Plan. Please see "Compensation Discussion and Analysis" above for a description of the Separation Agreement.

2017 Option Exercises and Stock Vested

        The following table shows the number of shares acquired pursuant to the vesting of restricted stock units by each named executive officer during the fiscal year ended December 31, 2017 and the aggregate dollar amount realized by the named executive officer upon vesting of the restricted stock units.

	Stock Awards
Name	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(1)
Thomas B. King	—	—
Mark K. Oki	—	—
John L. Slebir	7,875	8,820
Santosh T. Varghese, M.D.	4,600	5,152
Seth H. Z. Fischer	279,000	310,980

(1)
The aggregate dollar amount realized upon vesting is based on the closing price of our Common Stock on The Nasdaq Global Select Market on the vesting dates.

Potential Payments Upon Termination or Change of Control for each Named Executive Officer

        Based upon a hypothetical triggering date of December 31, 2017, the quantifiable benefits for each named executive officer upon the occurrence of certain specified events are set forth in the table below.

Executive benefits and payments upon termination:(1)	Involuntary termination not for cause or by constructive termination not in connection with a change of control($)	Benefits in connection with a change of control($)	Involuntary termination not for cause or by constructive termination in connection with a change of control($)	Written Notice of Non-Renewal of Employment Agreement($)	Death or Disability($)
Thomas B. King(2)
Base salary	—	—	—	—	—
Bonus	—	—	—	—	—
Medical continuation	—	—	—	—	—
Outplacement services	—	—	—	—	—
Value of accelerated stock options(3)	—	—	—	—	—
Value of accelerated restricted stock units(4)	—	—	—	—	—
Mark K. Oki
Base salary	362,250	—	543,375	—	—
Bonus	263,990	—	336,440	—	—
Medical continuation	33,900	—	50,850	—	—
Outplacement services	—	—	—	—	—
Value of accelerated stock options(3)	—	—	—	—	—
Value of accelerated restricted stock units(4)	—	—	—	—	—
John L. Slebir
Base salary	468,650	—	702,975	—	—
Bonus	442,288	—	559,451	—	—
Medical continuation	33,900	—	50,850	—	—
Outplacement services	—	—	—	—	—
Value of accelerated stock options(3)	—	—	—	—	—
Value of accelerated restricted stock units(4)	2,374	—	4,747	—	—
Santosh T. Varghese, M.D.
Base salary	421,900	—	632,850	—	—
Bonus	318,535	—	402,915	—	—
Medical continuation	33,900	—	50,850	—	—
Outplacement services	—	—	—	—	—
Value of accelerated stock options(3)	—	—	—	—	—
Value of accelerated restricted stock units(4)	1,380	—	2,760	—	—

(1)
Our former Chief Executive Officer, Mr. Fischer, is not included in this table. On December 24, 2017, the Company and Mr. Fischer agreed that Mr. Fischer would depart from the role of Chief Executive Officer, effective December 31, 2017. The Company and Mr. Fischer entered into the

  Separation Agreement, effective December 31, 2017. Pursuant to the Separation Agreement, Mr. Fischer is entitled to receive: (a) twelve equal monthly payments of $60,083.34 beginning no later than January 31, 2018, which is the equivalent of Mr. Fischer's 2017 base salary of $721,000.08, (b) twelve equal monthly payments of $48,066.67 beginning no later than January 31, 2018, which is the equivalent of 1/12th of Mr. Fischer's 2017 target bonus of $576,800.04, and (c) a single lump sum cash payment of $576,800.04 no later than January 31, 2018, which is one hundred percent of Mr. Fischer's 2017 target bonus. Please see "Compensation Discussion and Analysis" above for further details.

(2)
Mr. King served as the Company's interim Chief Executive Officer from December 31, 2017 to April 30, 2018 and as the Company's interim President from April 30, 2018 to May 30, 2018. Mr. King does not currently have any termination or change of control benefits provided to him under any agreement.

(3)
Represents the aggregate value of the acceleration of vesting of the named executive officer's unvested stock options based on the product of (i) the spread between the closing price of our Common Stock on December 29, 2017 (the last trading day of the year) of $0.50 and the exercise price of the stock options, and (ii) the number of shares of our Common Stock underlying unvested stock options. Aggregate intrinsic value represents only the value for those stock options in which the exercise price of the option is less than the market value of our stock on December 29, 2017 (the last trading day of the year).

(4)
Represents the aggregate value of the acceleration of vesting of the named executive officer's unvested restricted stock units based on the product of (i) $0.50, which is the closing price of our Common Stock on December 29, 2017 (the last trading day of the year), and (ii) the number of shares of our Common Stock underlying unvested restricted stock units.

        The Compensation Committee believes that providing our named executive officers protection against a termination of employment by the Company without cause or by a named executive officer for good reason is consistent with competitive practices and will help retain our named executive officers and maintain leadership stability. The Compensation Committee also believes that providing our named executive officers with benefits upon a change of control is in the best interests of our stockholders because change of control benefits help reduce the potential reluctance of our named executive officers to pursue certain change of control transactions that create employment uncertainty. The change of control benefits are designed to help retain the Company's named executive officers and maintain a stable work environment.

        Because of the so-called "parachute" tax imposed by Section 280G of the Code, we limit the change of control benefits of our named executive officers such that no taxes will be imposed under Section 280G. For our named executive officers, we have agreed that their severance benefits will be either (i) delivered in full, or (ii) delivered as to such lesser extent which would result in no portion of such severance benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by the named executive officer on an after-tax basis of the greatest amount of severance benefits, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code.

  Termination and Change of Control Benefits for our Former Interim Chief Executive Officer

        Our former interim Chief Executive Officer does not currently have any termination or change of control benefits provided to him under any agreement.

  Termination and Change of Control Benefits for our Former Chief Executive Officer

        Termination and change of control benefits for Mr. Fischer were set forth in his Employment Agreement and his Separation Agreement. On December 24, 2017, the Company and Mr. Fischer agreed that Mr. Fischer would depart from the role of Chief Executive Officer, effective December 31, 2017. The Company and Mr. Fischer entered into the Separation Agreement, effective December 31, 2017. Please see "Compensation Discussion and Analysis" above for further details.

  Termination and Change of Control Benefits for our Other Named Executive Officers

        We have entered into a Third Amended and Restated Change of Control and Severance Agreement (the "Amended Agreement") with each of our named executive officers, other than Messrs. Fischer and King.

        The Amended Agreement provides that if the named executive officer's employment with the Company is terminated without Cause or by the named executive officer for Good Reason and the termination does not occur within three months before a Change of Control or 18 months after a Change of Control (as such terms are defined in the Amended Agreement) of the Company, the named executive officer will receive, subject to signing a release of claims in favor of the Company, (i) monthly severance payments equal to the monthly salary the named executive officer was receiving immediately prior to the termination date for twelve months, (ii) monthly severance payments equal to 1/12th of the named executive officer's target bonus for the fiscal year in which the termination occurs for twelve months, (iii) an additional pro rata portion of the named executive officer's target bonus for the fiscal year in which the termination occurs calculated based on the number of months during such fiscal year the named executive officer was employed by the Company (and a prior fiscal year to the extent the bonus for such prior fiscal year has not yet been declared and paid by the Company) multiplied by the average of the actual bonus percentage payouts in the two most recent years prior to the year of termination, (iv) up to twelve months of reimbursement for premiums paid for COBRA coverage, and (vi) any then-outstanding and unvested equity awards held by the named executive officer are subject to 50% accelerated vesting.

        The Amended Agreement also provides that if the named executive officer's employment with the Company is terminated by the Company without Cause or by the named executive officer for Good Reason within three months before a Change of Control or 18 months after a Change of Control, the named executive officer will receive, subject to signing a release of claims in favor of the Company, (i) monthly severance payments equal to the monthly salary the named executive officer was receiving immediately prior to the Change of Control for 18 months, (ii) monthly severance payments equal to 1/12th of the named executive officer's target bonus for the fiscal year in which the termination occurs for 18 months, (iii) an additional pro rata portion of the named executive officer's target bonus for the fiscal year in which the termination occurs calculated based on the number of months during such fiscal year the named executive officer was employed by the Company (and a prior fiscal year to the extent the bonus for such prior fiscal year has not yet been declared and paid by the Company) multiplied by the average of the actual bonus percentage payouts in the two most recent years prior to the year of termination, and (iv) up to 18 months of reimbursement for premiums paid for COBRA coverage. The Amended Agreement also provides that if the named executive officer's employment is terminated without Cause or for Good Reason within three months before a Change of Control or 18 months after a Change of Control, all equity awards granted to the named executive officer by the Company will automatically vest in full and become immediately exercisable.

        For purposes of the Amended Agreement, a "Change of Control" occurs when:

  •
  any person becomes a beneficial owner, directly or indirectly, of securities of the Company representing 15% or more of the total voting power represented by the Company's then outstanding voting securities without the approval of the Board;

  •
  a merger or consolidation occurs, whether or not approved by the Board, other than a merger or consolidation which results in the outstanding voting securities of the Company immediately prior to the merger or consolidation to represent more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

  •
  the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

  •
  there is a change in the composition of the Board, as a result of which fewer than a majority of the directors are "Incumbent Directors." Incumbent Directors are directors who are either (i) directors of the Company as of May 1, 2018, or (ii) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination. An individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of the Company's directors is not considered an Incumbent Director.

Chief Executive Officer Pay Ratio

        We identified our median employee by reviewing annual base salaries for all persons who were employed by us on December 31, 2017, excluding our former Chief Executive Officer, Mr. Fischer. We annualized the base salary of all employees who were hired in 2017 but did not work for the entire year. After identifying the median employee, we calculated the annual total compensation for this employee using the same methodology we use for our named executive officers as disclosed in the Summary Compensation Table for 2017 above. The annual total compensation of our median employee was $123,027, resulting in a ratio of 27:1. The above ratio and annual total compensation amount have been calculated using methodologies and assumptions permitted by SEC rules. Mr. King was appointed to serve as the Company's interim Chief Executive Officer, effective December 31, 2017, and did not receive compensation for his role as interim Chief Executive Officer in 2017. Given this, we did not calculate the pay ratio using our interim Chief Executive Officer.

Director Compensation

        The following table sets forth the compensation paid by us during the fiscal year ended December 31, 2017 to our non-employee directors:

Name	Year	Fees Earned or Paid in Cash($)(1)	Stock Awards($)(2)	Option Awards($)(3)	All Other Compensation ($)(4)	Total($)
Thomas B. King(5)(6)	2017	30,176	—	59,688	—	89,864
David Y. Norton(5)(7)	2017	85,000	60,000	44,250	11,938	201,188
Jorge Plutzky, M.D.(5)(7)	2017	58,000	60,000	44,250	14,371	176,621
Eric W. Roberts(5)(7)	2017	72,000	60,000	44,250	25,006	201,256
Herman Rosenman(5)(7)	2017	87,000	60,000	44,250	16,820	208,070
Allan L. Shaw(5)(7)(8)	2017	86,000	60,000	44,250	22,340	212,590
Mayuran Sriskandarajah(5)(7)	2017	3,692	60,000	—	2,916	66,608

(1)
Under the cash compensation arrangement approved by the Board on April 29, 2016, each non-employee director will receive an annual retainer of $40,000, with the Chairman of the Board of Directors receiving an additional $25,000 per year, the Chairman of the Audit Committee receiving an additional $20,000 per year, the Chairman of the Compensation Committee receiving an additional $15,000 per year, the Chairman of the Nominating and Governance Committee

  receiving an additional $10,000 per year, members of the Audit Committee (other than the Chairman of such Committee) receiving an additional $10,000 per year, members of the Compensation Committee (other than the Chairman of such Committee) receiving an additional $7,500 per year, members of the Nominating and Governance Committee (other than the Chairman of such Committee) receiving an additional $5,000 per year, and members of any unchartered committees receiving an additional $1,500 per meeting attended. The annual retainers, less any amounts previously paid under the then existing compensation arrangement, will be paid in equal quarterly installments effective as of October 30, 2015, and the per meeting fees for any unchartered committees will be paid quarterly effective as of April 29, 2016.

(2)
As of December 31, 2017, the aggregate number of restricted stock units outstanding for each non-employee director was as follows:

Name	Stock awards outstanding at 12/31/17
Thomas B. King	—
David Y. Norton	—
Jorge Plutzky, M.D.	—
Eric W. Roberts	12,501
Herman Rosenman	—
Allan L. Shaw	12,501
Mayuran Sriskandarajah	—
(3)
As of December 31, 2017, the aggregate number of stock options outstanding for each non-employee director was as follows:

Name	Stock options outstanding at 12/31/17
Thomas B. King	125,000
David Y. Norton	225,000
Jorge Plutzky, M.D.	225,000
Eric W. Roberts	175,000
Herman Rosenman	225,000
Allan L. Shaw	175,000
Mayuran Sriskandarajah	—
(4)
During 2017, restricted stock units held by non-employee directors of the Company vested. These restricted stock units were settled by issuing to each non-employee director shares in the amount due to the director upon vesting, less the portion required to satisfy the estimated income tax liability based on the published stock price at the close of market on the settlement date or the next trading day, which the Company issued to the non-employee director in cash. The amounts shown in this column for each non-employee director represents this cash.

(5)
Messrs. Roberts and Shaw have served as directors of the Company since September 2015, Messrs. Norton and Rosenman have served as directors of the Company since July 2013, Dr. Plutzky has served as a director of the Company since May 2013, and Mr. King has served as a director of the Company since May 2017. Mr. Sriskandarajah served as a director of the Company from September 2015 to January 2017.

(6)
Mr. King has been on the Company's Board since May 24, 2017. Mr. King served as the Company's interim Chief Executive Officer from December 31, 2017 to April 30, 2018 and as the Company's interim President from April 30, 2018 to May 30, 2018; Mr. King did not participate in the Company's cash and equity compensation arrangement for non-employee directors during these periods.

(7)
From October 2015 to February 2018, the Audit Committee consisted of Messrs. Norton, Rosenman and Shaw, with Mr. Rosenman designated as the Chairman of the Audit Committee. Since February 2018, the Audit Committee has consisted of Messrs. Norton and Rosenman and Dr. Plutzky, with Mr. Rosenman designated as the Chairman of the Audit Committee. From October 2015 to January 2017, the Nominating and Governance Committee consisted of Messrs. Norton, Roberts and Sriskandarajah, with Mr. Sriskandarajah designated as the Chairman of the Nominating and Governance Committee. Since January 2017, the Nominating and Governance Committee has consisted of Messrs. Norton and Roberts, with Mr. Norton acting as the Chairman of the Nominating and Governance Committee from January 2017 to February 2018 and designated as the Chairman of the Nominating and Governance Committee since February 2018. From October 2015 to February 1, 2018, the Compensation Committee consisted of Messrs. Roberts, Rosenman and Shaw, with Mr. Shaw designated as the Chairman of the Compensation Committee. From February 2, 2018 to February 22, 2018, the Compensation Committee consisted of Messrs. Roberts, and Rosenman, with Mr. Roberts acting as the Chairman of the Compensation Committee. Since February 23, 2018, the Compensation Committee has consisted of Messrs. Norton, Roberts and Rosenman, with Mr. Norton designated as the Chairman of the Compensation Committee. Since becoming a chartered committee of the Board on January 2, 2018, the Corporate Development Committee has consisted of Messrs. Norton, Roberts and Rosenman and Dr. Plutzky, with Mr. Roberts designated as the Chairman of the Corporate Development Committee. Mr. Norton has served as the Chairman of the Board of Directors since September 2014.

(8)
On February 26, 2018, Mr. Shaw entered into a Consulting Agreement, effective February 1, 2018, with the Company. Mr. Shaw has served as a member of the Company's Board since September 15, 2015, and Mr. Shaw will continue serving on the Board. Effective February 1, 2018, Mr. Shaw resigned from the Company's Audit Committee and Compensation Committee. As a continuing Board member, Mr. Shaw will continue to participate in the Company's cash and equity compensation arrangement for non-employee directors.

        On April 29, 2016, the Board approved changes to the cash and equity compensation arrangement for the Company's non-employee directors.

        Under the cash compensation arrangement, each non-employee director will receive an annual retainer of $40,000, with the Chairman of the Board of Directors receiving an additional $25,000 per year, the Chairman of the Audit Committee receiving an additional $20,000 per year, the Chairman of the Compensation Committee receiving an additional $15,000 per year, the Chairman of the Nominating and Governance Committee receiving an additional $10,000 per year, members of the Audit Committee (other than the Chairman of such Committee) receiving an additional $10,000 per year, members of the Compensation Committee (other than the Chairman of such Committee) receiving an additional $7,500 per year, members of the Nominating and Governance Committee (other than the Chairman of such Committee) receiving an additional $5,000 per year, and members of any unchartered committees receiving an additional $1,500 per meeting attended. The annual retainers, less any amounts previously paid under the then existing compensation arrangement, will be paid in equal quarterly installments effective as of October 30, 2015, and the per meeting fees for any unchartered committees will be paid quarterly effective as of April 29, 2016.

        Under the equity compensation arrangement, following the initial appointment or election to the Board, each non-employee director will be granted as determined by the Board (i) a non-qualified stock option to purchase 125,000 shares of Common Stock with an exercise price equal to the fair market value of our Common Stock as of the date of grant, or (ii) an equivalent number of restricted stock units to afford approximately the same value of (i), or (iii) a combination thereof (the "Initial Grant"). Initial Grants vest monthly over three (3) years on each monthly anniversary date commencing on the date service as a non-employee director began and will continue to vest, subject to each such non-employee director continuing to be a Service Provider (as defined in the 2010 Plan) on the relevant vesting dates and, if stock options, have (i) a seven (7) year term and (ii) a six (6) month post-termination exercise period.

        Thereafter, provided that the non-employee director is re-elected to the Board and has served as a director for at least six (6) months as of such election date, each such non-employee director will be granted on the date of the Annual Meeting of Stockholders as determined by the Board (i) a non-qualified stock option to purchase 100,000 shares of Common Stock with an exercise price equal to the fair market value of our Common Stock as of the date of grant, or (ii) an equivalent number of restricted stock units to afford approximately the same value of (i), or (iii) a combination thereof (the "Subsequent Grant"). Subsequent Grants vest monthly over one (1) year following the date of grant, subject to each such non-employee director continuing to be a Service Provider (as defined in the 2010 Plan) on the relevant vesting dates and, if stock options, have (i) a seven (7) year term and (ii) a six (6) month post-termination exercise period.

        Options granted under the 2010 Plan to non-employee directors have a term of seven years unless terminated sooner upon termination of status as a director or otherwise pursuant to the 2010 Plan. Such options are transferable by the non-employee director only in certain limited circumstances, and each option is exercisable during the lifetime of the non-employee director only by such non-employee director or a permitted transferee.

        On October 27, 2017, the Board approved changes to the equity compensation arrangement for the Company's non-employee directors. No changes were made to the cash compensation arrangement for the Company's non-employee directors.

        Under the new equity compensation arrangement, following the initial appointment or election to the Board, each non-employee director will be granted as determined by the Compensation Committee of the Board (i) a non-qualified stock option to purchase 225,000 shares of Common Stock with an exercise price equal to the fair market value of our Common Stock as of the date of grant, or (ii) an equivalent number of restricted stock units to afford approximately the same value of (i), or (iii) a combination thereof (the "Initial Grant"). Initial Grants vest monthly over three (3) years on each monthly anniversary date commencing on the date service as a non-employee director began and will continue to vest, subject to each such non-employee director continuing to be a Service Provider (as defined in the 2010 Plan) on the relevant vesting dates and, if stock options, have (i) a seven (7) year term and (ii) a six (6) month post-termination exercise period.

        Thereafter, provided that the non-employee director is re-elected to the Board and has served as a director for at least six (6) months as of such election date, each such non-employee director will be granted on the date of the Annual Meeting of Stockholders as determined by the Compensation Committee of the Board (i) a non-qualified stock option to purchase 150,000 shares of Common Stock with an exercise price equal to the fair market value of our Common Stock as of the date of grant, or (ii) an equivalent number of restricted stock units to afford approximately the same value of (i), or (iii) a combination thereof (the "Subsequent Grant"). Subsequent Grants vest monthly over one (1) year following the date of grant, subject to each such non-employee director continuing to be a Service Provider on the relevant vesting dates and, if stock options, have (i) a seven (7) year term and (ii) a six (6) month post-termination exercise period.

        On October 27, 2017, the Compensation Committee of the Board approved Subsequent Grants under the new equity compensation arrangement for a non-qualified stock option to purchase 150,000 shares of our Common Stock for each of David Y. Norton, Jorge Plutzky, M.D., Eric W. Roberts, Herman Rosenman and Allan L. Shaw.

        On January 2, 2018, the Board approved changes to the cash compensation arrangement for the Board, such that certain non-employee directors will also receive the following: the Chairman of the Corporate Development Committee will receive an additional $17,500 per year and members of the Corporate Development Committee (other than the Chairman of such Committee) will receive an additional $8,750 per year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to us with respect to beneficial ownership of our Common Stock as of July 1, 2018 by (i) each person or entity who is known by us to own beneficially more than 5% of our Common Stock; (ii) each of our directors; (iii) each of our named executive officers, as specified in the "Compensation Discussion and Analysis" section of this Proxy Statement; and (iv) all directors and executive officers as a group. Unless otherwise noted, the address of the persons or entities shown in the table is 900 E. Hamilton Avenue, Suite 550, Campbell, California, 95008.

	Beneficially Owned Stock(1)
Name	Number of Shares	Percent
5% Holders
Renaissance Technologies LLC(2)	8,231,154	7.8%
Non-Employee Directors
David Y. Norton(3)	257,745	*
Jorge Plutzky, M.D.(4)	253,394	*
Eric W. Roberts(5)	218,784	*
Herman Rosenman(6)	253,574	*
Allan L. Shaw(7)	400,311	*
Named Executive Officers
Thomas B. King(8)	385,416	*
Mark K. Oki(9)	372,156	*
John L. Slebir(10)	1,270,647	1.2%
Santosh T. Varghese, M.D.(11)	1,007,937	*
Seth H. Z. Fischer(12)	2,999,337	2.8%
All directors and executive officers as a group (12 persons)(13)	9,127,801	8.6%

*
Less than 1%

(1)
Applicable percentage ownership is based on 106,186,719 shares of Common Stock outstanding as of July 1, 2018. Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options and restricted stock units held by that person that will be exercisable/vested within 60 days of July 1, 2018 are deemed outstanding. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable, and except as indicated in the other footnotes to this table.

(2)
Consists of 8,231,154 shares of Common Stock as to which Renaissance Technologies LLC and its affiliates (together "Renaissance Technologies") have sole voting power with respect to 7,740,226 shares of Common Stock, sole dispositive power with respect to 7,766,177 shares of Common Stock and shared dispositive power with respect to 464,977 shares of Common Stock. Beneficial ownership information is based on a Schedule 13G filed with the SEC on February 14, 2018. The address of Renaissance Technologies is 800 Third Avenue, New York, New York, 10022.

(3)
Consists of (i) 57,745 shares of Common Stock and (ii) 200,000 options to purchase shares of Common Stock exercisable within 60 days of July 1, 2018.

(4)
Consists of (i) 53,394 shares of Common Stock and (ii) 200,000 options to purchase shares of Common Stock exercisable within 60 days of July 1, 2018.

(5)
Consists of (i) 66,701 shares of Common Stock, (ii) 2,778 restricted stock units vested within 60 days of July 1, 2018, and (iii) 149,305 options to purchase shares of Common Stock exercisable within 60 days of July 1, 2018.

(6)
Consists of (i) 123,574 shares of Common Stock, (ii) 5,000 shares of Common Stock Mr. Rosenman is deemed to beneficially own that are held in an Individual Retirement Account for the benefit of Mr. Rosenman, and (iii) 125,000 options to purchase shares of Common Stock exercisable within 60 days of July 1, 2018.

(7)
Consists of (i) 48,228 shares of Common Stock, (ii) 2,778 restricted stock units vested within 60 days of July 1, 2018, and (iii) 349,305 options to purchase shares of Common Stock exercisable within 60 days of July 1, 2018.

(8)
Consists of 385,416 options to purchase shares of Common Stock exercisable within 60 days of July 1, 2018.

(9)
Consists of 372,156 options to purchase shares of Common Stock exercisable within 60 days of July 1, 2018.

(10)
Consists of (i) 130,474 shares of Common Stock and (ii) 1,140,173 options to purchase shares of Common Stock exercisable within 60 days of July 1, 2018.

(11)
Consists of (i) 87,768 shares of Common Stock and (ii) 920,169 options to purchase shares of Common Stock exercisable within 60 days of July 1, 2018.

(12)
Consists of (i) 381,051 shares of Common Stock, (ii) 9,375 restricted stock units vested within 60 days of July 1, 2018, and (iii) 2,608,911 options to purchase shares of Common Stock exercisable within 60 days of July 1, 2018.

(13)
Includes (i) 14,931 restricted stock units vested within 60 days of July 1, 2018 and (ii) 6,450,435 options to purchase shares of Common Stock exercisable within 60 days of July 1, 2018.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file certain reports of ownership with the SEC. Such officers, directors and stockholders are also required by SEC rules to provide us with copies of all Section 16(a) forms that they file. Based solely on our review of copies of such forms received by us or on written representations from reporting persons that no other reports were required during the fiscal year ended December 31, 2017, we believe that during 2017, all of our executive officers, directors and 10% stockholders timely complied with all Section 16(a) filing requirements except as follows: on June 19, 2017, David Y. Norton, Jorge Plutzky, M.D., Eric W.

Roberts, Herman Rosenman and Allan L. Shaw, directors of the Company, each filed one late Form 4 reporting the vesting of restricted stock units.

EQUITY COMPENSATION PLAN INFORMATION

        Information about our equity compensation plans at December 31, 2017, that were approved by our stockholders was as follows:

Plan Category	Number of Shares to be issued Upon Exercise of Outstanding Options and Rights	Weighted Average Exercise Price of Outstanding Options	Number of Shares Remaining Available for Future Issuance(3)
Equity compensation plans approved by stockholders(1)	14,538,282	$3.34	4,260,254
Equity compensation plans not approved by stockholders(2)	—	—	—

Total	14,538,282	$3.34	4,260,254

(1)
Consists of three plans: our 1994 Employee Stock Purchase Plan, our 2001 Stock Option Plan and our 2010 Equity Incentive Plan.

(2)
The Company currently has no instruments outstanding or available for issuance under non-approved equity compensation plans.

(3)
Includes 4,043,868 shares for the 2010 Equity Incentive Plan and 216,386 shares for the 1994 Employee Stock Purchase Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Change of Control Agreements with Executive Officers

        We previously entered into the Second Amended and Restated Change of Control and Severance Agreements that provided for certain benefits in the event of a Change of Control with each of Mark K. Oki, John L. Slebir and Santosh T. Varghese, M.D. In May 2018, we entered into the Third Amended and Restated Change of Control Severance Agreements with each of Mark K. Oki, John L. Slebir, Santosh T. Varghese, M.D., John Amos, and M. Scott Oehrlein; such agreements superseded the Second Amended and Restated Change of Control and Severance Agreements for Messrs. Oki and Slebir and Dr. Varghese. In addition, our former Chief Executive Officer's Employment Agreement provided for certain benefits in the event of a Change of Control.

        The above referenced agreements recognize that there may be periods where another company, entity or individual considers the possibility of acquiring the Company or that a change in our Board may otherwise occur (collectively known as a Change of Control), with or without the approval of our Board. These agreements recognize that such an event may cause a distraction to employees, which may in turn cause employees to consider alternative employment opportunities. The Board determined that it was in the best interest of the Company to give such employees an incentive to continue their employment during periods when the threat or occurrence of a Change of Control may exist. The Employment Agreement and the Third Amended and Restated Change of Control and Severance Agreements are discussed in more detail in the sections entitled "Compensation and Discussion Analysis" and "Potential Payments Upon Termination or Change of Control for each Named Executive Officer" found elsewhere in this Proxy Statement.

        Our former Chief Executive Officer entered into the Separation Agreement, effective December 31, 2017, with the Company, which provided for severance payments. Please see "Compensation Discussion and Analysis" found elsewhere in this Proxy Statement for further details.

Indemnification Agreements

        We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with us.

Consulting Agreement

        On February 26, 2018, the Company and Allan L. Shaw entered into the Consulting Agreement, effective February 1, 2018. Mr. Shaw has served as a member of the Company's Board since September 15, 2015, and Mr. Shaw will continue serving on the Board. Effective February 1, 2018, Mr. Shaw resigned from the Company's Audit Committee and Compensation Committee. As a continuing Board member, Mr. Shaw will continue to participate in the Company's cash and equity compensation arrangement for non-employee directors. Under the Consulting Agreement, Mr. Shaw provided services to the Company relating to new commercial product candidates, the outstanding debt balances of the Company and other strategic partnering opportunities and capital structure matters. The Consulting Agreement remained in effect until June 30, 2018. Under the Consulting Agreement, Mr. Shaw received an initial payment of $60,000 for the month of February 2018 and then $30,000 per month starting in the month of March 2018, with any partial months being paid on a pro rata basis. Mr. Shaw was also eligible to receive cash bonuses based on certain factors related to the Company, with total cash bonuses not to exceed $250,000.

        The Consulting Agreement included that the Company would recommend at the next meeting of the Compensation Committee of the Board that Mr. Shaw be granted a stock option to purchase 300,000 shares of our Common Stock at a price per share equal to the fair market value as determined by the closing price of our Common Stock on the date of grant. On March 9, 2018, the Compensation Committee of the Board authorized and approved the grant to Mr. Shaw of a stock option to purchase 300,000 shares of our Common Stock at a price per share equal to the closing price of our Common Stock on the date of grant ($0.49 per share). Subject to Mr. Shaw continuing to provide services under the Consulting Agreement on the relevant vesting dates, the option will vest as follows: 50,000 shares subject to the option will vest on the date of grant, 50,000 shares subject to the option will vest on June 30, 2018, 100,000 shares subject to the option will vest on December 31, 2018 and 100,000 shares subject to the option will vest on June 30, 2019. The option has a 7-year term from the date of grant and an exercise period equal to 6 months from the date Mr. Shaw ceases to be a Service Provider (as defined in the Company's 2010 Plan).

        In addition, Mr. Shaw was eligible to receive an additional fully vested stock option to purchase 100,000 shares of our Common Stock at the discretion of the Board. On June 15, 2018, the Compensation Committee of the Board authorized and approved the grant to Mr. Shaw of a fully vested stock option to purchase 100,000 shares of our Common Stock at a price per share equal to the closing price of our Common Stock on the date of grant ($0.84 per share). The option has a 7-year term from the date of grant and an exercise period equal to 6 months from the date Mr. Shaw ceases to be a Service Provider (as defined in the Company's 2010 Plan).

        Other than the above mentioned agreements, we have not been a party to any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any current director, executive officer, holder of more than 5% of our Common Stock or entities affiliated with them had or will have a material interest.

Review, Approval or Ratification of Transactions with Related Parties

        We, or one of our subsidiaries, may occasionally enter into transactions with certain "related parties." Related parties include our executive officers, directors, or 5% or more beneficial owners of our Common Stock and immediate family members of these persons. We refer to transactions in which the related party has a direct or indirect material interest as "related party transactions." Each related party transaction must follow the procedures set forth in the Company's Code of Business Conduct and Ethics and be reviewed and approved by the Audit Committee prior to the entering into of such transaction.

        The Audit Committee considers all relevant factors when determining whether to approve a related party transaction including, without limitation, the following:

  •
  the extent of the related party's interest in the related party transaction;

  •
  the aggregate value of the related party transaction;

  •
  the benefit to the Company; and

  •
  whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

STOCKHOLDER PROPOSALS FOR 2019 ANNUAL MEETING

        Under the rules of the SEC, eligible stockholders may submit proposals for inclusion in the Proxy Statement for our 2019 Annual Meeting of Stockholders, or 2019 Annual Meeting. In order for a proposal to be included in our Proxy Materials for a particular meeting, the person submitting the proposal must own, beneficially or of record, at least 1% or $2,000 in market value, whichever is less, of shares of our Common Stock entitled to be voted on that proposal at the meeting, and must have held those shares for a period of at least one year and continue to hold them through the date of the meeting. Also, the proposal and the stockholder submitting it must comply with certain other eligibility and procedural requirements contained in rules of the SEC.

        Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Proxy Statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in the 2019 Proxy Statement, your proposal must be received by us no later than April 11, 2019, based on an anticipated Proxy Statement mailing date of August 9, 2018, and must otherwise comply with Rule 14a-8. While our Board will consider stockholder proposals, we reserve the right to omit from the Proxy Statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

        Under our Amended and Restated Bylaws, as further amended, in order to nominate a director or bring any other business before the stockholders at the 2019 Annual Meeting that will not be included in our Proxy Statement, the proposal must be received by the Company's Corporate Secretary on or between May 10, 2019 and June 9, 2019.

        In accordance with our Amended and Restated Bylaws, as further amended, the required notice of a nomination for director must include, among other things, (1) the name, age, business address and residence address of the nominee, (2) the principal occupation or employment of such nominee, (3) the class and number of VIVUS shares that are beneficially owned by such nominee, (4) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (5) any other information relating to such nominee that is required to be disclosed in the solicitations for Proxies for elections of directors or is otherwise required pursuant to

Regulation 14A under the Exchange Act (including such person's written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected). Only persons who are nominated in the manner described in our Amended and Restated Bylaws, as further amended, are eligible to be elected as directors at meetings of our stockholders, and the Chairman of a meeting of our stockholders may refuse to acknowledge a nomination that is not made in compliance with the required notice procedure.

        All proposals for inclusion in the 2019 Proxy Statement or consideration at the 2019 Annual Meeting must set forth the information required by our Amended and Restated Bylaws, as further amended, a copy of which is available upon written request to VIVUS, Inc., 900 E. Hamilton Avenue, Suite 550, Campbell, CA 95008, Attention: Corporate Secretary. Proposals should be addressed to:

Corporate Secretary
VIVUS, Inc.
900 E. Hamilton Avenue, Suite 550
Campbell, CA 95008

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Proxy Statements and Annual Reports with respect to two or more stockholders sharing the same address by delivering a single set of Proxy Materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        A single set of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you share an address with another stockholder and have received only one set of this year's Proxy Materials and you wish to receive a separate copy, please notify us in writing to our Corporate Secretary at VIVUS, Inc., 900 E. Hamilton Avenue, Suite 550, Campbell, CA 95008, or via phone at 650-934-5200 and we will deliver a separate copy to you promptly.

        Once you have received notice from your broker that it will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent thereto. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate set of printed Proxy Materials, please notify your broker. Stockholders who received multiple copies of the Proxy Materials at their address and would like to request "householding" of their communications should contact their broker.

OTHER MATTERS

        Other than matters and proposals described in this Proxy Statement, we have not received valid notice of any other business to be acted upon at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the Proxy Card or Voting Instruction Form to vote the shares they represent as the Board may recommend.

        It is important that your stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to execute and return the Proxy Card or Voting Instruction Form at your earliest convenience.

The Board of Directors

Campbell, California
August 1, 2018

Appendix A

VIVUS, INC.

2018 EQUITY INCENTIVE PLAN

        1.    Purposes of the Plan.    The purposes of this Plan are:

  •
  to attract and retain the best available personnel for positions of substantial responsibility,

  •
  to provide incentives to individuals who perform services to the Company, and

  •
  to promote the success of the Company's business.

        The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares.

        2.    Definitions.    As used herein, the following definitions will apply:

          (a)    "Administrator"    means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

          (b)    "Affiliate"    means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

          (c)    "Applicable Laws"    means the legal and regulatory requirements relating to the administration of equity-based awards, including but not limited to the related issuance of shares of Common Stock, including but not limited to, under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.

          (d)    "Award"    means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

          (e)    "Award Agreement"    means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and provisions of the Plan.

          (f)    "Board"    means the Board of Directors of the Company.

          (g)    "Change in Control"    means the occurrence of any of the following events:

            (i)    Change in Ownership of the Company.    A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group ("Person"), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event shall not be considered a Change in

    Control under this subsection (i). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

            (ii)    Change in Effective Control of the Company.    If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

            (iii)    Change in Ownership of a Substantial Portion of the Company's Assets.    A change in the ownership of a substantial portion of the Company's assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company's assets: (A) a transfer to an entity that is controlled by the Company's stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company's stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

        For purposes of this Section 2(g), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

        Notwithstanding the foregoing, a transaction shall not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A of the Code, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

        Further and for the avoidance of doubt, a transaction shall not constitute a Change in Control if: (i) its sole purpose is to change the jurisdiction of the Company's incorporation, or (ii) its sole purpose is to create a holding company that shall be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

          (h)    "Code"    means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

          (i)    "Committee"    means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Section 4 hereof.

          (j)    "Common Stock"    means the common stock of the Company.

          (k)    "Company"    means VIVUS, Inc., a Delaware corporation, or any successor thereto.

          (l)    "Consultant"    means any consultant, independent contractor, advisor, or other natural person who provides services to the Company or its Affiliates, but who is neither an Employee nor a Director, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company's securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and provided, further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

          (m)    "Director"    means a member of the Board.

          (n)    "Disability"    means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

          (o)    "Employee"    means any person, including Officers and Directors, employed by the Company or its Affiliates. Neither service as a Director nor payment of a director's fee by the Company will be sufficient to constitute "employment" by the Company.

          (p)    "Exchange Act"    means the Securities Exchange Act of 1934, as amended.

          (q)    "Exchange Program"    means a program under which (i) outstanding Options or Stock Appreciation Rights are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Option or Stock Appreciation Right is reduced. For the avoidance of doubt, as set forth in Section 4(b)(viii), the Administrator may not implement an Exchange Program.

          (r)    "Fair Market Value"    means, as of any date, the value of Common Stock determined as follows:

              (i)  If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or, the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

             (ii)  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks are reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

            (iii)  In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

          (s)    "Fiscal Year"    means the fiscal year of the Company.

          (t)    "Incentive Stock Option"    means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (u)    "Inside Director"    means a Director who is an Employee.

          (v)    "Nonstatutory Stock Option"    means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

          (w)    "Officer"    means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (x)    "Option"    means a stock option granted pursuant to the Plan.

          (y)    "Outside Director"    means a Director who is not an Employee.

          (z)    "Parent"    means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (aa)    "Participant"    means the holder of an outstanding Award.

          (bb)    "Performance Goals"    will have the meaning set forth in Section 11 of the Plan.

          (cc)    "Performance Period"    means any Fiscal Year of the Company or such longer or shorter period as determined by the Administrator in its sole discretion.

          (dd)    "Performance Share"    means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals (including without limitation any Performance Goals) or other vesting criteria as the Administrator may determine pursuant to Section 10.

          (ee)    "Performance Unit"    means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

          (ff)    "Period of Restriction"    means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

          (gg)    "Plan"    means this 2018 Equity Incentive Plan.

          (hh)    "Restricted Stock"    means Shares issued pursuant to a Restricted Stock award under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

          (ii)    "Restricted Stock Unit"    means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

          (jj)    "Rule 16b-3"    means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (kk)    "Section 16(b)"    means Section 16(b) of the Exchange Act.

          (ll)    "Service Provider"    means an Employee, Director or Consultant.

          (mm)    "Share"    means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

          (nn)    "Stock Appreciation Right"    means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.

          (oo)    "Subsidiary"    means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

        3.    Stock Subject to the Plan.

          (a)   Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is equal to the sum of (i) 1,500,000 Shares, (ii) any Shares which have been reserved but not issued pursuant to any awards granted under the Company's 2010 Equity Incentive Plan (the "2010 Plan") as of the date of stockholder approval of this Plan, and (iii) any Shares subject to stock options or similar awards granted under the 2010 Plan or the Company's 2001 Stock Option Plan (the "2001 Plan" and, together with the 2010 Plan, the "Prior Plans") that expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the Prior Plans that are forfeited to or repurchased by the Company (up to a maximum of 25,011,271 Shares pursuant to clauses (ii) and (iii)). The Shares may be authorized, but unissued, or reacquired Common Stock. For the avoidance of doubt, Shares reacquired by the Company on an established stock exchange or national market system on which the Common Stock is listed through the use of cash proceeds received by the Company from the exercise of Options or options that were granted under a Prior Plan or the Company's 2018 Inducement Equity Incentive Plan shall not be added to the Shares authorized for grant or issuance under this Section 3.

          (b)    Full Value Awards.    Any Shares subject to Awards of Restricted Stock, Restricted Stock Units, Performance Units, and Performance Shares will be counted against the numerical limits of this Section 3 as 1.22 Shares for every one Share subject thereto. Further, if Shares acquired pursuant to any such Award are forfeited or repurchased by the Company and would otherwise return to the Plan pursuant to Section 3(c), 1.22 times the number of Shares so forfeited or repurchased will return to the Plan and will again become available for issuance.

          (c)    Lapsed Awards.    If an Award expires or becomes unexercisable without having been exercised in full or, with respect to an Award of Restricted Stock Units, Performance Units or Performance Shares, is terminated due to failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights, the unissued Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Upon the exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised will cease to be available under the Plan. Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company due to failure to vest, such Shares will become available for future grant under the Plan. Shares used to pay the exercise or purchase price of an Award and/or to satisfy the tax withholding obligations related to an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan under this Section 3(c).

          (d)    Share Reserve.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

        4.    Administration of the Plan.

          (a)    Procedure.

            (i)    Multiple Administrative Bodies.    Different Committees with respect to different groups of Service Providers may administer the Plan.

            (ii)    Rule 16b-3.    To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

            (iii)    Other Administration.    Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

          (b)    Powers of the Administrator.    Subject to the terms and provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

              (i)  to determine the Fair Market Value;

             (ii)  to select the Service Providers to whom Awards may be granted hereunder;

            (iii)  to determine the number of Shares to be covered by each Award granted hereunder;

            (iv)  to approve forms of Award Agreements for use under the Plan;

             (v)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

            (vi)  to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

           (vii)  to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable non-U.S. laws or for qualifying for favorable tax treatment under applicable non-U.S. laws;

          (viii)  to modify or amend each Award (subject to Section 20(c) of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(d) regarding Incentive Stock Options). Notwithstanding the previous sentence, the Administrator may not implement an Exchange Program;

            (ix)  to allow Participants to satisfy tax withholding obligations in such manner as prescribed in Section 16;

             (x)  to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

            (xi)  to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine; and

           (xii)  to make all other determinations deemed necessary or advisable for administering the Plan.

          (c)    Effect of Administrator's Decision.    The Administrator's decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by Applicable Laws.

          (d)    No Liability.    Under no circumstances shall the Company, its Affiliates, the Administrator, or the Board incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company's, its Affiliates', the Administrator's or the Board's roles in connection with the Plan.

        5.    Eligibility.    Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, and Performance Shares may be granted to Service Providers. Incentive Stock Options may be granted only to Employees of the Company or any Parent or Subsidiary of the Company.

        6.    Stock Options.

          (a)    Grant of Stock Options.    Subject to the terms and provisions of the Plan, an Option may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand U.S. dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

          (b)    Exercise Price and Other Terms.    The Administrator, subject to the terms and provisions of the Plan, will have complete discretion to determine the terms and conditions of Options granted under the Plan, provided, however, that the per Share exercise price for the Shares to be issued pursuant to exercise of an Option will not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee of the Company or any Parent or Subsidiary of the Company who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6(b), Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code and the Treasury Regulations thereunder.

          (c)    Option Agreement.

            (i)    Terms and Conditions.    Each Option grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Option, the acceptable forms of consideration for exercise (which may include any form of consideration permitted by Section 6(c)(ii), the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

            (ii)    Form of Consideration.    The Administrator will determine the acceptable form(s) of consideration for exercising an Option, including the method of payment, to the extent permitted by Applicable Laws. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration to the extent permitted by Applicable Laws may include, but is not limited to:

              (1)   cash;

              (2)   check;

              (3)   other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option will be exercised and provided that accepting such Shares, in the sole discretion of the Administrator, will not result in any adverse accounting consequences to the Company;

              (4)   by net exercise;

              (5)   consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan;

              (6)   a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant's participation in any Company-sponsored deferred compensation program or arrangement;

              (7)   such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

              (8)   any combination of the foregoing methods of payment.

          (d)    Term of Option.    An Option granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

          (e)    Exercise of Option.

            (i)    Procedure for Exercise; Rights as a Stockholder.    Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

            An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator specifies from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable tax withholdings). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No dividend or other right for which the record date is prior to the date the Shares subject to an Option are issued will be paid or payable, accrue, or cause any adjustment to an Option, except as provided in Section 15 of the Plan.

            Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

            (ii)    Termination of Relationship as a Service Provider.    If a Participant ceases to be a Service Provider, other than upon the Participant's termination as the result of the Participant's death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant's termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

            (iii)    Disability of Participant.    If a Participant ceases to be a Service Provider as a result of the Participant's Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant's termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

            (iv)    Death of Participant.    If a Participant dies while a Service Provider, the Option may be exercised following the Participant's death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant's designated beneficiary, provided such beneficiary has been designated prior to Participant's death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant's estate or by the person(s) to whom the Option is transferred pursuant to the Participant's will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant's death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

            (v)    Other Termination.    A Participant's Award Agreement also may provide that if the exercise of the Option following the termination of Participant's status as a Service Provider (other than upon the Participant's death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the tenth (10th) day after the last date on which such exercise would result in such liability under Section 16(b). Finally, a Participant's Award Agreement may also provide that if the exercise of the Option following the termination of the Participant's status as a Service Provider (other than upon the Participant's death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option, or (B) the expiration of a period of three (3) months after the termination of the Participant's status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

        7.    Stock Appreciation Rights.

          (a)    Grant of Stock Appreciation Rights.    Subject to the terms and provisions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

          (b)    Number of Shares.    Subject to the terms and provisions of the Plan, the Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.

          (c)    Exercise Price and Other Terms.    The Administrator, subject to the terms and provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan, provided, however, that the exercise price will not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. Notwithstanding the foregoing provisions of this Section 7(c), Stock Appreciation Rights may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code and the Treasury Regulations thereunder.

          (d)    Stock Appreciation Right Agreement.    Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

          (e)    Expiration of Stock Appreciation Rights.    A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Notwithstanding the foregoing, the rules of Section 6(e) relating to exercise and dividends also will apply to Stock Appreciation Rights.

          (f)    Payment of Stock Appreciation Right Amount.    Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

              (i)  The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

             (ii)  The number of Shares with respect to which the Stock Appreciation Right is exercised.

        At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

        8.    Restricted Stock.

          (a)    Grant of Restricted Stock.    Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

          (b)    Restricted Stock Agreement.    Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify any Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

          (c)    Transferability.    Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

          (d)    Other Restrictions.    The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

          (e)    Removal of Restrictions.    Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of any Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its sole discretion, may reduce or waive any restrictions for such Award and may accelerate the time at which any restrictions will lapse or be removed.

          (f)    Voting Rights.    During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

          (g)    Dividends and Other Distributions.    During the Period of Restriction, no dividends and other distributions for which the record date occurs during the Period of Restriction will be paid or payable, accrue, or cause any adjustment with respect to the Shares of Restricted Stock to which the Period of Restriction applies, except as provided in Section 15 of the Plan.

          (h)    Return of Restricted Stock to Company.    On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

        9.    Restricted Stock Units.

          (a)    Grant.    Subject to the terms and provision of the Plan, Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

          (b)    Vesting Criteria and Other Terms.    The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit or individual goals (including without limitation continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

          (c)    Earning Restricted Stock Units.    Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout and may accelerate the time at which any restrictions will lapse or be removed.

          (d)    Form and Timing of Payment.    Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement or as otherwise provided in the applicable Award Agreement or as required by Applicable Laws. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash will not reduce the number of Shares available for grant under the Plan.

          (e)    Dividends and Other Distributions.    No dividends and other distributions for which the record date occurs (i) while the Shares subject to Restricted Stock Units are unvested will be paid or payable, accrue, or cause any adjustment with respect to such unvested Restricted Stock Units, or (ii) before the date that the Shares subject to vested Restricted Stock Units are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), unless the Administrator determines otherwise, will be paid or payable, accrue or cause any adjustment with respect to such Restricted Stock Units, in each case except as provided in Section 15 of the Plan.

          (f)    Cancellation.    On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

        10.    Performance Units and Performance Shares.

          (a)    Grant of Performance Units/Shares.    Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. Subject to the terms and provisions of the Plan, the Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

          (b)    Value of Performance Units/Shares.    Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

          (c)    Performance Objectives and Other Terms.    The Administrator will set any performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which any performance objectives or other vesting provisions must be met will be called the "Performance Period." Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify any Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including without limitation continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

          (d)    Earning of Performance Units/Shares.    After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share and may accelerate the time at which any restrictions will lapse or be removed.

          (e)    Form and Timing of Payment of Performance Units/Shares.    Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period, or as otherwise provided in the applicable Award Agreement or as required by Applicable Laws. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

          (f)    Dividends and Other Distributions.    No dividends and other distributions for which the record date occurs (i) while the Shares subject to Performance Units/Shares are unvested will be paid or payable, accrue, or cause any adjustment with respect to such unvested Performance Units/Shares, or (ii) before the date that the Shares subject to vested Performance Units/Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), unless the Administrator determines otherwise, will be paid or payable, accrue or cause any adjustment with respect to such Performance Units/Shares, in each case except as provided in Section 15 of the Plan.

          (g)    Cancellation of Performance Units/Shares.    On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

        11.    Performance Awards.    The granting and/or vesting of Awards may be made subject to the attainment of performance goals relating to one or more business criteria and may provide for a targeted level or levels of achievement ("Performance Goals") including: (i) attainment of research and development milestones, (ii) bookings, (iii) business divestitures and acquisitions, (iv) cash flow, (v) cash position, (vi) contract awards or backlog, (vii) customer renewals, (viii) customer retention rates from an acquired company, business unit or division, (ix) earnings (which may include earnings before interest and taxes, earnings before taxes and net earnings), (x) earnings per Share, (xi) expenses, (xii) gross margin, (xiii) growth in stockholder value relative to the moving average of the S&P 500 Index or another index, (xiv) internal rate of return, (xv) market share, (xvi) net income, (xvii) net profit, (xviii) net sales, (xix) new product development, (xx) new product invention or innovation, (xxi) number of customers, (xxii) operating cash flow, (xxiii) operating expenses, (xxiv) operating income, (xxv) operating margin, (xxvi) overhead or other expense reduction, (xxvii) product defect measures, (xxviii) product release timelines, (xxix) productivity, (xxx) profit, (xxxi) return on assets, (xxxii) return on capital, (xxxiii) return on equity, (xxxiv) return on investment, (xxxv) return on sales, (xxxvi) revenue, (xxxvii) revenue growth, (xxxviii) sales results, (xxxix) sales growth, (xl) stock price, (xli) time to market, (xlii) total stockholder return, (xliii) working capital. Any criteria used may be (A) measured in absolute terms, (B) measured in terms of growth, (C) compared to another company or companies, (D) measured against the market as a whole and/or according to applicable market indices, (E) measured against the performance of the Company as a whole or a segment of the Company and/or (F) measured on a pre-tax or post-tax basis (if applicable). Further, any Performance Goals may be used to measure the performance of the Company as a whole or a business unit or other segment of the Company, or one or more product lines or specific markets and may be measured relative to a peer group or index. The Performance Goals may differ from Participant to Participant and from Award to Award. The Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant. In all other respects, Performance Goals will be calculated in accordance with the Company's financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to the issuance of an Award and which is consistently applied with respect to a Performance Goal in the relevant Performance Period.

        12.    Compliance With Code Section 409A.    Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A. In no event will the Company or any of its Affiliates have any obligation under the terms of this Plan to reimburse, indemnify, or hold harmless a Participant for any taxes, interest or penalties imposed, or other costs incurred, as a result of Code Section 409A.

        13.    Leaves of Absence/Transfer Between Locations.    Unless the Administrator provides otherwise and except as required by Applicable Laws, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

        14.    Transferability of Awards.    Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

        15.    Adjustments; Dissolution or Liquidation; Merger or Change in Control.

          (a)    Adjustments.    In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares that may be delivered under the Plan and/or the number, class, and price of shares covered by each outstanding Award, and the numerical Share limits set forth in Section 3 of the Plan.

          (b)    Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

          (c)    Change in Control.    In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines without a Participant's consent, including, without limitation, that (i) Awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant's Awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant's rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant's rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted under this subsection 15(c), the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.

          In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights (or portions thereof) that are not assumed or substituted for, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock, Restricted Stock Units, and Performance Shares/Units not assumed or substituted for will lapse, and, with respect to Awards with performance-based vesting (or portions thereof) not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, in all cases, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any of its Affiliates, as applicable. In addition, if an Option or Stock Appreciation Right (or portion thereof) is not assumed or substituted for in the event of a merger or Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right (or its applicable portion) will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right (or its applicable portion) will terminate upon the expiration of such period.

          For the purposes of this subsection (c) (and subsection (d) below), an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Restricted Stock Unit, Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award (or in the case of an Award settled in cash, the number of implied shares determined by dividing the value of the Award by the per share consideration received by holders of Common Stock in the merger or Change in Control), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

          Notwithstanding anything in this Section 15(c) to the contrary, and unless otherwise provided for in an Award Agreement or other written agreement between the Participant and the Company or any of its Affiliates, as applicable, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance objectives (including any Performance Goals) will not be considered assumed if the Company or its successor modifies any of such performance objectives without the Participant's consent; provided, however, a modification to such performance objectives only to reflect the successor corporation's post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

          Notwithstanding anything in this Section 15(c) to the contrary, if a payment under an Award Agreement is subject to Code Section 409A and if the change in control definition contained in the Award Agreement or other agreement related to the Award does not comply with the definition of "change in control" for purposes of a distribution under Code Section 409A, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Code Section 409A without triggering any penalties applicable under Code Section 409A.

          (d)    Outside Director Awards.    With respect to Awards granted to an Outside Director, in the event of a Change in Control, the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which otherwise would not be vested or exercisable, all restrictions on Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company.

        16.    Tax Withholding.

          (a)    Withholding Requirements.    Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, non-U.S. or other taxes (including the Participant's FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

          (b)    Withholding Arrangements.    The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (a) paying cash, check or other cash equivalents, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion, (c) delivering to the Company already-owned Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine, in each case, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld, or (e) any combination of the foregoing methods of payment. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

        17.    No Effect on Employment or Service.    Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant's relationship as a Service Provider with the Company or any Affiliate, nor will they interfere in any way with the Participant's right or the right of the Company or any Affiliate to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

        18.    Date of Grant.    The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

        19.    Term of Plan.    Subject to Section 23 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years from the date adopted by the Board, unless terminated earlier under Section 20 of the Plan.

        20.    Amendment and Termination of the Plan.

          (a)    Amendment and Termination.    The Administrator may at any time amend, alter, suspend or terminate the Plan.

          (b)    Stockholder Approval.    The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

          (c)    Effect of Amendment or Termination.    No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

        21.    Conditions Upon Issuance of Shares.

          (a)    Legal Compliance.    Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

          (b)    Investment Representations.    As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

        22.    Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or non-U.S. law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company's counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

        23.    Stockholder Approval.    The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

*    *    *

Appendix B

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

VIVUS, INC.

ARTICLE I

        The name of the corporation is VIVUS, Inc. (the "Corporation").

ARTICLE II

        The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

        The Corporation is authorized to issue two classes of shares of stock to be designated, respectively, Common Stock, $0.001 par value, and Preferred Stock, $0.001 par value. The total number of shares that the Corporation is authorized to issue is 205,000,000 shares. The number of shares of Common Stock authorized is 200,000,000. The number of shares of Preferred Stock authorized is 5,000,000.

        Upon the filing of the Amended and Restated Certificate of Incorporation on May 22, 1997, each one outstanding share of Common Stock was subdivided and converted into two shares of Common Stock.

        As of [                        ] (eastern time) on [            ], 2018 (the "Effective Time"), each [            ] shares of Common Stock issued and outstanding at such time shall be combined into one (1) share of Common Stock (the "Reverse Stock Split"). The par value of the Common Stock following the Reverse Stock Split shall remain $0.001 per share. No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders of record who otherwise would be entitled to receive fractional shares will be entitled to the rounding up of their fractional share to the nearest whole share. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (an "Old Certificate") shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the adjustment of fractional share interests as described above.

        The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the board of directors (authority to do so being hereby expressly vested in the board). The board of directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The board of directors, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

        The authority of the board of directors with respect to each such class or series shall include, without limitation of the foregoing, the right to determine and fix:

          (a)   the distinctive designation of such class or series and the number of shares to constitute such class or series;

          (b)   the rate at which dividends on the shares of such class or series shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative or accruing, and whether the shares of such class or series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so, on what terms;

          (c)   the right or obligation, if any, of the corporation to redeem shares of the particular class or series of Preferred Stock and, if redeemable, the price, terms and manner of such redemption;

          (d)   the special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such class or series of Preferred Stock shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

          (e)   the terms and conditions, if any, upon which shares of such class or series shall be convertible into, or exchangeable for, shares of capital stock of any other class or series, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

          (f)    the obligation, if any, of the corporation to retire, redeem or purchase shares of such class or series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation;

          (g)   voting rights, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock;

          (h)   limitations, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock; and

          (i)    such other preferences, powers, qualifications, special or relative rights and privileges thereof as the board of directors of the corporation, acting in accordance with this Amended and Restated Certificate of Incorporation, may deem advisable and are not inconsistent with law and the provisions of this Amended and Restated Certificate of Incorporation.

ARTICLE V

        The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this right.

ARTICLE VI

        The Corporation is to have perpetual existence.

ARTICLE VII

        1.     Limitation of Liability.    To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

        2.     Indemnification.    The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or his or her testator or intestate is or was a director, officer or employee of the Corporation, or any predecessor of the Corporation, or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

        3.     Amendments.    Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of the Amended and Restated Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.

ARTICLE VIII

        In the event any shares of Preferred Stock shall be redeemed or converted pursuant to the terms hereof, the shares so converted or redeemed shall not revert to the status of authorized but unissued shares, but instead shall be canceled and shall not be re-issuable by the Corporation.

ARTICLE IX

        Holders of stock of any class or series of this corporation shall not be entitled to cumulate their votes for the election of directors or any other matter submitted to a vote of the stockholders, unless such cumulative voting is required pursuant to Sections 2115 and/or 301.5 of the California Corporations Code, in which event each such holder shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) such holder would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and the holder may cast all of such votes for a single director or may distribute them among the number of directors to be voted for, or for any two or more of them as such holder may see fit, so long as the name of the candidate for director shall have been placed in nomination prior to the voting and the stockholder, or any other holder of the same class or series of stock, has given notice at the meeting prior to the voting of the intention to cumulate votes.

ARTICLE X

        1.     Number of Directors.    The number of directors which constitutes the whole Board of Directors of the corporation shall be designated in the Bylaws of the corporation.

        2.     Election of Directors.    Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

ARTICLE XI

        In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the corporation.

ARTICLE XII

        No action shall be taken by the stockholders of the corporation except at an annual or special meeting of the stockholders called in accordance with the Bylaws of the corporation, and no action shall be taken by the stockholders by written consent.

ARTICLE XIII

        Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

MMMMMMMMMMMM . MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., EST, on September 6, 2018. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.envisionreports.com/VVUS • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors recommends a vote FOR all of the nominees listed and FOR Proposals 2, 3, 4 and 5. + 1. Election of Directors. To elect seven directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. For Withhold For Withhold For Withhold 01 - John Amos 02 - Thomas B. King 03 - David Y. Norton 04 - Jorge Plutzky, M.D. 05 - Eric W. Roberts 06 - Herman Rosenman 07 - Allan L. Shaw For Against Abstain ForAgainst Abstain 2. To approve, on a non-binding advisory basis, the compensation of our named executive officers. 3. To ratify the appointment of OUM & Co. LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. 5. To approve the amendment and restatement of our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our Common Stock at a ratio in the range of 1:2 to 1:10, such ratio to be determined in the discretion of our Board of Directors. 4. To approve the 2018 Equity Incentive Plan. 6. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof. MMMMMMMC 1234567890 J N T 2 4 6 7 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X3 8 02VBDB MMMMMMMMM A Annual Meeting Proxy Card1234 5678 9012 345 X IMPORTANT ANNUAL MEETING INFORMATION

. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — VIVUS, INC. + Notice of 2018 Annual Meeting of Stockholders Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders — September 7, 2018 John Amos and John L. Slebir, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of VIVUS, Inc., a Delaware corporation, to be held on Friday, September 7, 2018, at 8:00 a.m., local time, at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the nominees listed on the reverse side and FOR Proposals 2, 3, 4 and 5. Should a director nominee be unable to serve as a director, an event not currently anticipated, the Proxies reserve the right, in their discretion, to vote for a substitute nominee designated by the Board of Directors. Also, in their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. If you vote your proxy by internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. (Items to be voted appear on reverse side.) Non-Voting Items Change of Address — Please print new address below. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below This Proxy should be marked, dated and signed by the stockholder(s) exactly as his, her or its name appears hereon, and returned promptly in the enclosed envelope. If held in joint tenancy, all persons must sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. C B